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                                                                     EXHIBIT 4.3

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                                    INDENTURE


                                      among


                          SLM STUDENT LOAN TRUST 2003-4
                                 as the Issuer,


                 CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION,
                       not in its individual capacity but
                      solely as the Eligible Lender Trustee


                                       and


                              THE BANK OF NEW YORK,
                       not in its individual capacity but
                         solely as the Indenture Trustee


                           Dated as of April 16, 2003


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                                TABLE OF CONTENTS
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                                    ARTICLE I

                              Definitions and Usage

SECTION 1.1        Definitions and Usage....................................................................3
SECTION 1.2        Incorporation by Reference of Trust Indenture Act........................................3

                                   ARTICLE II

                                    The Notes

SECTION 2.1        Form.....................................................................................4
SECTION 2.2        Execution, Authentication and Delivery...................................................4
SECTION 2.3        Temporary Notes..........................................................................5
SECTION 2.4        Registration; Registration of Transfer and Exchange......................................5
SECTION 2.5        Mutilated, Destroyed, Lost or Stolen Notes...............................................6
SECTION 2.6        Persons Deemed Owner.....................................................................7
SECTION 2.7        Payment of Principal and Interest; Note Interest Shortfall...............................7
SECTION 2.8        Cancellation.............................................................................8
SECTION 2.9        Release of Collateral....................................................................8
SECTION 2.10       Book-Entry Notes.........................................................................8
SECTION 2.11       Notices to Clearing Agency...............................................................9
SECTION 2.12       Definitive Notes.........................................................................9
SECTION 2.13       Transfer Restrictions...................................................................10

                                   ARTICLE III

                                    Covenants

SECTION 3.1        Payment to Noteholders..................................................................10
SECTION 3.2        Maintenance of Office or Agency.........................................................10
SECTION 3.3        Money for Payments To Be Held in Trust..................................................10
SECTION 3.4        Existence...............................................................................12
SECTION 3.5        Protection of Indenture Trust Estate....................................................12
SECTION 3.6        Opinions as to Indenture Trust Estate...................................................12
SECTION 3.7        Performance of Obligations; Servicing of Trust Student Loans............................13
SECTION 3.8        Negative Covenants......................................................................15
SECTION 3.9        Annual Statement as to Compliance.......................................................16
SECTION 3.10       Issuer May Consolidate, etc., Only on Certain Terms.....................................16
SECTION 3.11       Successor or Transferee.................................................................18
SECTION 3.12       No Other Business.......................................................................18
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                                        i

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
SECTION 3.13       No Borrowing............................................................................18
SECTION 3.14       Obligations of Servicer and Administrator...............................................18
SECTION 3.15       Guarantees, Loans, Advances and Other Liabilities.......................................18
SECTION 3.16       Capital Expenditures....................................................................19
SECTION 3.17       Restricted Payments.....................................................................19
SECTION 3.18       Notice of Events of Default.............................................................19
SECTION 3.19       Further Instruments and Acts............................................................19

                                   ARTICLE IV

                           Satisfaction and Discharge

SECTION 4.1        Satisfaction and Discharge of Indenture.................................................19
SECTION 4.2        Application of Trust Money..............................................................20
SECTION 4.3        Repayment of Moneys Held by Paying Agent................................................21
SECTION 4.4        Auction of Trust Student Loans..........................................................21

                                    ARTICLE V

                                    Remedies

SECTION 5.1        Events of Default.......................................................................21
SECTION 5.2        Acceleration of Maturity; Rescission and Annulment......................................22
SECTION 5.3        Collection of Indebtedness and Suits for Enforcement by Indenture Trustee...............23
SECTION 5.4        Remedies; Priorities....................................................................25
SECTION 5.5        Optional Preservation of the Trust Student Loans........................................28
SECTION 5.6        Limitation of Suits.....................................................................28
SECTION 5.7        Unconditional Rights of Noteholders To Receive Principal and Interest...................28
SECTION 5.8        Restoration of Rights and Remedies......................................................29
SECTION 5.9        Rights and Remedies Cumulative..........................................................29
SECTION 5.10       Delay or Omission Not a Waiver..........................................................29
SECTION 5.11       Control by Noteholders..................................................................29
SECTION 5.12       Waiver of Past Defaults.................................................................30
SECTION 5.13       Undertaking for Costs...................................................................30
SECTION 5.14       Waiver of Stay or Extension Laws........................................................30
SECTION 5.15       Action on Notes.........................................................................30
SECTION 5.16       Performance and Enforcement of Certain Obligations......................................31

                                   ARTICLE VI

                              The Indenture Trustee

SECTION 6.1        Duties of Indenture Trustee.............................................................31
SECTION 6.2        Rights of Indenture Trustee.............................................................33
SECTION 6.3        Individual Rights of Indenture Trustee..................................................33
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                                       ii

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
SECTION 6.4        Indenture Trustee's Disclaimer..........................................................33
SECTION 6.5        Notice of Defaults......................................................................33
SECTION 6.6        Reports by Indenture Trustee to Noteholders.............................................34
SECTION 6.7        Compensation and Indemnity..............................................................34
SECTION 6.8        Replacement of Indenture Trustee........................................................35
SECTION 6.9        Successor Indenture Trustee by Merger...................................................35
SECTION 6.10       Appointment of Co-Trustee or Separate Trustee...........................................36
SECTION 6.11       Eligibility; Disqualification...........................................................37
SECTION 6.12       Preferential Collection of Claims Against Issuer........................................37

                                   ARTICLE VII

                         Noteholders' Lists and Reports

SECTION 7.1        Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders..................37
SECTION 7.2        Preservation of Information; Communications to Noteholders..............................38
SECTION 7.3        Reports by Issuer.......................................................................38

                                  ARTICLE VIII

                      Accounts, Disbursements and Releases

SECTION 8.1        Collection of Money.....................................................................39
SECTION 8.2        Trust Accounts..........................................................................39
SECTION 8.3        General Provisions Regarding Accounts...................................................39
SECTION 8.4        Release of Indenture Trust Estate.......................................................40
SECTION 8.5        Opinion of Counsel......................................................................41

                                   ARTICLE IX

                             Supplemental Indentures

SECTION 9.1        Supplemental Indentures Without Consent of Noteholders..................................41
SECTION 9.2        Supplemental Indentures with Consent of Noteholders.....................................42
SECTION 9.3        Execution of Supplemental Indentures....................................................43
SECTION 9.4        Effect of Supplemental Indenture........................................................44
SECTION 9.5        Conformity with Trust Indenture Act.....................................................44
SECTION 9.6        Reference in Notes to Supplemental Indentures...........................................44

                                    ARTICLE X

                               Redemption of Notes

SECTION 10.1       Redemption..............................................................................44
SECTION 10.2       Form of Redemption Notice...............................................................44
SECTION 10.3       Notes Payable on Redemption Date........................................................45
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                                       iii

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                                   ARTICLE XI

                                  Miscellaneous

SECTION 11.1       Compliance Certificates and Opinions, etc...............................................45
SECTION 11.2       Form of Documents Delivered to Indenture Trustee........................................47
SECTION 11.3       Acts  of Noteholders....................................................................48
SECTION 11.4       Notices, etc., to Indenture Trustee, Issuer and Rating Agencies.........................48
SECTION 11.5       Notices to Noteholders; Waiver..........................................................49
SECTION 11.6       Alternate Payment and Notice Provisions.................................................49
SECTION 11.7       Conflict with Trust Indenture Act.......................................................50
SECTION 11.8       Effect of Headings and Table of Contents................................................50
SECTION 11.9       Successors and Assigns..................................................................50
SECTION 11.10      Separability............................................................................50
SECTION 11.11      Benefits of Indenture...................................................................50
SECTION 11.12      Legal Holidays..........................................................................50
SECTION 11.13      GOVERNING LAW...........................................................................50
SECTION 11.14      Counterparts............................................................................51
SECTION 11.15      Recording of Indenture..................................................................51
SECTION 11.16      Trust Obligations.......................................................................51
SECTION 11.17      No Petition.............................................................................51
SECTION 11.18      Inspection..............................................................................51
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                                       iv

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                       APPENDICES, SCHEDULES AND EXHIBITS

APPENDIX A-1       Definitions and Usage
APPENDIX A-2       Reset Rate Note Procedures
APPENDIX A-3       Transfer Restrictions for the Reset Rate Notes

SCHEDULE A         Schedule of Trust Student Loans
SCHEDULE B         Location of Trust Student Loan Files

EXHIBIT A          Forms of Notes
EXHIBIT B          Form of Note Depository Agreement

                                        v

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          INDENTURE dated as of April 1, 2003, among SLM STUDENT LOAN TRUST
2003-4, a Delaware statutory trust (the "Issuer"), CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as eligible lender trustee on behalf of the Issuer (the "Eligible Lender Trustee"), and THE BANK OF NEW YORK, a New York banking corporation, as indenture trustee and not in its individual capacity (the "Indenture Trustee").

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Issuer's Student Loan-Backed Notes (the "Notes"):

                                 GRANTING CLAUSE


          The Issuer and, with respect to the Trust Student Loans, the Eligible Lender Trustee hereby Grant to the Indenture Trustee, as trustee for the benefit of the Noteholders, effective as of the Closing Date all of their right, title and interest in and to the following:

     (a) the Trust Student Loans, and all obligations of the Obligors thereunder including all moneys accrued and paid thereunder on or after the Cutoff Date and all guaranties and other rights relating to the Trust Student Loans;

     (b) the Servicing Agreement, including the right of the Issuer to cause the Servicer to purchase Trust Student Loans from the Issuer under circumstances described therein;

     (c) the Sale Agreement, including the right of the Issuer to cause the Depositor to repurchase Trust Student Loans from the Issuer under circumstances described therein and including the rights of the Depositor under the Purchase Agreement;

     (d) the Purchase Agreement, to the extent that the rights of the Depositor thereunder have been assigned to the Issuer pursuant to the Sale Agreement, including the right of the Depositor to cause Sallie Mae to repurchase Trust Student Loans from the Depositor under circumstances described therein;

     (e) the Administration Agreement, the Interest Rate Cap Agreement, the Initial Swap Agreements and any other Swap Agreements to be entered into from time to time;

     (f) each Guarantee Agreement, including the right of the Issuer to cause the related Guarantor to make Guarantee Payments in respect of the Trust Student Loans;

     (g) the Trust Accounts and all funds on deposit from time to time in the Trust Accounts, including the Reserve Account Initial Deposit, the Remarketing Fee Account Initial Deposit, and the Capitalized Interest Account Initial Deposit, if any, and all investments and proceeds thereof (including all income thereon); and

     (h) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, general intangibles, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Collateral").

          The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

          The Indenture Trustee, as Indenture Trustee on behalf of the Noteholders, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the Noteholders may be adequately and effectively protected.

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                                    ARTICLE I

                              DEFINITIONS AND USAGE

          SECTION 1.1 DEFINITIONS AND USAGE. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A-1 hereto, which also contain rules as to usage that shall be applicable herein.

          SECTION 1.2 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the Securities and Exchange Commission.

          "indenture securities" means the Notes.

          "indenture security holder" means a Noteholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Indenture Trustee.

          "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

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                                   ARTICLE II

                                    THE NOTES

          SECTION 2.1 FORM. The Notes, together with the Indenture Trustee's certificate of authentication, shall be in substantially the forms set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing the Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

          The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

          Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture.

          SECTION 2.2 EXECUTION, AUTHENTICATION AND DELIVERY. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

          Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

          The Indenture Trustee shall upon Issuer Order authenticate and deliver Notes for original issue in an aggregate principal amount of $2,278,894,000. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.5.

          Each Note shall be dated the date of its authentication. The Floating Rate Class A Notes shall be issuable as registered Class A Notes in multiples of $1,000. The Reset Rate Notes shall be issuable as registered in minimum denominations of $250,000 and additional increments of $1,000. The Class B Notes shall be issuable as registered Class B Notes in minimum denominations of $100,000 and additional increments of $1,000.

          No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

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          SECTION 2.3 TEMPORARY NOTES. Pending the preparation of Definitive
Notes, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture determined to be appropriate by the Responsible Officer of the Issuer executing the temporary Notes, as evidenced by his or her execution of such temporary Notes.

          If temporary Notes are issued, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.2, without charge to the Noteholder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

          SECTION 2.4 REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE. The Issuer shall cause to be kept a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee shall be "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

          If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer shall give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.

          Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.2, if the requirements of Section 8-401(1) of the UCC are met, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes in any authorized denominations and a like aggregate principal amount.

          At the option of the Noteholder, Notes may be exchanged for other Notes in any authorized denominations and a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

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          All Notes issued upon any registration of transfer or exchange of
Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

          Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Noteholder thereof or such Noteholder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

          No service charge shall be made to a Noteholder for any registration of transfer or exchange of Notes, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.3 or 9.6 not involving any transfer.

          The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption or of any Note for a period of 15 days preceding the due date for any payment with respect to the Note.

          SECTION 2.5 MUTILATED, DESTROYED, LOST OR STOLEN NOTES. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Issuer and the Indenture Trustee such security or indemnity as may be required by each of them to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; PROVIDED, HOWEVER, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within 15 days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original
Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

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          Upon the issuance of any replacement Note under this Section, the
Issuer may require the payment by the Noteholder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

          Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

          SECTION 2.6 PERSONS DEEMED OWNER. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of, interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

          SECTION 2.7 PAYMENT OF PRINCIPAL AND INTEREST; NOTE INTEREST SHORTFALL. (a) The Floating Rate Notes shall accrue interest as provided in the forms of Notes set forth in Exhibit A and the Reset Rate Notes shall accrue interest as provided in Appendix A-2, and such interest shall be payable on each applicable Distribution Date as specified therein, subject to Section 3.1. Any installment of interest or principal, if any, payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Distribution Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the applicable Record Date by check mailed first-class, postage prepaid to such Person's address as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to Section 2.12, with respect to Notes registered on the Record Date in the name of the nominee of the applicable Clearing Agency (initially, such nominee to be Cede & Co.), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final installment of principal payable with respect to such Note on a Distribution Date or on the Note Final Maturity Date for such Note which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.3.

     (b) The principal of each class of Floating Rate Notes shall be payable in installments on each applicable Distribution Date as provided in the forms of Note set forth in Exhibit A and, the principal of each class of Reset Rate Notes shall be payable on each applicable Distribution Date as set forth in Appendix A-2. Notwithstanding the foregoing, the entire unpaid principal amount of each class of the Notes shall be due and payable, if not previously paid, on the Note Final Maturity Date for such class of Notes and on the date on which an Event of Default shall have occurred and be continuing if the Indenture Trustee or the Noteholders of the Notes

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representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.2. All principal payments on the Notes shall be made pro rata to the specific class of Noteholders entitled thereto. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.2.

     (c) If the Issuer defaults in a payment of interest at the applicable Note Rate on the Notes, the Issuer shall pay the resulting Note Interest Shortfall on the following Distribution Date as provided in the Administration Agreement.

          SECTION 2.8 CANCELLATION. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time, unless the Issuer shall direct by an Issuer Order that they be returned to it and so long as such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

          SECTION 2.9 RELEASE OF COLLATERAL. Subject to Section 11.1 and the terms of the Basic Documents, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officers' Certificate of the Issuer, an Opinion of Counsel and Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.

          SECTION 2.10 BOOK-ENTRY NOTES. The Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to the applicable initial Clearing Agency, by, or on behalf of, the Issuer. Such Notes shall initially be registered on the Note Register in the name of the nominee of each initial Clearing Agency, and no Note Owner shall receive a Definitive Note (as defined below) representing such Note Owner's interest in such Note, except as provided in Section 2.12. Unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to Note Owners pursuant to Section 2.12:

          (i) the provisions of this Section shall be in full force and effect;

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          (ii)    the Note Registrar and the Indenture Trustee, and their
respective directors, officers, employees and agents, may deal with the applicable Clearing Agency for all purposes (including the payment of principal of and interest and other amounts on the Notes) as the authorized representative of the Note Owners;

          (iii) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

          (iv) the rights of Note Owners shall be exercised only through the applicable Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the applicable Clearing Agency and/or the applicable Clearing Agency Participants pursuant to the Note Depository Agreements; and unless and until Definitive Notes are issued pursuant to Section 2.12, the applicable initial Clearing Agency will make book-entry transfers among the applicable Clearing Agency Participants and receive and transmit payments of principal of and interest and other amounts on the Notes to such applicable Clearing Agency Participants; and

          (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders of Notes evidencing a specified percentage of the Outstanding Amount of the Notes, the applicable Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or applicable Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

          SECTION 2.11 NOTICES TO CLEARING AGENCY. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.12, the Indenture Trustee shall give all such notices and communication specified herein to be given to Noteholders to the applicable Clearing Agency.

          SECTION 2.12 DEFINITIVE NOTES. If (i) the Administrator advises the Indenture Trustee in writing that a Clearing Agency is no longer willing or able to discharge its responsibilities with respect to the applicable Notes, and the Administrator is unable to locate a successor, (ii) the Administrator at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through that Clearing Agency or (iii) after the occurrence of an Event of Default, a Servicer Default or an Administrator Default, Note Owners representing beneficial interests aggregating at least a majority of the Outstanding Amount of the applicable Notes advise the applicable Clearing Agency (which shall then notify the Indenture Trustee) in writing that the continuation of a book-entry system through such Clearing Agency is no longer in the best interests of such Note Owners, then the Indenture Trustee shall cause such Clearing Agency to notify all Note Owners cleared, through such Clearing Agency, of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Notes representing the Book-Entry Notes by a Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of such Clearing Agency, which shall include, without limitation, the identity and payment instructions for all Noteholders of the applicable Notes. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the holders of the Definitive Notes as Noteholders.

          SECTION 2.13 TRANSFER RESTRICTIONS. Each Noteholder and Note Owner of a class of Reset Rate Notes shall be subject to the restrictions on transfer thereof set forth in Appendix A-3 to this Indenture.

                                   ARTICLE III

                                    COVENANTS

          SECTION 3.1 PAYMENT TO NOTEHOLDERS. The Issuer shall duly and punctually pay the principal and interest, if any, with respect to the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, the Issuer shall cause to be distributed to Noteholders in accordance with the Administration Agreement that portion of the amounts on deposit in the Trust Accounts on a Distribution Date (other than any Eligible Investments deposited therein that will mature on the Business Day preceding a subsequent Distribution Date) which the Noteholders are entitled to receive pursuant to the Administration Agreement. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

          SECTION 3.2 MAINTENANCE OF OFFICE OR AGENCY. The Issuer shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

          SECTION 3.3 MONEY FOR PAYMENTS TO BE HELD IN TRUST. As provided in
Section 8.2(a) and (b), all payments of amounts due and payable with respect to any Notes that are to be made from amounts distributed from the Collection Account or any other Trust Account pursuant to Section 2.7 and 2.8 of the Administration Agreement shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so distributed from the Collection Account for payments of Notes shall be paid over to the Issuer except as provided in this Section.

          On or before the Business Day next preceding each Distribution Date and Redemption Date, the Issuer shall distribute or cause to be distributed to the Indenture Trustee (or any other Paying Agent) an aggregate sum sufficient to pay the amounts then becoming due under the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of its action or failure so to act.

          The Issuer shall cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

          (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

          (ii) give the Indenture Trustee notice of any default by the Issuer of which it has actual knowledge (or any other obligor upon the Notes) in the making of any payment required to be made with respect to the Notes;

          (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

          (iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

          (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

          The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request or if the Issuer has been terminated to the Depositor upon its written request; and the Noteholder thereof shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; PROVIDED, HOWEVER, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee shall also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Noteholders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Noteholder).

          SECTION 3.4 EXISTENCE. The Issuer shall keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer shall keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Indenture Trust Estate.

          SECTION 3.5 PROTECTION OF INDENTURE TRUST ESTATE. The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, will take such other action necessary or advisable to:

          (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

          (ii) perfect, publish notice of or protect the validity of any grant made or to be made by this Indenture;

          (iii)   enforce any of the Collateral; or

          (iv) preserve and defend title to the Indenture Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Indenture Trust Estate against the claims of all persons and parties.

          The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section.

          SECTION 3.6 OPINIONS AS TO INDENTURE TRUST ESTATE. (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture as is necessary to perfect and make effective the lien and security interest of this

Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

     (b) On or before December 31 in each calendar year, beginning in 2003, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture and any indentures supplemental hereto as is necessary to maintain the lien and security interest created by this Indenture and relating the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, recording and refiling of this Indenture and any indentures supplemental hereto that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until December 31 in the following calendar year.

          SECTION 3.7 PERFORMANCE OF OBLIGATIONS; SERVICING OF TRUST STUDENT LOANS. (a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Indenture Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, any other Basic Document or such other instrument or agreement.

     (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officers' Certificate of the Issuer shall be deemed to be action taken by the Issuer; PROVIDED, HOWEVER, the Issuer shall not be liable for any acts of Persons with whom the Issuer has contracted with reasonable care. Initially, the Issuer has contracted with the Servicer and the Administrator to assist the Issuer in performing its duties under this Indenture. The Issuer shall give written notice to the Indenture Trustee and each Rating Agency of any such contract with any other Person.

     (c) The Issuer shall punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Basic Documents and the instruments and agreements included in the Indenture Trust Estate, including filing or causing to be filed all UCC financing statements and continuation statements prepared by the Issuer and required to be filed by the terms of this Indenture and the Administration Agreement in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the consent of the Indenture Trustee or the Noteholders of at least a majority of the Outstanding Amount of the Notes. The Issuer shall give written notice to each Rating Agency of any such waiver, amendment, modification, supplement or termination.

     (d) If a Responsible Officer of the Issuer shall have knowledge of the occurrence of a Servicer Default or an Administrator Default under the Servicing Agreement or the Administration Agreement, respectively, the Issuer shall promptly notify the Indenture Trustee and the Rating Agencies thereof, and shall specify in such notice the action, if any, the Issuer is taking with respect to such default. If a Servicer Default shall arise from the failure of the

Servicer to perform any of its duties or obligations under the Servicing Agreement, or an Administrator Default shall arise from the failure of the Administrator to perform any of its duties or obligations under the Administration Agreement, as the case may be, with respect to the Trust Student Loans, the Issuer shall take all reasonable steps available to it to enforce its rights under the Basic Documents in respect of such failure.

     (e) As promptly as possible after the giving of notice of termination to the Servicer of the Servicer's rights and powers, pursuant to Section 5.1 of the Servicing Agreement, or to the Administrator of the Administrator's rights and powers, pursuant to Section 5.1 of the Administration Agreement, the Issuer shall appoint a successor servicer (the "Successor Servicer") or a successor administrator (the "Successor Administrator"), respectively, and such Successor Servicer or Successor Administrator, as the case may be, shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. In the event that a Successor Servicer or Successor Administrator has not been appointed and accepted its appointment at the time when the Servicer or Administrator, as the case may be, ceases to act as Servicer or Administrator, respectively, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer or Successor Administrator, as the case may be. The Indenture Trustee may resign as the Servicer or the Administrator by giving written notice of resignation to the Issuer and in such event will be released from such duties and obligations, such release not to be effective until the date a new servicer or a new administrator enters into an agreement with the Issuer as provided below; PROVIDED, HOWEVER, that nothing herein shall require or permit the Indenture Trustee to act as Servicer, or otherwise service the Trust Student Loans, in violation of the Higher Education Act. Upon delivery of any such notice to the Issuer, the Issuer shall obtain a new servicer as the Successor Servicer under the Servicing Agreement or a new administrator as the Successor Administrator under the Administration Agreement, as the case may be. Any Successor Servicer or Successor Administrator, other than the Indenture Trustee, shall (i) be an established institution (A) that satisfies any requirements of the Higher Education Act applicable to servicers and (B) whose regular business includes the servicing or administration of student loans and
(ii) enter into a servicing agreement or an administration agreement, respectively, with the Issuer having substantially the same provisions as the provisions of the Servicing Agreement and the Administration Agreement, as applicable. If within 30 days after the delivery of the notice referred to above, the Issuer shall not have obtained such a new servicer or new administrator, as the case may be, the Indenture Trustee may appoint, or may petition a court of competent jurisdiction to appoint, a Successor Servicer or Successor Administrator; PROVIDED, HOWEVER, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the Indenture Trustee from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment. In connection with any such appointment, the Indenture Trustee may make such arrangements for the compensation of such successor as it and such successor shall agree, subject to the limitations set forth below and in the Servicing Agreement or Administration Agreement, as applicable, and in accordance with
Section 5.2 of the Servicing Agreement and Section 5.2 of the Administration Agreement, the Issuer shall enter into an agreement with such successor for the servicing or administration of the Trust Student Loans (such agreement to be in form and substance satisfactory to the Indenture Trustee). If the Indenture Trustee shall succeed as provided herein to the Servicer's duties as Servicer with respect to the Trust Student Loans, or the Administrator's duties with respect to the Issuer and the Trust Student Loans, as the case may be, it shall do so in its individual capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of Article VI hereof shall be inapplicable to the Indenture Trustee in its duties as the successor to the Servicer or the Administrator, as the case may be, and the servicing or administration of the Trust Student Loans. In case the Indenture Trustee shall become successor to the Servicer or the Administrator, the Indenture Trustee shall be entitled to appoint as Servicer or as Administrator, as the case may be, any one of its Affiliates, provided that such appointment shall not affect or alter in any way the liability of the Indenture Trustee as Successor Servicer or Successor Administrator, respectively, in accordance with the terms hereof.

     (f) Upon any termination of the Servicer's rights and powers pursuant to the Servicing Agreement, or any termination of the Administrator's rights and powers pursuant to the Administration Agreement, as the case may be, the Issuer shall promptly notify the Indenture Trustee and each Rating Agency. As soon as a Successor Servicer or a Successor Administrator is appointed, the Issuer shall notify the Indenture Trustee and each Rating Agency of such appointment, specifying in such notice the name and address of such Successor Servicer or such Successor Administrator.

     (g) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees that it will not, without the prior written consent of the Indenture Trustee or the Noteholders of at least a majority in Outstanding Amount of the Notes, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral or the Basic Documents, except to the extent otherwise provided in the Basic Documents, or waive timely performance or observance by the Servicer, the Administrator, the Depositor, Sallie Mae, the Issuer or the Eligible Lender Trustee under the Basic Documents; PROVIDED, HOWEVER, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the Noteholders, or (ii) reduce the aforesaid percentage of the Notes which are required to consent to any such amendment, without the consent of the Noteholders of all the Outstanding Notes. If any such amendment, modification, supplement or waiver shall be so consented to by the Indenture Trustee or such Noteholders, the Issuer shall give written notice thereof to each Rating Agency and agrees, promptly following a request by the Indenture Trustee to do so, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee may deem necessary or appropriate in the circumstances.

          SECTION 3.8 NEGATIVE COVENANTS. So long as any Notes are Outstanding, the Issuer shall not:

          (i) except as expressly permitted by this Indenture or any other Basic Document, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Indenture Trust Estate, unless directed to do so by the Indenture Trustee;

          (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Indenture Trust Estate;

          (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Indenture Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens and other liens that arise by operation of law, and other than as expressly permitted by the Basic Documents) or (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax or other lien) security interest in the Indenture Trust Estate; or

          (iv) enter into any amendment to the Interest Rate Cap Agreement or the Initial Swap Agreements to cure any ambiguity in, or to correct or supplement any provision of the Interest Rate Cap Agreement or the Initial Swap Agreements, unless the Issuer has determined, and the Indenture Trustee has agreed in writing at the written direction of the Issuer, that the amendment will not materially adversely affect the interests of the Noteholders and provided that the Indenture Trustee has provided reasonable notice to the Rating Agencies of such amendment and each Rating Agency has provided written confirmation that the then current rating of the Notes will not be lowered or withdrawn. No Swap Agreement entered into by the Issuer subsequent to the Closing Date may be amended or modified unless the Rating Agency Condition is satisfied.

          SECTION 3.9 ANNUAL STATEMENT AS TO COMPLIANCE. The Issuer will deliver to the Indenture Trustee and each Rating Agency, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year ending December 31, 2003), an Officers' Certificate of the Issuer stating that:

          (i) a review of the activities of the Issuer during such year and of performance under this Indenture has been made under such Authorized Officers' supervision; and

          (ii) to the best of such Authorized Officers' knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officers and the nature and status thereof.

          SECTION 3.10   ISSUER MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS

     (a) The Issuer shall not consolidate or merge with or into any other Person, unless:

          (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United

States of America or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of, and interest, if any, on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

          (ii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing;

          (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

          (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse Federal or Delaware state tax consequence to the Issuer or any Noteholder;

          (v) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

          (vi) the Issuer shall have delivered to the Indenture Trustee an Officers' Certificate of the Issuer and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this
Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

     (b) The Issuer shall not convey or transfer all or substantially all its properties or assets, including those included in the Indenture Trust Estate, to any Person, unless:

          (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any State, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of, and interest, if any, on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein,
(C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Noteholders, (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agree by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

          (ii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing;

          (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

          (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse Federal or Delaware state tax consequence to the Issuer or any Noteholder;

          (v) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

          (vi) the Issuer shall have delivered to the Indenture Trustee an Officers' Certificate of the Issuer and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this
Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

          SECTION 3.11 SUCCESSOR OR TRANSFEREE. (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

     (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.10(b), SLM Student Loan Trust 2003-4 will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery by the Issuer of written notice to the Indenture Trustee stating that SLM Student Loan Trust 2003-4 is to be so released.

          SECTION 3.12 NO OTHER BUSINESS. The Issuer shall not engage in any business other than financing, purchasing, owning, selling and managing the Trust Student Loans in the manner contemplated by this Indenture and the other Basic Documents and activities incidental thereto.

          SECTION 3.13 NO BORROWING. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes.

          SECTION 3.14 OBLIGATIONS OF SERVICER AND ADMINISTRATOR. The Issuer shall cause the Servicer to comply with Sections 3.1, 3.2 and 3.3 of the Administration Agreement and Section 3.7 of the Servicing Agreement and the Administrator to comply with Sections 2.9, 3.1, 3.2 and 3.3 of the Administration Agreement.

          SECTION 3.15 GUARANTEES, LOANS, ADVANCES AND OTHER LIABILITIES. Except as contemplated by this Indenture and the other Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire

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(or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

          SECTION 3.16 CAPITAL EXPENDITURES. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

          SECTION 3.17 RESTRICTED PAYMENTS. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Eligible Lender Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer or the Administrator, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; PROVIDED, however, that the Issuer may make, or cause to be made, distributions to the Servicer, the Eligible Lender Trustee, the Indenture Trustee, the Noteholders, the Administrator and the Depositor as contemplated by, and to the extent funds are available for such purpose under, this Indenture and the other Basic Documents. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the other Basic Documents.

          SECTION 3.18 NOTICE OF EVENTS OF DEFAULT. The Issuer shall give the Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder and each default on the part of the Depositor of its obligations under the Sale Agreement, Sallie Mae of its obligations under the Purchase Agreement, the Servicer of its obligations under the Servicing Agreement, or the Administrator of its obligations under the Administration Agreement. In addition, the Issuer shall deliver to the Indenture Trustee and each Rating Agency, within five days after the occurrence thereof, written notice in the form of an Officers' Certificate of the Issuer of any event which with the giving of notice and the lapse of time would become an Event of Default under Section 5.1(iii), its status and what action the Issuer is taking or proposes to take with respect thereto.

          SECTION 3.19 FURTHER INSTRUMENTS AND ACTS. Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

          SECTION 4.1 SATISFACTION AND DISCHARGE OF INDENTURE. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.3, 3.4, 3.5, 3.8, 3.10, 3.12 and 3.13, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including, without limitation, the rights of the Indenture Trustee under Section 6.7 and the obligations of the Indenture Trustee under
Section 4.2) and (vi) the rights of Noteholders

                                       19
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as beneficiaries hereof with respect to the property so deposited with the
Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

     (a)  either

          (1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.5 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.3) have been delivered to the Indenture Trustee for cancellation; or

          (2) all Notes not theretofore delivered to the Indenture Trustee for cancellation

                  (i)    have become due and payable,

                  (ii) will become due and payable at their respective Note Final Maturity Date, within one year, or

                  (iii) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the Note Final Maturity Date;

     (b) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

     (c) the Issuer has delivered to the Indenture Trustee an Officers' Certificate of the Issuer, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.1(a) and, subject to Section 11.2, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          SECTION 4.2 APPLICATION OF TRUST MONEY. All moneys deposited with the Indenture Trustee pursuant to Section 4.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Noteholders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Administration Agreement or required by law.

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

          SECTION 4.3 REPAYMENT OF MONEYS HELD BY PAYING AGENT. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.3 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

          SECTION 4.4 AUCTION OF TRUST STUDENT LOANS. Any Trust Student Loans remaining in the Trust as of the end of the Collection Period immediately preceding the earliest Distribution Date on which the Pool Balance is equal to 10% or less of the initial Pool Balance three Business Days prior to such Distribution Date (the "Trust Auction Date") shall be offered for sale by the Indenture Trustee unless the Servicer has exercised its option to purchase the Trust Estate as described in Section 6.1A of the Administration Agreement with respect to such Servicer Distribution Date. The Servicer will be deemed to have waived such option if it fails to notify the Eligible Lender Trustee and the Indenture Trustee of its exercise thereof in writing prior to the Indenture Trustee's acceptance of a bid to purchase such Trust Student Loans; PROVIDED, HOWEVER, that there shall be no such offer for sale if the Indenture Trustee fails to provide notice to the Servicer in accordance with this Section 4.4. The Indenture Trustee shall provide written notice to the Servicer of any such offer for sale at least 5 Business Days in advance of the Trust Auction Date. The Indenture Trustee shall permit the Servicer or any of its Affiliates including Sallie Mae and the Servicer to offer bids only if the Pool Balance as of the applicable Trust Auction Date is equal to 10% or less of the Initial Pool Balance and such bid does not exceed the fair market value of the Trust Student Loans as of the Trust Auction Date. If at least two bids are received, the Indenture Trustee shall solicit and resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The Indenture Trustee shall accept the highest of such remaining bids if it is equal to or in excess of both the Minimum Purchase Amount and the fair market value of such Trust Student Loans as of the end of the Collection Period immediately preceding the Trust Auction Date. If at least two bids are not received or the highest bid after the resolicitation process is completed is not equal to or in excess of the higher of the Minimum Purchase Amount and the fair market value of the Trust Student Loans, the Indenture Trustee shall not consummate such sale. The Indenture Trustee may consult, and, at the direction of the Depositor, shall consult, with a financial advisor, including an underwriter of the Notes or the Administrator, to determine if the fair market value of the Trust Student Loans has been offered. The proceeds of any such sale will be applied in the order of priority set forth in Section 5.4 (b). If the sale is not consummated in accordance with the foregoing, the Indenture Trustee may, but shall not be under any obligation to, solicit bids for sale of the Trust Student Loans with respect to future Distribution Dates upon terms similar to those described above, including the Servicer's waiver of its option to purchase the Trust Estate in accordance with Section 6.1A of the Administration Agreement with respect to each such future Distribution Date.

                                    ARTICLE V

                                    REMEDIES

          SECTION 5.1 EVENTS OF DEFAULT. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and

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

whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five days; or

          (ii) default in the payment of the principal of any Note when the same becomes due and payable on the related Note Final Maturity Date; or

          (iii) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing having been incorrect in any material respect as of the time when made, such default or breach having a material adverse effect on the holders of the Notes, and such default or breach shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Noteholders of at least 25% of the Outstanding Amount of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder; or

          (iv) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Indenture Trust Estate in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Indenture Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (v) the commencement by the Issuer of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Indenture Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing.

          SECTION 5.2 ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee or the Noteholders of Notes representing not less than a majority of the Outstanding Amount of the Notes may declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable, subject, however, to Section 5.4 of this Indenture.

          At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Noteholders of Notes representing a majority of the Outstanding Amount of the Notes, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

          (i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

               (a) all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

               (b) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

          (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

          No such rescission shall affect any subsequent default or impair any right consequent thereto.

          SECTION 5.3 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY INDENTURE TRUSTEE. The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of any Note when the same becomes due and payable at the related Note Final Maturity Date, the Issuer shall, upon demand of the Indenture Trustee, pay to it, for the benefit of the Noteholders, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the rate specified in Section 2.7 and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

     (a) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the moneys adjudged or decreed to be payable.

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

     (b) If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.4, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

     (c) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Indenture Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other, comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable, as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

          (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

          (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

          (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

          (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

          and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

     (d) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

     (e) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Noteholders.

     (f) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

          SECTION 5.4 REMEDIES; PRIORITIES. If an Event of Default shall have occurred and be continuing, the Indenture Trustee may do one or more of the following (subject to Section 5.5):

     (a)  (i)     institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

          (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture, with respect to the Indenture Trust Estate;

          (iii) exercise any remedies of a secured party under the UCC with respect to the Trust Estate and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders;

          (iv) sell the Indenture Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; and/or

          (v) elect to have the Eligible Lender Trustee maintain ownership of the Trust Student Loans and continue to apply collections with respect to the Trust Student Loans as if there had been no declaration of acceleration; PROVIDED, HOWEVER, that the Indenture Trustee may not sell or otherwise liquidate the Indenture Trust Estate following an Event of Default,

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other than an Event of Default described in Section 5.1(i) or (ii) with respect to the Class A Notes, unless (A) the Noteholders of 100% of the Outstanding Amount of the Class A Notes consent thereto, (B) the proceeds of such sale or liquidation distributable to the Class A Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Class A Notes for principal and interest or (C) the Indenture Trustee determines that the Indenture Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Class A Notes as would have become due if the Class A Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of Noteholders of 66-2/3% of the Outstanding Amount of the Class A Notes; PROVIDED, FURTHER, that the Indenture Trustee may not sell or otherwise liquidate the Indenture Trust Estate following an Event of Default, other than an Event of Default described in Section 5.1(i) or (ii) with respect to the Class A Notes, unless (D) the proceeds of such sale or liquidation distributable to the Class B Noteholders plus the proceeds of the sale or liquidation of the Trust Estate distributable to the Class B Noteholders are sufficient to pay to the Class B Noteholders the outstanding principal plus accrued and unpaid interest thereon or (E) after receipt of notice from the Eligible Lender Trustee that the proceeds of such sale or liquidation distributable to the Class B Noteholders plus the proceeds of the sale or liquidation of the Trust Estate distributable to the Class B Noteholders would not be sufficient to pay to the Class B Noteholders the outstanding principal plus accrued and unpaid interest thereon, the Class B Noteholders of at least a majority of the principal amount of the Class B Notes consent thereto. In determining such sufficiency or insufficiency with respect to clauses (B), (C),
(D) and (E), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Indenture Trust Estate and/or Trust Estate, as applicable, for such purpose.

     (b) Notwithstanding the provisions of Section 8.2, following the occurrence and during the continuation of an Event of Default specified in
Section 5.1(a), 5.1(b), 5.1(d) or 5.1(e) which has resulted in an acceleration of the Notes, if the Indenture Trustee collects any money or property, it shall pay out the money or property (and other amounts including amounts, if any, held on deposit in each of the Trust Accounts) held as Collateral for the benefit of the Noteholders, net of liquidation costs associated with the sale of the assets of the Trust, in the following order:

          FIRST:      to the applicable Noteholders of each class of Reset Rate
Notes then bearing interest at a fixed rate, the amount, if any, on deposit in the Accumulation Account related to such class of Reset Rate Notes (excluding any Investment Earnings thereon) in reduction of the Outstanding Amount of each such class of Reset Rate Notes to zero;

          SECOND:     to the Indenture Trustee for amounts due under Section
6.7;

          THIRD:      to the Servicer for due and unpaid Primary Servicing Fees;

          FOURTH:     to the Administrator, any due and unpaid Administration
Fees;

          FIFTH:      pro rata, based on the Outstanding Amount of the Class A
Notes and, if applicable, the amount of any Swap Payments and Swap Termination Payments due and payable by the Issuer to each Swap Counterparty under this clause FIFTH:

                                       26
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                  A:  to the Class A Noteholders, for amounts due and unpaid on the Class A Notes for interest at the applicable Note Rate, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A Notes for such interest; and

                  B: if one or more Swap Agreements are then in effect, to each Swap Counterparty, the amount of any Swap Payments due and payable by the Issuer; and

                  C: if one or more Swap Agreements are then in effect, to the Swap Counterparties, the amount of any Swap Termination Payments due to the Swap Counterparty due to a Swap Termination Event that is specified in the related Swap Agreement as being payable pari passu with Swap Payments;

          SIXTH:      to the Class A Noteholders, ratably without preference or
priority of any kind, an amount sufficient to reduce the respective Outstanding Amounts of the Class A Notes to zero;

          SEVENTH:    to the Class B Noteholders for amounts due and unpaid on
the Class B Notes for interest at the Class B Note Rate, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class B Notes for such interest;

          EIGHTH:     to the Class B Noteholders, ratably without preference or
priority of any kind, an amount sufficient to reduce the Outstanding Amount of the Class B Notes to zero;

          NINTH:      to the Servicer, for any unpaid Carryover Servicing Fees;

          TENTH:      to any Swap Counterparties, pro rata, the amount of any
Swap Termination Payments due to such Swap Counterparties by the Issuer and not payable in clause FIFTH above;

          ELEVENTH:   to the Remarketing Agents, any due and unpaid Remarketing
Fees payable by the Issuer to the extent not previously paid from amounts on deposit in the Remarketing Fee Account;

          TWELFTH:    sequentially, first to the Remarketing Agents, and second
to the Administrator for any advances made on behalf of the Issuer, in each case, for payment of certain costs and expenses as set forth in Section 3 of the Remarketing Agreement in connection with the remarketing of a class of Reset Rate Notes not previously reimbursed by the Issuer;

          THIRTEENTH: to the Excess Distribution Certificateholder, any remaining funds.

          The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Indenture Trustee shall mail to each Noteholder and the Issuer a notice that states the record date, the payment date and the amount to be paid.

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          SECTION 5.5 OPTIONAL PRESERVATION OF THE TRUST STUDENT LOANS. If the
Notes have been declared to be due and payable under Section 5.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Indenture Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Indenture Trust Estate. In determining whether to maintain possession of the Indenture Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Indenture Trust Estate for such purpose.

          SECTION 5.6 LIMITATION OF SUITS. No Noteholder shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (i) such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

          (ii) the Noteholders of not less than 25% of the Outstanding Amount of the Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

          (iii) such Noteholder or Noteholders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

          (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceeding; and

          (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Noteholders of a majority of the Outstanding Amount of the Notes;

          it being understood and intended that no one or more Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Indenture, except in the manner herein provided.

          In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each representing less than a majority of the Outstanding Amount of the Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

          SECTION 5.7 UNCONDITIONAL RIGHTS OF NOTEHOLDERS TO RECEIVE PRINCIPAL AND INTEREST. Notwithstanding any other provisions in this Indenture, any Noteholder shall have the

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right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.

          SECTION 5.8 RESTORATION OF RIGHTS AND REMEDIES. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

          SECTION 5.9 RIGHTS AND REMEDIES CUMULATIVE. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 5.10 DELAY OR OMISSION NOT A WAIVER. No delay or omission of the Indenture Trustee or any Noteholder to exercise any right or remedy accruing upon any Default shall impair any such right or remedy or constitute a waiver of any such Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

          SECTION 5.11 CONTROL BY NOTEHOLDERS. The Noteholders of a majority of the Outstanding Amount of the Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that

          (i) such direction shall not be in conflict with any rule of law or with this Indenture;

          (ii) subject to the express terms of Section 5.4, any direction to the Indenture Trustee to sell or liquidate the Indenture Trust Estate shall be by the Noteholders of not less than 100% of the Outstanding Amount of the Notes;

          (iii) if the conditions set forth in Section 5.5 have been satisfied and the Indenture Trustee elects to retain the Indenture Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Noteholders of less than 100% of the Outstanding Amount of the Notes to sell or liquidate the Indenture Trust Estate shall be of no force and effect; and

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          (iv)    the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction;

PROVIDED, HOWEVER, that, subject to Section 6.1, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

          SECTION 5.12 WAIVER OF PAST DEFAULTS. Prior to the time a judgment or decree for payment of money due has been obtained as described in Section 5.2, the Noteholders of not less than a majority of the Outstanding Amount of the Notes may waive any past Default and its consequences except a Default (a) in payment when due of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of each Noteholder. In the case of any such waiver, the Issuer, the Indenture Trustee and the Noteholders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

          Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

          SECTION 5.13 UNDERTAKING FOR COSTS. All parties to this Indenture agree, and each Noteholder by such Noteholder's acceptance of any Note shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Notes or (c) any suit Instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

          SECTION 5.14 WAIVER OF STAY OR EXTENSION LAWS. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 5.15 ACTION ON NOTES. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking,

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obtaining or application of any other relief under or with respect to this
Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Indenture Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.4(b).

          SECTION 5.16 PERFORMANCE AND ENFORCEMENT OF CERTAIN OBLIGATIONS.

     (a) Promptly following a request from the Indenture Trustee to do so and at the Administrator's expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Depositor, Sallie Mae, the Administrator and the Servicer, as applicable, of each of their obligations to the Issuer, whether directly or by assignment, under or in connection with the Sale Agreement, the Purchase Agreement, the Administration Agreement and the Servicing Agreement, respectively, in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale Agreement, the Purchase Agreement, the Administration Agreement and the Servicing Agreement, as the case may be, to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Depositor, Sallie Mae, the Administrator or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Depositor, Sallie Mae, the Administrator or the Servicer of each of their obligations under the Sale Agreement, the Purchase Agreement, the Administration Agreement and the Servicing Agreement, respectively.

     (b) If an Event of Default has occurred and is continuing, the Indenture Trustee may, and at the written direction of the Noteholders of 66-2/3% of the Outstanding Amount of the Notes shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Depositor, Sallie Mae, the Administrator or the Servicer under or in connection with the Sale Agreement, the Purchase Agreement, the Administration Agreement and the Servicing Agreement, respectively, including the right or power to take any action to compel or secure performance or observance by the Depositor, Sallie Mae, the Administrator or the Servicer of each of their obligations to the Issuer thereunder, whether directly or by assignment, and to give any consent, request, notice, direction, approval, extension or waiver under the Sale Agreement, the Purchase Agreement, the Administration Agreement and the Servicing Agreement, respectively, and any right of the Issuer to take such action shall be suspended.

                                   ARTICLE VI

                              THE INDENTURE TRUSTEE

          SECTION 6.1 DUTIES OF INDENTURE TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct such person's own affairs.

     (b)  Except during the continuance of an Event of Default:

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

          (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

          (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; PROVIDED, HOWEVER, that the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

     (d) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

     (e) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the other Basic Documents.

     (f) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or adequate indemnity satisfactory to it against any loss, liability or expense is not reasonably assured to it.

     (g) Except as expressly provided in the Basic Documents, the Indenture Trustee shall have no obligation to administer, service or collect the Trust Student Loans or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Trust Student Loans.

     (h) In the event that the Indenture Trustee is the Paying Agent or the Note Registrar, the rights and protections afforded to the Indenture Trustee pursuant to this Indenture shall also be afforded to the Indenture Trustee in its capacity as Paying Agent or Note Registrar.

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

     (i) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

          SECTION 6.2 RIGHTS OF INDENTURE TRUSTEE. (a) The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Indenture Trustee need not investigate any fact or matter stated in such document.

     (b) Before the Indenture Trustee acts or refrains from acting, it may require and shall be entitled to receive an Officers' Certificate of the Issuer and/or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

     (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

     (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; PROVIDED, HOWEVER, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

     (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          SECTION 6.3 INDIVIDUAL RIGHTS OF INDENTURE TRUSTEE. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

          SECTION 6.4 INDENTURE TRUSTEE'S DISCLAIMER. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

          SECTION 6.5 NOTICE OF DEFAULTS. If a Default occurs and is continuing and if it is either actually known or written notice of the existence thereof has been delivered to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail notice of the Default to each Noteholder within 90 days and to each Rating Agency as soon as practicable

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

within 30 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders. Except as provided in the first sentence of this Section 6.5, in no event shall the Indenture Trustee be deemed to have knowledge of a Default or an Event of Default.

          SECTION 6.6 REPORTS BY INDENTURE TRUSTEE TO NOTEHOLDERS. The Indenture Trustee shall deliver to each Noteholder (and to each Person who was a Noteholder at any time during the applicable calendar year) such information as may be required to enable such holder to prepare its Federal and state income tax returns. Within 60 days after each December 31 beginning with the December 31 following the date of this Indenture, the Indenture Trustee shall mail to each Noteholder a brief report as of such December 31 that complies with TIA
Section 313(a) if required by said section. The Indenture Trustee shall also comply with TIA Section 313(b). A copy of each such report required pursuant to TIA Section 313(a) or (b) shall, at the time of such transaction to Noteholders, be filed by the Indenture Trustee with the Commission and with each securities exchange, if any, upon which the Notes are listed, provided that the Issuer has previously notified the Indenture Trustee of such listing.

          SECTION 6.7 COMPENSATION AND INDEMNITY. The Issuer shall cause the Depositor to pay to the Indenture Trustee reasonable compensation for its services in accordance with a separate agreement between the Depositor and the Indenture Trustee and shall cause the Depositor to reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it as provided in such separate agreement. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall cause the Administrator to indemnify the Indenture Trustee and its directors, officers, employees and agents against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder and under the other Basic Documents. The Indenture Trustee shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Administrator shall not relieve the Issuer or the Administrator of its obligations hereunder and under the other Basic Documents. The Issuer shall cause the Administrator to defend the claim and the Administrator shall not be liable for the legal fees and expenses of the Indenture Trustee after it has assumed such defense; PROVIDED, HOWEVER, that, in the event that there may be a conflict between the positions of the Indenture Trustee and the Administrator in conducting the defense of such claim, the Indenture Trustee shall be entitled to separate counsel acceptable to it in its sole discretion the reasonable fees and expenses of which shall be paid by the Administrator on behalf of the Issuer. Neither the Issuer nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

          The Issuer's payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.1(iv) or (v) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or similar law.

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          SECTION 6.8 REPLACEMENT OF INDENTURE TRUSTEE. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.8. The Indenture Trustee may resign at any time by so notifying the Issuer. The Noteholders of a majority in Outstanding Amount of the Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

          (i)     the Indenture Trustee fails to comply with Section 6.11;

          (ii)    an Insolvency Event occurs with respect to the Indenture
Trustee;

          (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

          (iv)    the Indenture Trustee otherwise becomes incapable of acting.

          If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

          A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

          If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Noteholders of a majority in Outstanding Amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee. The successor Indenture Trustee shall give notice of its appointment as successor Indenture Trustee to the Rating Agencies.

          If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

          Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's and the Administrator's obligations under Section 6.7 shall continue for the benefit of the retiring Indenture Trustee.

          SECTION 6.9 SUCCESSOR INDENTURE TRUSTEE BY MERGER. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or

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transferee corporation without any further act shall be the successor Indenture
Trustee, provided that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Rating Agencies prior written notice of any such transaction.

          In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

          SECTION 6.10 APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

     (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Indenture Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Indenture Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Indenture Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No such appointment shall relieve the Indenture Trustee of its obligations hereunder. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8 hereof.

     (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Indenture Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

          (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

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

          (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

     (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

     (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          SECTION 6.11 ELIGIBILITY; DISQUALIFICATION. The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a) and the requirements of an "eligible lender" under 20 USC Section 1085(d). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it shall have a long-term senior unsecured debt rating of not less than investment grade by each of the Rating Agencies. The Indenture Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA
Section 310(b)(9); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

          SECTION 6.12 PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                   ARTICLE VII

                         NOTEHOLDERS' LISTS AND REPORTS

          SECTION 7.1 ISSUER TO FURNISH INDENTURE TRUSTEE NAMES AND ADDRESSES OF NOTEHOLDERS. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after the earlier of (i) each Record Date and (ii) three months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Noteholders as of such Record Date, (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; PROVIDED, HOWEVER, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

          SECTION 7.2 PRESERVATION OF INFORMATION; COMMUNICATIONS TO NOTEHOLDERS. The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section
7.1 and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.1 upon receipt of a new list so furnished.

     (a) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes. Upon receipt by the Indenture Trustee of any request by three or more Noteholders or by one or more holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes to receive a copy of the current list of Noteholders (whether or not made pursuant to TIA Section 312(b)), the Indenture Trustee shall promptly notify the Administrator thereof by providing to the Administrator a copy of such request and a copy of the list of Noteholders produced in response thereto.

     (b) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

     (c) On each Distribution Date the Indenture Trustee shall provide to each Noteholder of record as of the related Record Date the information provided by the Administrator to the Indenture Trustee on the related Determination Date pursuant to Section 2.9 of the Administration Agreement.

     (d) The Indenture Trustee shall furnish to the Noteholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Indenture Trustee under the Basic Documents. The Indenture Trustee shall furnish to the Noteholders promptly upon receipt thereof from the Eligible Lender Trustee notice of any amendment of the Administration Agreement pursuant to Section 8.5 of the Administration Agreement.

          SECTION 7.3 REPORTS BY ISSUER.  (a)  The Issuer shall:

          (i) file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

          (ii) file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

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          (iii)   supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.3(a) as may be required by rules and regulations prescribed from time to time by the Commission.

     (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

                                  ARTICLE VIII

                      ACCOUNTS, DISBURSEMENTS AND RELEASES

          SECTION 8.1 COLLECTION OF MONEY. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it on behalf of Noteholders pursuant to the Administration Agreement as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Indenture Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default under this Indenture and any right to proceed thereafter as provided in Article V.

          SECTION 8.2 TRUST ACCOUNTS. (a) On or prior to the Closing Date, the Issuer shall cause the Administrator to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders, the Trust Accounts as provided in Section 2.3 of the Administration Agreement.

     (b) On or before the Business Day preceding each Distribution Date, all Available Funds with respect to the preceding Collection Period will be deposited in the Collection Account as provided in Section 2.4 of the Administration Agreement. On or before each Distribution Date, the Indenture Trustee (or any other Paying Agent) shall make the required deposits and distributions as provided in Sections 2.7 and 2.8 of the Administration Agreement.

          SECTION 8.3 GENERAL PROVISIONS REGARDING ACCOUNTS. (a) So long as no Default shall have occurred and be continuing, all or a portion of the funds in the Trust Accounts shall be invested in Eligible Investments and reinvested by the Indenture Trustee upon Issuer Order, subject to the provisions of Section 2.3B of the Administration Agreement. All income or other gain from investments of moneys deposited in the Trust Accounts (except for the Capitalized Interest Account, if any) shall be deposited by the Indenture Trustee in the Collection Account, and any loss resulting from such investments shall be charged to such Trust Account. All income or other gain from investments of moneys deposited in the Capitalized Interest Account, if any, shall be deposited by the Indenture Trustee in the Capitalized Interest Account, and any loss resulting from such investments shall be charged to the Capitalized Interest

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Account. The Issuer will not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in any of the Trust Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.

     (b) Subject to Section 6.1(c), the Indenture Trustee shall not in any way be held liable for the selection of Eligible Investments or by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee's failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

     (c) If (i) the Issuer shall have failed to give investment directions for any funds on deposit in the Trust Accounts to the Indenture Trustee by 10:00 a.m. Eastern Time (or such other time as may be agreed by the Issuer and Indenture Trustee) on any Business Day; or (ii) a Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.2, or, if such Notes shall have been declared due and payable following an Event of Default, amounts collected or receivable from the Indenture Trust Estate are being applied in accordance with Section 5.5 as if there had not been such a declaration; then the Indenture Trustee shall invest and reinvest funds in the Trust Accounts in the Eligible Investments described in clause (d) of the definition thereof.

          SECTION 8.4 RELEASE OF INDENTURE TRUST ESTATE. (a) Subject to the payment of its fees and expenses pursuant to Section 6.7, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this
Article VIII shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

     (b) The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due the Indenture Trustee pursuant to Section 6.7 have been paid, release any remaining portion of the Indenture Trust Estate that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.4(b) only upon receipt of an Issuer Request accompanied by an Officers' Certificate of the Issuer, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.1.

     (c) Each Noteholder, by the acceptance of a Note, acknowledges that from time to time the Indenture Trustee shall release the lien of this Indenture on any Trust Student Loan to be sold to (i) the Depositor in accordance with
Section 6 of the Sale Agreement, (ii) to the Servicer

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in accordance with Section 3.5 of the Servicing Agreement and (iii) to Sallie
Mae in accordance with Section 6 of the Purchase Agreement, and each Noteholder, by the acceptance of a Note, consents to any such release.

          SECTION 8.5 OPINION OF COUNSEL. The Indenture Trustee shall receive at least seven days' notice when requested by the Issuer to take any action pursuant to Section 8.4(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, except in connection with any action contemplated by Section 8.4(c), as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; PROVIDED, HOWEVER, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Indenture Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

          SECTION 9.1 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF NOTEHOLDERS. Without the consent of any Noteholders but with prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

          (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

          (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

          (iii) to add to the covenants of the Issuer, for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Issuer;

          (iv) to convey, transfer, assign, mortgage or pledge any property to the Indenture Trustee;

          (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided that such action shall not materially adversely affect the interests of the Noteholders;

          (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or

          (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar Federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA.

          The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

     (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Noteholders but with prior notice to the Rating Agencies, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

          SECTION 9.2 SUPPLEMENTAL INDENTURES WITH CONSENT OF NOTEHOLDERS. The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies and with the consent of the Noteholders of not less than a majority of the Outstanding Amount of the Notes, by Act of such Noteholders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent of the Noteholder of each Outstanding Note affected thereby:

          (i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Indenture Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption
Date);

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          (ii)    reduce the percentage of the Outstanding Amount of the Notes, the consent of the Noteholders of which is required for any such supplemental indenture, or the consent of the Noteholders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

          (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

          (iv) reduce the percentage of the Outstanding Amount of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Indenture Trust Estate pursuant to Section 5.4;

          (v) modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the other Basic Documents cannot be modified or waived without the consent of the Noteholder of each Outstanding Note affected thereby;

          (vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Distribution Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Noteholders to the benefit of any provisions for the mandatory redemption of the Notes contained herein; or

          (vii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Indenture Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive any Noteholder of any Note of the security provided by the lien of this Indenture.

          It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Noteholders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

          SECTION 9.3 EXECUTION OF SUPPLEMENTAL INDENTURES. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated

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to, enter into any such supplemental indenture that affects the Indenture
Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

          SECTION 9.4 EFFECT OF SUPPLEMENTAL INDENTURE. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

          SECTION 9.5 CONFORMITY WITH TRUST INDENTURE ACT. Every amendment of this Indenture and every supplemental indenture executed pursuant to this
Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

          SECTION 9.6 REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

                                    ARTICLE X

                               REDEMPTION OF NOTES

          SECTION 10.1 REDEMPTION. The Indenture Trustee shall, upon receipt of written notice from the Servicer pursuant to Section 6.1 of the Administration Agreement, give prompt written notice to the Noteholders of the occurrence of such event. In the event that the assets of the Trust are sold pursuant to
Section 6.1 of the Administration Agreement, that portion of the amounts on deposit in the Trust Accounts to be distributed to the Noteholders shall be paid to the Noteholders as provided in Sections 2.7 and 2.8. If amounts are to be paid to Noteholders pursuant to this Section 10.1, the notice of such event from the Indenture Trustee to the Noteholders shall include notice of the redemption of Notes by application of such amounts on the next Distribution Date which is not sooner than 15 days after the date of such notice (the "Redemption Date"), whereupon all such amounts shall be payable on the Redemption Date.

          SECTION 10.2 FORM OF REDEMPTION NOTICE. Notice of redemption under
Section 10.1 shall be given by the Indenture Trustee by first-class mail, postage prepaid, or by facsimile, mailed or transmitted on or prior to the applicable Redemption Date to each Noteholder, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Noteholder's address or facsimile number appearing in the Note Register.

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          All notices of redemption shall state:

          (i)     the Redemption Date;

          (ii)    the Redemption Price; and

          (iii) the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.2).

          Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Noteholder of any Note shall not impair or affect the validity of the redemption of any other Note.

          SECTION 10.3 NOTES PAYABLE ON REDEMPTION DATE. The Notes or portions thereof to be redeemed shall on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

                                   ARTICLE XI

                                  MISCELLANEOUS

          SECTION 11.1 COMPLIANCE CERTIFICATES AND OPINIONS, ETC. Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee and the Rating Agencies (i) an Officers' Certificate of the Issuer stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this indenture shall include:

          (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

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          (iii)   a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

     (b)  (i)     Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.1(a) or elsewhere in this Indenture, furnish to the Indenture Trustee and the Rating Agencies an Officers' Certificate of the Issuer certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

          (ii) Whenever the Issuer is required to furnish to the Indenture Trustee and the Rating Agencies an Officers' Certificate of the Issuer certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officers' Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Notes.

          (iii) Other than any property released as contemplated by clause (v) below, whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officers' Certificate of the Issuer certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

          (iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officers' Certificate of the Issuer certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by clause (v) below, or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Outstanding Amount of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officers' Certificate is less than $25,000 or less than one percent of the then Outstanding Amount of the Notes.

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          (v)     Notwithstanding Section 2.9 or any other provision of this
Section, the Issuer may, without compliance with the requirements of the other provisions of this Section, (A) collect, liquidate, sell or otherwise dispose of Trust Student Loans as and to the extent permitted or required by the Basic Documents, (B) make cash payments out of the Trust Accounts as and to the extent permitted or required by the Basic Documents and (C) convey to the Depositor, the Servicer or another eligible lender those specified Trust Student Loans as and to the extent permitted or required by and in accordance with Section 8.4(c) hereof and Section 6 of the Sale Agreement, Section 3.5 of the Servicing Agreement or Section 3.11E of the Servicing Agreement, respectively, so long as the Issuer shall deliver to the Indenture Trustee every six months, commencing December 26, 2003, an Officers' Certificate of the Issuer stating that all the dispositions of Collateral described in clauses (A), (B) or (C) above that occurred during the immediately preceding six calendar months were in the ordinary course of the Issuer's business and that the proceeds thereof were applied in accordance with the Basic Documents.

          SECTION 11.2 FORM OF DOCUMENTS DELIVERED TO INDENTURE TRUSTEE. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters, and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Depositor, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, the Depositor, the Issuer or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this indenture, they may, but need not, be consolidated and form one instrument.

          Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the

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truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

          SECTION 11.3 ACTS OF NOTEHOLDERS. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

     (c)  The ownership of Notes shall be proved by the Note Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Noteholder of any Notes shall bind the Noteholder of every Note issued upon registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

          SECTION 11.4 NOTICES, ETC., TO INDENTURE TRUSTEE, ISSUER AND RATING AGENCIES. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders is to be made upon, given or furnished to or filed with:

     (a) The Indenture Trustee by any Noteholder, the Servicer, the Administrator or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office with a copy to: The Bank of New York, 2 North LaSalle St., Suite 1020, Chicago, Illinois, 60602, Attn: Corporate Trust - Structured Finance.

     (b) The Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to the Issuer addressed to: SLM Student Loan Trust 2003-4, in care of Chase Manhattan Bank USA, National Association, Christiana Center/OPS4, 500 Stanton Christiana Road, Newark, Delaware 19713, Attention: Corporate Trust Department; with copies to JPMorgan Chase Bank, 450 West 33rd Street 15th Fl., New York, New York 10001, Attention: Structured Finance Services; and The Student Loan Marketing Association, 11600 Sallie Mae Drive, Reston, Virginia 20193, Attention: Director, Corporate Finance Operations, or any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Administrator. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

          Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Eligible Lender Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to (i) in the case of Moody's, at the following address: ABS Monitoring Department, 99 Church Street, New York, New York 10007, (ii) in the case of Standard & Poor's, at the following address: 55 Water Street, New York, New York 10041-0003, Attention:
Asset Backed Surveillance Department, 32nd Floor, and (iii) in the case of Fitch, at the following address: One State Street Plaza, New York, New York 10004, Attention: Municipal Structured Finance Group; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

          SECTION 11.5 NOTICES TO NOTEHOLDERS; WAIVER. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

          Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

          In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

          Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default.

          SECTION 11.6 ALTERNATE PAYMENT AND NOTICE PROVISIONS. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Noteholder providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Noteholder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

          SECTION 11.7 CONFLICT WITH TRUST INDENTURE ACT. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

          The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

          SECTION 11.8 EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 11.9 SUCCESSORS AND ASSIGNS. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successor and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind the successors, co-trustees and agents (excluding any legal representatives or accountants) of the Indenture Trustee.

          SECTION 11.10 SEPARABILITY. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 11.11 BENEFITS OF INDENTURE. (a) Nothing in this Indenture or in the Notes, express or implied shall give to any person, other than the parties hereto and their successors hereunder, the Noteholders, any other party secured hereunder, and any other Person with an ownership interest in any part of the Indenture Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     (b) The parties to this Indenture acknowledge and agree that each Eligible Swap Counterparty is a third party beneficiary of this Indenture to the extent of its rights under the related Swap Agreement entered into by the Issuer from time to time and shall be entitled to enforce such rights.

     (c) The parties to this Indenture acknowledge and agree that SLM Corporation, and any permitted transferee, if applicable, is an intended third party beneficiary of this Indenture to the extent of its rights with respect to the Call Option as set forth in Section 7 of Appendix A-2 hereto and shall be entitled to enforce such rights.

          SECTION 11.12 LEGAL HOLIDAYS. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

          SECTION 11.13 GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW

YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 11.14 COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 11.15 RECORDING OF INDENTURE. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

          SECTION 11.16 TRUST OBLIGATIONS. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Depositor, the Administrator, the Servicer, the Eligible Lender Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Eligible Lender Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Eligible Lender Trustee in its individual capacity, any holder or owner of a beneficial interest in the Issuer, the Eligible Lender Trustee or the Indenture Trustee or of any successor or assign thereof in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Eligible Lender Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Eligible Lender Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

          SECTION 11.17 NO PETITION. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they shall not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the other Basic Documents. The foregoing shall not limit the rights of the Indenture Trustee to file any claim in, or otherwise take any action with respect to, any insolvency proceeding that was instituted against the Issuer by any Person other than the Indenture Trustee.

          SECTION 11.18 INSPECTION. The Issuer agrees that, on reasonable prior notice, it shall permit any representative of the Indenture Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information obtained from such examination or inspection except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

          IN WITNESS WHEREOF, the Issuer, the Eligible Lender Trustee and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

                                    SLM STUDENT LOAN TRUST 2003-4

                                    By: CHASE MANHATTAN BANK USA, NATIONAL
                                    ASSOCIATION, not in its individual capacity
                                    but solely as Eligible Lender
                                    Trustee


                                    By:  /s/  JOHN J. CASHIN

                                          Name:    John J. Cashin

                                          Title:   Vice President


                                    CHASE MANHATTAN BANK USA, NATIONAL
                                    ASSOCIATION, not in its individual capacity but solely as Eligible Lender Trustee

                                    By:  /s/  JOHN J. CASHIN

                                          Name:    John J. Cashin

                                          Title:   Vice President


                                    THE BANK OF NEW YORK,
                                    not in its individual capacity but solely as Indenture Trustee


                                    By:  /s/ ERIC A. LINDAHL

                                          Name:    Eric A. Lindahl

                                          Title:   Agent

AGREED TO WITH RESPECT TO ITS OBLIGATIONS AND RIGHTS AS HOLDER OF THE CALL OPTION CONTAINED IN APPENDIX A-2 TO THIS INDENTURE


SLM CORPORATION


By:  /s/ J. LANCE FRANKE

        Name:  J. Lance Franke

        Title:  Authorized Agent

                                                                    APPENDIX A-1

                              DEFINITIONS AND USAGE
                                  Series 2003-4

                                      USAGE

     The following rules of construction and usage shall be applicable to any instrument that is governed by this appendix (this "Appendix"):

     (a) All terms defined in this Appendix shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

     (b) As used herein, in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto, accounting terms not defined in this Appendix or in any such instrument, certificate or other document, and accounting terms partly defined in this Appendix or in any such instrument, certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of such instrument. To the extent that the definitions of accounting terms in this Appendix or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or in any such instrument, certificate or other document shall control.

     (c) The words "hereof," "herein," "hereunder" and words of similar import when used in an instrument refer to such instrument as a whole and not to any particular provision or subdivision thereof; references in an instrument to "Article," "Section" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to such instrument; and the term "including" means "including without limitation."

     (d) The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     (e) Any agreement, instrument or statute defined or referred to below or in any agreement or instrument that is governed by this Appendix means such agreement or instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

                                     A-3-55

                                   DEFINITIONS

     "30/360" means that interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "91-DAY TREASURY BILL RATE" shall mean for any relevant Interest Rate Determination Date, prior to each related Interest Rate Change Date, the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks ("91-day Treasury Bills") sold at the applicable 91-day Treasury Bill auction, as published in H.15(519) or otherwise or as reported by the U.S. Department of the Treasury. In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may be. The 91-day Treasury Bill Rate will be subject to a Lock-In Period of six Business Days.

     "ACT" has the meaning specified in Section 11.3(a) of the Indenture.

     "ACCRUAL PERIOD" means, with respect to a Distribution Date and (i) each class of Floating Rate Notes or a class of Reset Rate Notes that bears interest at a floating rate of interest, the period from and including the immediately preceding Distribution Date for such class of Notes, or in the case of the initial such period, the Closing Date, to but excluding such current Distribution Date; provided that if more than one Interest Rate Change Date occurs for any class of Reset Rate Notes within any given Accrual Period, the related rate of interest for the entire Accrual Period shall be the weighted average of the interest rates applicable on such class of Reset Rate Notes for each day during such Accrual Period, and (ii) a class of Reset Rate Notes that bears interest at a fixed rate, the period from and including the 15th day of the month of the immediately preceding Distribution Date, or in the case of the initial such period for the Class A-5A Notes, the Class A-5B Notes and the Class A-5D Notes, the Closing Date, to and including the 14th day of the month of the current Distribution Date.

     "ACCUMULATION ACCOUNT" means each account designated as such, established and maintained pursuant to Section 2.3A.4 of the Administration Agreement.

     "ACTUAL/360" means that interest is calculated on the basis of the actual number of days elapsed in a year of 360 days.

     "ACTUAL/365 (FIXED)" means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year.

     "ACTUAL/ACTUAL (ACCRUAL BASIS)" means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year.

                                     A-3-56

     "ACTUAL/ACTUAL (PAYMENT BASIS)" means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be.

     "ADJUSTED POOL BALANCE" means, for any Distribution Date, (a) if the Pool Balance as of the last day of the related Collection Period is greater than 40% of the Initial Pool Balance, the sum of such Pool Balance and the Specified Reserve Account Balance for that Distribution Date, or (b) if the Pool Balance as of the last day of the related Collection Period is less than or equal to 40% of the Initial Pool Balance, that Pool Balance.

     "ADMINISTRATION AGREEMENT" means the Master Administration Agreement dated as of May 1, 1997, as amended and supplemented to date, between the Administrator and the Depositor, as further supplemented by the Supplement, and as such agreement may be further amended or supplemented from time to time.

     "ADMINISTRATION FEE" has the meaning specified in Section 2.12 of the Administration Agreement.

     "ADMINISTRATOR" means Sallie Mae, in its capacity as administrator of the Trust and the Trust Student Loans in accordance with the Administration Agreement.

     "ADMINISTRATOR DEFAULT" has the meaning specified in Section 5.1 of the Administration Agreement.

     "ADMINISTRATOR'S CERTIFICATE" means an Officers' Certificate of the Administrator delivered pursuant to Section 3.1C. of the Administration Agreement.

     "AFFILIATE" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "AGGREGATE QUARTERLY FUNDING AMOUNT" means, for any Distribution Date, the sum of the Quarterly Funding Amounts for that Distribution Date; provided, however, that if the aggregate amount on deposit in the Remarketing Fee Account on any Distribution Date, after giving effect to any remarketing fee payments therefrom in respect of that Distribution Date, exceeds the sum of the Reset Period Target Amounts for that Distribution Date, such excess will be transferred to the Collection Account pursuant to Section 2.8.3B.2 of the Administration Agreement.

     "ALL HOLD RATE" means, for a class of Reset Rate Notes, the applicable Index plus or minus the related Spread (with respect to a class of Reset Rate Notes that will bear interest at a floating rate) or the applicable fixed rate, which may be expressed as the fixed rate pricing benchmark plus or minus a spread (with respect to a class of Reset Rate Notes that will bear interest at a fixed rate), that the Remarketing Agents, in consultation with the Administrator, determine will be in effect, unless the related Call Option is exercised, in the event that 100% of the holders of that class of Reset Rate Notes choose to hold their Notes for the upcoming Reset

                                     A-3-57

Period. The All Hold Rate shall be a rate that the Remarketing Agents, in consultation with the Administrator, in their good faith determination, believe would result in the remarketing of the entire applicable class of Reset Rate Notes at a price equal to 100% of the Outstanding Amount thereof.

     "AUTHORIZED OFFICER" means (i) with respect to the Trust, any officer of the Eligible Lender Trustee who is authorized to act for the Eligible Lender Trustee in matters relating to the Trust pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Eligible Lender Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (ii) with respect to the Administrator, any officer of the Administrator or any of its Affiliates who is authorized to act for the Administrator in matters relating to itself or to the Trust and to be acted upon by the Administrator pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (iii) with respect to the Depositor, any officer of the Depositor or any of its Affiliates who is authorized to act for the Depositor in matters relating to or to be acted upon by the Depositor pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Depositor to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (iv) with respect to the Servicer, any officer of the Servicer who is authorized to act for the Servicer in matters relating to or to be acted upon by the Servicer pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Servicer to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

     "AVAILABLE FUNDS" means, with respect to a Distribution Date or any related Monthly Servicing Payment Date, the sum of the following amounts received with respect to the related Collection Period (or, in the case of a Monthly Servicing Payment Date, the applicable portion thereof) to the extent not previously distributed: (i) all collections received by the Servicer on the Trust Student Loans (including any Guarantee Payments received with respect to the Trust Student Loans but net of (x) any collections in respect of principal on the Trust Student Loans applied by the Trust to repurchase guaranteed loans from the Guarantors in accordance with the Guarantee Agreements and (y) amounts required by the Higher Education Act to be paid to the Department or to be repaid to borrowers (whether or not in the form of a principal reduction of the applicable Trust Student Loan), with respect to the Trust Student Loans for such Collection Period including Consolidation Loan rebate fees); (ii) any Interest Subsidy Payments and Special Allowance Payments received by the Servicer or the Eligible Lender Trustee during such Collection Period with respect to Trust Student Loans; (iii) all Liquidation Proceeds from any Trust Student Loans which became Liquidated Student Loans during such Collection Period in accordance with the Servicer's customary servicing procedures, and all Recoveries in respect of Liquidated Student Loans which were written off in prior Collection Periods or during such current Collection Period; (iv) the aggregate Purchase Amounts received during such Collection Period for Trust Student Loans repurchased by the Depositor or purchased by the Servicer or for Trust Student Loans sold to another eligible lender pursuant to Section 3.11E of the Servicing Agreement;
(v) the aggregate purchase amounts received during such Collection Period for Trust Student Loans purchased by Sallie Mae, (vi) the aggregate amounts, if any, received from Sallie Mae, the Depositor or the Servicer, as the case may be, as reimbursement of non-guaranteed

                                     A-3-58
interest amounts, or lost Interest Subsidy Payments and Special Allowance Payments, with respect to the Trust Student Loans pursuant to Section 3(C) of the Sale Agreement or Section 3.5 of the Servicing Agreement, respectively;
(vii) amounts received by the Servicer pursuant to Sections 3.1 and 3.12 of the Servicing Agreement during such Collection Period; (viii) Investment Earnings for such Distribution Date and any interest remitted to the Collection Account by the Administrator pursuant to Section 2.4 of the Administration Agreement;
(ix) Investment Earnings for that Distribution Date earned on amounts on deposit in the Remarketing Fee Account and any Accumulation Account; (x) amounts transferred from the Remarketing Fee Account in excess of the sum of the Reset Period Target Amounts for that Distribution Date; (xi) all amounts on deposit in any Supplemental Interest Account for that Distribution Date; (xii) any payments received under the Interest Rate Cap Agreement; (xiii) all Swap Receipts and any other amounts received from any Swap Counterparty (including, without limitation, the Initial Swap Counterparty) for that Distribution Date; and (xiv) amounts transferred from the Reserve Account in excess of the Specified Reserve Account Balance as of that Distribution Date; provided, however, that if with respect to any Distribution Date there would not be sufficient funds, after application of Available Funds, as defined above, and application of amounts available from the Reserve Account and the Capitalized Interest Account, to pay any of the items specified in clauses 1 through 5 of Section 2.7C of the Administration Agreement (but excluding clause 5, and including clause 6, in the event that a condition exists as described in either clause (a) or (b) of the last paragraph of Section 2.7C of the Administration Agreement, then Available Funds for such Distribution Date shall include amounts on deposit in the Collection Account (or amounts held by the Administrator, or which the Administrator reasonably estimates to be held by the Administrator, for deposit into the Collection Account) on the related Determination Date which would have constituted Available Funds for the Distribution Date succeeding such Distribution Date, up to the amount necessary to pay such items, and the Available Funds for such succeeding Distribution Date shall be adjusted accordingly.

     "BASIC DOCUMENTS" means the Trust Agreement, the Indenture, the Servicing Agreement, the Administration Agreement, the Sale Agreement, the Purchase Agreement, the Guarantee Agreements, the Note Depository Agreement, the Remarketing Agreement, the Interest Rate Cap Agreement, the Initial Swap Agreements, and other documents and certificates delivered in connection with any such documents.

     "BENEFIT PLAN" has the meaning specified in Exhibit C to the Trust
Agreement.

     "BILL OF SALE" has the meaning specified in the Purchase Agreement or the Sale Agreement, as applicable.

     "BOOK-ENTRY NOTE" means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

     "BUSINESS DAY" means (i) with respect to calculating One-Month, Two-Month and Three-Month LIBOR, any day on which banks in New York, New York and London, England are open for the transaction of international business; and (ii) for all other purposes, any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New

                                     A-3-59

York or Wilmington, Delaware are authorized or obligated by law, regulation or executive order to remain closed.

     "CALL OPTION" means, the option owned by SLM Corporation or one of its subsidiaries as a permitted transferee (provided, that no such subsidiary shall possess the Call Option if it at any time owned an interest in any of the Trust Student Loans) to purchase 100% of a class of Reset Rate Notes on each related Reset Date, exercisable at a price equal 100% of the Outstanding Amount of such class, less all amounts distributed to the related Reset Rate Noteholders as a payment of principal on the related Distribution Date, plus any accrued and unpaid interest not paid by the Trust on the related Distribution Date, and pursuant the terms and conditions set forth in the Reset Rate Note Procedures.

     "CALL RATE" means, for a class of Reset Rate Notes for which a Call Option has been exercised, the rate of interest that is either: (a) if that class did not have at least one related Swap Agreement in effect during the previous Reset Period, the floating rate applicable for the most recent Reset Period during which the Failed Remarketing Rate was not in effect, or (b) if that class had one or more related Swap Agreements in effect during the previous Reset Period, the weighted average of the floating rates of interest that were due to the related Swap Counterparties from the Trust during the previous Reset Period for any class that bore interest during the previous reset period at a fixed rate. This rate will continue to apply for each Reset Period while the holder of the Call Option retains that class of Reset Rate Notes.

     "CAPITALIZED INTEREST ACCOUNT" means the account designated as such, established and maintained pursuant to Section 2.3A.3 of the Administration Agreement.

     "CAPITALIZED INTEREST ACCOUNT INITIAL DEPOSIT" means $20,000,000.

     "CARRYOVER SERVICING FEE" has the meaning specified in Attachment A to the Servicing Agreement.

     "CLASS A NOTE" means a Class A-1 Note, a Class A-2 Note, a Class A-3 Note, a Class A-4 Note, a Class A-5A Note, a Class A-5B Note, a Class A-5C Note, a Class A-5D Note or a Class A-5E Note.

     "CLASS A NOTES" means the Floating Rate Class A Notes and the Reset Rate Notes.

     "CLASS A NOTE INTEREST SHORTFALL" means, with respect to any Distribution Date, (x) the excess of (i) the Class A Noteholders' Interest Distribution Amount on the preceding Distribution Date for the class over (ii) the amount of interest actually distributed to the Class A Noteholders on such preceding Distribution Date, plus (y) interest on the amount of such excess interest due to the Class A Noteholders, to the extent permitted by law, at the weighted average interest rate on all Class A Notes from such preceding Distribution Date to the current Distribution Date.

     "CLASS A NOTE PRINCIPAL SHORTFALL" means, as of the close of any Distribution Date, the excess of (i) the Class A Noteholders' Principal Distribution Amount on such Distribution Date over (ii) the amount of principal actually distributed to the Class A Noteholders or deposited into any Accumulation Account on such Distribution Date.

                                     A-3-60

     "CLASS A NOTEHOLDER" means the Person in whose name a Class A Note is registered in the Note Register.

     "CLASS A NOTEHOLDERS' DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the sum of the Class A Noteholders' Interest Distribution Amount and the Class A Noteholders' Principal Distribution Amount for such Distribution Date.

     "CLASS A NOTEHOLDERS' INTEREST DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the sum of (i) the amount of interest accrued at the Class A-1 Rate, the Class A-2 Rate, the Class A-3 Rate, the Class A-4 Rate, the Class A-5A Rate, the Class A-5B Rate, the Class A-5C Rate, the Class A-5D Rate or the Class A-5E Rate, as applicable, for the related Accrual Period on the Outstanding Amount with respect to all classes of Class A Notes on the immediately preceding Distribution Date after giving effect to all principal distributions to Class A Noteholders on that preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) and (ii) the Class A Note Interest Shortfall for such Distribution Date.

     "CLASS A NOTEHOLDERS' PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the Principal Distribution Amount times the Class A Percentage for such Distribution Date plus any Class A Note Principal Shortfall as of the close of business on the preceding Distribution Date; PROVIDED, HOWEVER, that the Class A Noteholders' Principal Distribution Amount shall not exceed the Outstanding Amount of the Class A Notes, less all amounts, other than Investment Earnings, on deposit in any Accumulation Account. In addition, on the Class A-1 Maturity Date, the Class A-2 Maturity Date, the Class A-3 Maturity Date, the Class A-4 Maturity Date, the Class A-5A Maturity Date, the Class A-5B Maturity Date, the Class A-5C Maturity Date, the Class A-5D Maturity Date or the Class A-5E Maturity Date, as the case may be, the principal required to be distributed to the Class A Noteholders of the related class will include the amount required to reduce the Outstanding Amount of the Class A Notes of such class to zero.

     "CLASS A PERCENTAGE" means the 100% minus the Class B Percentage.

     "CLASS A-1 MATURITY DATE" means the March 2009 Distribution Date.

     "CLASS A-2 MATURITY DATE" means the December 2012 Distribution Date.

     "CLASS A-3 MATURITY DATE" means the December 2015 Distribution Date.

     "CLASS A-4 MATURITY DATE" means the September 2018 Distribution Date.

     "CLASS A-5A MATURITY DATE" means the March 2033 Distribution Date.

     "CLASS A-5B MATURITY DATE" means the March 2033 Distribution Date.

     "CLASS A-5C MATURITY DATE" means the March 2033 Distribution Date.

     "CLASS A-5D MATURITY DATE" means the March 2033 Distribution Date.

     "CLASS A-5E MATURITY DATE" means the March 2033 Distribution Date.

                                     A-3-61

     "CLASS A-1 NOTEHOLDER" means the Person in whose name a Class A-1 Note is registered in the Note Register.

     "CLASS A-2 NOTEHOLDER" means the Person in whose name a Class A-2 Note is registered in the Note Register.

     "CLASS A-3 NOTEHOLDER" means the Person in whose name a Class A-3 Note is registered in the Note Register.

     "CLASS A-4 NOTEHOLDER" means the Person in whose name a Class A-4 Note is registered in the Note Register.

     "CLASS A-5A NOTEHOLDER" means the Person in whose name a Class A-5A Note is registered in the Note Register.

     "CLASS A-5B NOTEHOLDER" means the Person in whose name a Class A-5B Note is registered in the Note Register.

     "CLASS A-5C NOTEHOLDER" means the Person in whose name a Class A-5C Note is registered in the Note Register.

     "CLASS A-5D NOTEHOLDER" means the Person in whose name a Class A-5D Note is registered in the Note Register.

     "CLASS A-5E NOTEHOLDER" means the Person in whose name a Class A-5E Note is registered in the Note Register.

     "CLASS A-1 NOTES" means the $184,000,000 Floating Rate Class A-1 Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-1 thereto.

     "CLASS A-2 NOTES" means the $284,000,000 Floating Rate Class A-2 Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-2 thereto.

     "CLASS A-3 NOTES" means the $290,000,000 Floating Rate Class A-3 Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-3 thereto.

     "CLASS A-4 NOTES" means the $314,000,000 Floating Rate Class A-4 Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-4 thereto.

     "CLASS A-5A NOTES" means the $200,000,000 Reset Rate Class A-5A Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-6 thereto.

                                     A-3-62

     "CLASS A-5B NOTES" means the $200,000,000 Reset Rate Class A-5B Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-7 thereto.

     "CLASS A-5C NOTES" means the $338,527,000 Reset Rate Class A-5C Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-8 thereto.

     "CLASS A-5D NOTES" means the $200,000,000 Reset Rate Class A-5D Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-9 thereto.

     "CLASS A-5E NOTES" means the $200,000,000 Reset Rate Class A-5E Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-10 thereto.

     "CLASS A-1 RATE" means, for any Accrual Period after the initial Accrual Period, Three-Month LIBOR, as determined on the related LIBOR Determination Date, plus 0.02%, based on an Actual/360 year. For the initial Accrual Period, the Class A-1 Rate shall mean the Initial Accrual Rate, plus 0.02%, based on an Actual/360 year.

     "CLASS A-2 RATE" means, for any Accrual Period after the initial Accrual Period, Three-Month LIBOR, as determined on the related LIBOR Determination Date, plus 0.04%, based on an Actual/360 year. For the initial Accrual Period, the Class A-2 Rate shall mean the Initial Accrual Rate, plus 0.04%, based on an Actual/360 year.

     "CLASS A-3 RATE" means, for any Accrual Period after the initial Accrual Period, Three-Month LIBOR, as determined on the related LIBOR Determination Date, plus 0.10%, based on an Actual/360 year. For the initial Accrual Period, the Class A-3 Rate shall mean the Initial Accrual Rate, plus 0.10%, based on an Actual/360 year.

     "CLASS A-4 RATE" means, for any Accrual Period after the initial Accrual Period, Three-Month LIBOR, as determined on the related LIBOR Determination Date, plus 0.22%, based on an Actual/360 year. For the initial Accrual Period, the Class A-4 Rate shall mean the Initial Accrual Rate, plus 0.22%, based on an Actual/360 year.

     "CLASS A-5A RATE" means, for any Accrual Period until and including the Initial Reset Date for the Class A-5A Notes, 2.16% per annum based on a 30/360 year, except for the initial Accrual Period which will consist of 59 days. The Class A-5A Rate shall be changed on each related Reset Date to the interest rate and Day Count Basis that will be set forth in the notice required to be delivered by the Administrator and/or the Remarketing Agents on each related Remarketing Terms Determination Date and Spread Determination Date, as applicable, pursuant to the procedures set forth in the Reset Rate Note Procedures.

     "CLASS A-5B RATE" means, for any Accrual Period until and including the Initial Reset Date for the Class A-5B Notes, 3.39% per annum based on a 30/360 year, except for the initial Accrual Period which will consist of 59 days. The Class A-5B Rate shall be changed on each related Reset Date to the interest rate and Day Count Basis that will be set forth in the notice

                                     A-3-63
required to be delivered by the Administrator and/or the Remarketing Agents on each related Remarketing Terms Determination Date and Spread Determination Date, as applicable, pursuant to the procedures set forth in the Reset Rate Note Procedures.

     "CLASS A-5C RATE" means, for any Accrual Period after the initial Accrual Period until and including the Initial Reset Date for the Class A-5C Notes, Three-Month LIBOR, as determined on the related LIBOR Determination Date, plus 0.16%, based on an Actual/360 year. For the initial Accrual Period, the Class A-5C Rate shall mean the Initial Accrual Rate, plus 0.16%, based on an Actual/360 year. The Class A-5C Rate shall be changed on each related Reset Date to the interest rate and Day Count Basis that will be set forth in the notice required to be delivered by the Administrator and/or the Remarketing Agents on each related Remarketing Terms Determination Date and Spread Determination Date, as applicable, pursuant to the procedures set forth in the Reset Rate Note Procedures.

     "CLASS A-5D RATE" means, for any Accrual Period until and including the Initial Reset Date for the Class A-5D Notes, 4.02% per annum based on a 30/360 year, except for the initial Accrual Period which will consist of 59 days. The Class A-5D Rate shall be changed on each related Reset Date to the interest rate and Day Count Basis that will be set forth in the notice required to be delivered by the Administrator and/or the Remarketing Agents on each related Remarketing Terms Determination Date and Spread Determination Date, as applicable, pursuant to the procedures set forth in the Reset Rate Note Procedures.

     "CLASS A-5E RATE" means, for any Accrual Period after the initial Accrual Period until and including the Initial Reset Date for the Class A-5E Notes, Three-Month LIBOR, as determined on the related LIBOR Determination Date, plus 0.25%, based on an Actual/360 year. For the initial Accrual Period, the Class A-5E Rate shall mean the Initial Accrual Rate, plus 0.25%, based on an Actual/360 year. The Class A-5E Rate shall be changed on each related Reset Date to the interest rate and Day Count Basis that will be set forth in the notice required to be delivered by the Administrator and/or the Remarketing Agents on each related Remarketing Terms Determination Date and Spread Determination Date, as applicable, pursuant to the procedures set forth in the Reset Rate Note Procedures.

     "CLASS B MATURITY DATE" means the June 2038 Distribution Date.

     "CLASS B NOTEHOLDER" means the Person in whose name a Class B Note is registered in the Note Register.

     "CLASS B NOTEHOLDERS' DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the sum of the Class B Noteholders' Interest Distribution Amount and the Class B Noteholders' Principal Distribution Amount for such Distribution Date.

     "CLASS B NOTEHOLDERS' INTEREST DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the sum of (i) the amount of interest accrued at the Class B Rate for the related Accrual Period on the Outstanding Amount of the Class B Notes on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) after giving effect to all principal distributions to Class B Noteholders on such date and (ii) the Class B
Note Interest Shortfall for such Distribution Date.

                                     A-3-64

     "CLASS B NOTEHOLDERS' PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, (a) the product of (i) the Principal Distribution Amount, and (ii) the Class B Percentage for that Distribution Date, plus (b) the Class B Note Principal Shortfall as of the close of business on the preceding Distribution Date; PROVIDED, HOWEVER, that the Class B Noteholders' Principal Distribution Amount shall not exceed the Outstanding Amount of the Class B Notes. In addition, on the Class B Maturity Date, the principal required to be distributed to the Class B Noteholders will include the amount required to reduce the Outstanding Amount of the Class B Notes to zero.

     "CLASS B NOTE INTEREST SHORTFALL" means, with respect to any Distribution Date, (x) the excess of (i) the Class B Noteholders' Interest Distribution Amount on the preceding Distribution Date over (ii) the amount of interest actually distributed to the Class B Noteholders on such preceding Distribution Date, plus (y) interest on the amount of such excess interest due to the Class B Noteholders, to the extent permitted by law, at the Class B Rate from such preceding Distribution Date to the current Distribution Date.

     "CLASS B NOTE PRINCIPAL SHORTFALL" means, as of the close of any Distribution Date, the excess of (i) the Class B Noteholders' Principal Distribution Amount on such Distribution Date over (ii) the amount of principal actually distributed to the Class B Noteholders on such Distribution Date.

     "CLASS B NOTES" means the $68,367,000 Floating Rate Class B Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-5 thereto.

     "CLASS B PERCENTAGE" means with respect to any Distribution Date, (i) prior to the Stepdown Date or with respect to any Distribution Date on which a Trigger Event is in effect, zero; and (ii) on or after the Stepdown Date and provided that no Trigger Event is in effect, a fraction expressed as a percentage, the numerator of which is the aggregate principal balance of the Class B Notes immediately prior to that Distribution Date and the denominator of which is the aggregate principal balance of all outstanding Notes, less all amounts (other than Investment Earnings) on deposit in any Accumulation Account, immediately prior to that Distribution Date.

     "CLASS B RATE" means, for any Accrual Period after the initial Accrual Period, Three-Month LIBOR, as determined on the related LIBOR Determination Date, plus 0.65%, based on an Actual/360 year. For the initial Accrual Period, the Class B Rate shall mean the Initial Accrual Rate, plus 0.65%, based on an Actual/360 year.

     "CLEARING AGENCY" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act. The initial Clearing Agency for the Notes shall be The Depository Trust Company and the initial nominee for such Clearing Agency shall be Cede & Co.

     "CLEARING AGENCY PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "CLOSING DATE" means April 16, 2003.

                                     A-3-65

     "CMT RATE" shall mean, for any relevant Interest Rate Determination Date prior to each related Interest Rate Change Date, the rate displayed on the applicable Designated CMT Moneyline Telerate Page shown below by 3:00 p.m., New York City time, on that Interest Rate Determination Date under the caption ". . .. Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 p.m.," under the column for: (i) if the Designated CMT Moneyline Telerate Page is 7051, the rate on that Interest Rate Determination Date; or (ii) if the Designated CMT Moneyline Telerate Page is 7052, the average for the week, the month or the quarter, as specified on the Remarketing Terms Determination Date, ended immediately before the week in which the related Interest Rate Determination Date occurs. The following procedures will apply if the CMT Rate cannot be determined as described above: (i) if the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time on that Interest Rate Determination Date, unless the calculation is made earlier and the rate is available from that source at that time on that Interest Rate Determination Date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate, (ii) if the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that Interest Rate Determination Date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant Interest Rate Determination Date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the Administrator determines to be comparable to the rate formerly displayed on the Designated CMT Moneyline Telerate Page shown above and published in H.15(519), (iii) if the rate described in the prior paragraph cannot be determined, then the Administrator will determine the CMT Rate to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant Interest Rate Determination Date reported, according to their written records, by leading primary United States government securities dealers in New York City. The Administrator will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct noncallable fixed rate obligations of the United States Treasury ("Treasury Notes") with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount, (iv) if the Administrator cannot obtain three Treasury Note quotations of the kind described above in (iii), the Administrator will determine the CMT Rate to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant Interest Rate Determination Date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the Administrator will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the Administrator will obtain quotations for the Treasury

                                     A-3-66

Note with the shorter remaining term to maturity, (v) if three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant Interest Rate Determination Date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated, or (vi) if fewer than three leading primary United States government securities dealers selected by the Administrator are quoting as described in (v) above, the CMT Rate will remain the CMT Rate then in effect on that Interest Rate Determination Date.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

     "COLLATERAL" has the meaning specified in the Granting Clause of the Indenture.

     "COLLECTION ACCOUNT" means the account designated as such, established and maintained pursuant to Section 2.3A.1 of the Administration Agreement.

     "COLLECTION PERIOD" means, with respect to the first Distribution Date, the period beginning on the Cutoff Date and ending on May 31, 2003, and with respect to each subsequent Distribution Date the Collection Period means the three calendar months immediately following the end of the previous Collection Period.

     "COMMERCIAL PAPER RATE" shall mean, for any relevant Interest Rate Determination Date prior to each related Interest Rate Change Date, the Bond Equivalent Yield shown below of the rate for 90-day commercial paper, as published in H.15(519) prior to 3:00 p.m., New York City time, on that Interest Rate Determination Date under the heading "Commercial Paper--Financial". If the rate described above is not published in H.15(519) by 3:00 p.m., New York City time, on that Interest Rate Determination Date, unless the calculation is made earlier and the rate was available from that source at that time, then the Commercial Paper Rate will be the Bond Equivalent Yield of the rate on the relevant Interest Rate Determination Date, for commercial paper having the index maturity specified on the Remarketing Terms Determination Date, as published in
H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading "Commercial Paper--Financial". For purposes of the definition of "Commercial Paper Rate", the "Bond Equivalent Yield" equals [(NxD)/[360(Dx90)] times 100, where "D" refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and "N" refers to 365 or 366, as the case may be. If the rate described above cannot be determined, the Commercial Paper Rate will remain the commercial paper rate then in effect on that Interest Rate Determination Date. Unless otherwise specified on the Remarketing Terms Determination Date, the Commercial Paper Rate will be subject to a Lock-In Period of six Business Days.

     "COMMISSION" means the Securities and Exchange Commission.

     "CONSOLIDATION LOANS" means Student Loans made in accordance with the
Section 428C of the Higher Education Act.

     "CORPORATE TRUST OFFICE" means (i) with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at 101 Barclay Street 8W, New York,

                                     A-3-67

New York 10286, Attention: Corporate Trust Group (telephone: (212) 815-3247, facsimile: (212) 815-3883) or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Depositor, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders, the Administrator and the Depositor) and (ii) with respect to the Eligible Lender Trustee, the principal corporate trust office of the Eligible Lender Trustee located at Christiana Center/OPS4, 500 Stanton Christiana Road, Newark, Delaware 19713, Attention: Corporate Trust Department (telephone: (302) 552-6279; facsimile: (302) 552-6280); or at such other address as the Eligible Lender Trustee may designate by notice to the Depositor, or the principal corporate trust office of any successor Eligible Lender Trustee (the address of which the successor Eligible Lender Trustee will notify the Administrator and the Depositor).

     "CUTOFF DATE" means March 17, 2003.

     "DAY COUNT BASIS" means 30/360, Actual/360, Actual/365 (fixed), Actual/Actual (accrual basis) or Actual/Actual (payment basis), as applicable.

     "DEFAULT" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

     "DEFINITIVE NOTES" has the meaning specified in Section 2.10 of the Indenture.

     "DELAWARE STATUTORY TRUST ACT" means Chapter 38 of Title 12, Part V of the Delaware Code, entitled "Treatment of Delaware Statutory Trusts".

     "DELIVERY" when used with respect to Trust Account Property means:

  (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102(a)(3) of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a securities intermediary (as defined in Section 8-102(a)(14) of the UCC) and the making by such securities intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such securities intermediary of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian, or
  (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(a)(5) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a securities intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the securities intermediary, the maintenance of such certificated securities by such clearing corporation or the nominee of either subject to

                                     A-3-68
  the clearing corporation's exclusive control, the sending of a confirmation by the securities intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such securities and the making by such securities intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian (all of the foregoing, but not including Trust Student Loans, "Physical Property"); and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

  (b) with respect to any security issued by the U.S. Treasury, the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association that is a book-entry security held at a Federal Reserve Bank pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: the crediting of such book-entry security to an appropriate book-entry account of the Indenture Trustee or its nominee or the custodian or securities intermediary at a Federal Reserve Bank, causing the custodian to continuously indicate by book-entry such book-entry security as credited to the relevant book-entry account, the continuous crediting of such book-entry security to a securities account of the custodian at such Federal Reserve Bank and the continuous identification of such book-entry security by the custodian as credited to the appropriate book-entry account; and

  (c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the securities intermediary, the sending of a confirmation by the securities intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such uncertificated security, the making by such securities intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Indenture Trustee or its nominee or custodian.

     "DEPARTMENT" means the United States Department of Education, an agency of the Federal government.

     "DEPOSITOR" means SLM Funding LLC, a Delaware limited liability company.

     "DEPOSITORY AGREEMENTS" means the Note Depository Agreements.

     "DETERMINATION DATE" means, with respect to the Collection Period preceding any Distribution Date, the first Business Day preceding such Distribution Date.

     "DISTRIBUTION DATE" means the 15th day of each of March, June, September and December, or, if such day is not a Business Day, the immediately following Business Day, commencing on June 16, 2003.

     "DTC" means the Depository Trust Company, or any successor thereto.

     "ELIGIBLE DEPOSIT ACCOUNT" means with respect to the Trust Accounts, either
(a) a segregated account with an Eligible Institution or (b) a segregated trust account with the

                                     A-3-69
corporate trust department of a depository institution organized under the laws of the United States of America or any one of the States or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from Moody's, Standard & Poor's, and, if such institution is rated by Fitch, Fitch, in one of their generic rating categories which signifies investment grade.

     "ELIGIBLE INSTITUTION" means a depository institution organized under the laws of the United States of America or any one of the States or the District of Columbia (or any domestic branch of a foreign bank) (i) which has (A) either a long-term senior unsecured debt rating of AAA or a short-term senior unsecured debt or certificate of deposit rating of A-1+ or better by Standard & Poor's and
(B)(1) a long-term senior unsecured debt rating of A1 or better and (2) a short-term senior unsecured debt rating of P-1 or better by Moody's, and (C) if such institution is rated by Fitch, a long-term senior unsecured debt rating of AA or a short-term senior unsecured debt rating of F-1+, or any other long-term, short-term or certificate of deposit rating with respect to which the Rating Agency Condition has been satisfied and (ii) whose deposits are insured by the FDIC. If so qualified, the Eligible Lender Trustee or the Indenture Trustee may be considered an Eligible Institution.

     "ELIGIBLE INVESTMENTS" means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

  (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America, the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, Sallie Mae, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that obligations of, or guaranteed by, the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or Sallie Mae shall be Eligible Investments only if, at the time of investment, they meet the criteria of each of the Rating Agencies for collateral for securities having ratings equivalent to the respective ratings of the Notes in effect at the Closing Date;

  (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); PROVIDED that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

                                     A-3-70

  (c) commercial paper having, at the time of the investment, a rating from each of the Rating Agencies in the highest investment category granted thereby;

  (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Indenture Trustee, the Administrator or the Eligible Lender Trustee or any of their respective Affiliates is investment manager or advisor);

  (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

  (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above; and

  (g) any other investment which would not result in the downgrading or withdrawal of any rating of the Securities by any of the Rating Agencies as affirmed in writing delivered to the Indenture Trustee.

For purposes of the definition of "Eligible Investments" the phrase "highest investment category" means (i) in the case of Fitch, "AAA" for long-term investments (or the equivalent) and "F-1+" for short-term investments (or the equivalent), (ii) in the case of Moody's, "Aaa" for long-term investments (or the equivalent) and "P-1" for short-term investments (or the equivalent), and
(iii) in the case of Standard & Poor's, "AAA" for long-term investments (or the equivalent) and "A-1+" for short-term investments (or the equivalent). A proposed investment not rated by Fitch but rated in the highest investment category by Moody's and Standard & Poor's shall be considered to be rated by each of the Rating Agencies in the highest investment category granted thereby.

     "ELIGIBLE LENDER TRUSTEE" means Chase Manhattan Bank USA, National Association, a national banking association, not in its individual capacity but solely as Eligible Lender Trustee under the Trust Agreement. "Eligible Lender Trustee" shall also mean each successor Eligible Lender Trustee as of the qualification of such successor as Eligible Lender Trustee under the Trust Agreement.

     "ELIGIBLE SWAP COUNTERPARTY" means any entity, which may be an affiliate of a Remarketing Agent, engaged in the business of entering into derivative instrument contracts that satisfies the Rating Agency Condition.

     "ELIGIBLE LOANS" has the meaning specified in the Purchase Agreement or the Sale Agreement, as applicable.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EVENT OF DEFAULT" has the meaning specified in Section 5.1 of the Indenture.

                                     A-3-71

     "EXCESS DISTRIBUTION CERTIFICATE" means the certificate, substantially in the form of Exhibit C to the Trust Agreement, evidencing the right to receive payments thereon as set forth in Sections 2.7C.14, 2.8.1D, 2.8.2B.2 and 2.8.3B.4 of the Administration Agreement.

     "EXCESS DISTRIBUTION CERTIFICATE PAYING AGENT" means any paying agent or co-paying agent appointed pursuant to Section 3.13(g) of the Trust Agreement, which shall initially be the Eligible Lender Trustee.

     "EXCESS DISTRIBUTION CERTIFICATE REGISTER" and "EXCESS DISTRIBUTION CERTIFICATE REGISTRAR" mean the register mentioned and the registrar appointed pursuant to Section 3.13(c) of the Trust Agreement.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXPENSES" means any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Eligible Lender Trustee or any of its officers, directors or agents in any way relating to or arising out of the Trust Agreement, the other Basic Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Eligible Lender Trustee under the Trust Agreement or the other Basic Documents.

     "EXECUTIVE OFFICER" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

     "FAILED REMARKETING" means, with respect to a class of Reset Rate Notes and each related Rest Date, the situation where (i) the Remarketing Agents, in consultation with the Administrator, cannot establish one or more of the terms required to be set on the Remarketing Terms Determination Date, (ii) the Remarketing Agents are unable to establish the related Spread or fixed rate of interest on the Spread Determination Date, (iii) the Remarketing Agents are unable to remarket some or all of the tendered Reset Rate Notes at the Spread or fixed rate of interest established on the Spread Determination Date, and, in their sole discretion, elect not to purchase those Reset Rate Notes, (iv) any of the conditions specified in Section 8 of the Remarketing Agreement have not been satisfied, or (v) any applicable Rating Agency Condition has not been satisfied.

     "FAILED REMARKETING RATE" means, for any applicable Reset Period and any class of Reset Rate Notes, Three-Month LIBOR plus 0.75%.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FEDERAL FUNDS RATE" shall mean, for any relevant Interest Rate Determination Date prior to each related Interest Rate Change Date, the rate set forth for such day opposite the caption "Federal Funds (effective)" in the weekly statistical release designated H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System. If such rate is not published in the relevant H.15(519) for any day, the rate for such day shall be the

                                     A-3-72
arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged prior to 9:00 a.m. New York City time on that day by each of four leading brokers in such transactions located in New York City selected by the Administrator. The Federal Funds rate for each Saturday and Sunday and for any other that is not a Business Day shall be the Federal Funds Rate for the preceding Business Day as determined above. Unless otherwise specified on the Remarketing Terms Determination Date, the Federal Funds Rate will be subject to a Lock-In Period of six Business Days.

     "FITCH" means Fitch Ratings, or any successor rating agency.

     "FLOATING RATE CLASS A NOTES" means the Class A-1, Class A-2, Class A-3 and Class A-4 Notes.

     "FLOATING RATE NOTES" means the Floating Rate Class A Notes and the Class B Notes.

     "GRANT" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

     "GUARANTEE AGREEMENT" means any agreement between any Guarantor and the Eligible Lender Trustee providing for the payment by the Guarantor of amounts authorized to be paid pursuant to the Higher Education Act to holders of qualifying Student Loans guaranteed in accordance with the Higher Education Act by such Guarantor.

     "GUARANTEE PAYMENT" means any payment made by a Guarantor pursuant to a Guarantee Agreement in respect of a Trust Student Loan.

     "GUARANTORS" means, collectively, those entities listed on Attachment B to the Sale Agreement and the Purchase Agreement.

     "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System.

     "H.15 DAILY UPDATE" means the daily update for H.15(519), available through the world wide web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publications.

     "HIGHER EDUCATION ACT" means the Higher Education Act of 1965, as amended, together with any rules, regulations and interpretations thereunder.

                                     A-3-73

     "HOLD NOTICE" means a written statement (or an oral statement confirmed in writing, which may be by e-mail) by a holder or beneficial owner of a Reset Rate Note delivered to a Remarketing Agent on or before the Notice Date that such holder or beneficial owner desires to hold its class of Reset Rate Notes for the upcoming Reset Period and affirmatively agrees to receive a rate of interest of not less than the applicable All Hold Rate commencing on the related Reset Date.

     "INDENTURE" means the Indenture dated as of April 1, 2003, among the Eligible Lender Trustee on behalf of the Trust, the Trust and the Indenture Trustee.

     "INDENTURE TRUST ESTATE" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

     "INDENTURE TRUSTEE" means The Bank of New York, a New York banking corporation, not in its individual capacity but solely as trustee under the Indenture.

     "INDEPENDENT" means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Trust, any other obligor upon the Notes, the Depositor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Trust, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Trust, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, placement agent, trustee, partner, director or person performing similar functions.

     "INDEPENDENT CERTIFICATE" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in the Indenture and that the signer is Independent within the meaning thereof.

     "INDEX" or "INDICES" means LIBOR, a Commercial Paper Rate, the CMT Rate, the Federal Funds Rate, the 91-day Treasury Bill Rate and the Prime Rate.

     "INDEX MATURITY" means, with respect to any Accrual Period, the interval between Interest Rate Change Dates for each applicable Index during such Accrual Period, commencing on the first day of that Accrual Period.

     "INITIAL ACCRUAL RATE" means for each class of Notes (other than the Class A-5A Notes, the Class A-5B Notes and the Class A-5D Notes) and the Accrual Period commencing on the Closing Date to, but excluding, the first Distribution Date, Two-Month LIBOR as determined on the second Business Day before the beginning of the initial Accrual Period.

                                     A-3-74

     "INITIAL RESET DATE" means, for the Class A-5A, Class A-5B, Class A-5C, Class A-5D and Class A-5E Notes, the Distribution Date in September 2005, March 2008, March 2008, March 2010 and March 2010, respectively.

     "INITIAL POOL BALANCE" means the Pool Balance as of the Cutoff Date, which is $2,256,330,493.

     "INITIAL REMARKETING AGENCY AGREEMENT" means each agreement, substantially in the form of Appendix C to the Remarketing Agreement to be entered into on each Remarketing Terms Determination Date (unless the Call Option has been exercised) among the Remarketing Agents, the Administrator and the Trust.

     "INITIAL SWAP AGREEMENTS" means, with respect to the Class A-5A Notes, the Class A-5B Notes and the Class A-5D Notes, the respective agreements between the Trust and the Initial Swap Counterparty, each dated April 9, 2003, on a 1992 ISDA Master Agreement (Multicurrency-Cross Border), including the related schedule and confirmation, providing for Swap Receipts to the Trust in exchange for Swap Payments from the Trust, on each Distribution Date until the Initial Reset Dates for the Class A-5A Notes, the Class A-5B Notes and the Class A-5D Notes, respectively, subject to the terms and conditions set forth therein.

     "INITIAL SWAP COUNTERPARTY" means Morgan Stanley Capital Services Inc., and any successors or permitted assigns.

     "INSOLVENCY EVENT" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, which decree or order remains unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

     "INSOLVENCY PROCEEDS" has the meaning set forth in Section 6.1.B of the Administration Agreement.

     "INTEREST RATE CAP AGREEMENT" means the agreement between the Trust and Sallie Mae, dated April 9, 2003, documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border), including the related schedule and confirmation, providing for certain payments to the Trust, in the amounts and under the conditions set forth therein, which will terminate in accordance with its terms on the September 2004 Distribution Date.

                                     A-3-75

     "INTEREST RATE CHANGE DATE" means for each Accrual Period, the date or dates, based on the applicable Index, on which the rate of interest for any class of Notes bearing interest at a floating rate is to be reset.

     "INTEREST RATE DETERMINATION DATE" means, for each Accrual Period, and (i) for any class of Notes that bear interest at a LIBOR based rate, the related LIBOR Determination Date, or (ii) for each class of Reset Rate Notes that bear interest at a floating rate that is not LIBOR based, the applicable date or dates set forth in the related Remarketing Terms Notice, on which the applicable rate of interest to be in effect as of the next related Interest Rate Change Date will be determined by the Administrator.

     "INTEREST SUBSIDY PAYMENTS" means payments, designated as such, consisting of interest subsidies by the Department in respect of the Trust Student Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act.

     "INTERIM ELIGIBLE LENDER TRUSTEE" means Chase Manhattan Bank USA, National Association, a national banking association, not in its individual capacity but solely as Interim Eligible Lender Trustee under the Interim Trust Agreement. "Interim Eligible Lender Trustee" shall also mean each successor Interim Eligible Lender Trustee as of the qualification of such Interim Eligible Lender Trustee under the Interim Trust Agreement.

     "INTERIM TRUST AGREEMENT" means the Interim Trust Agreement dated as of April 1, 2003, between the Depositor and the Interim Eligible Lender Trustee.

     "INTERIM TRUST LOANS" has the meaning set forth in the Interim Trust Agreement.

     "INVESTMENT EARNINGS" means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited into the Collection Account on or prior to such Distribution Date pursuant to Section 2.7A of the Administration Agreement.

     "ISSUER" means the Trust and, for purposes of any provision contained in the Indenture and required by the TIA, each other obligor on the Notes.

     "ISSUER ORDER" and "ISSUER REQUEST" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

     "LIBOR" means One-Month, Two-Month and Three-Month LIBOR, as applicable.

     "LIBOR DETERMINATION DATE" means, for each Accrual Period, the second Business Day before the beginning of that Accrual Period.

     "LIEN" means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens and any other liens, if any, which attach to the respective Trust Student Loan by operation of law as a result of any act or omission by the related Obligor.

     "LIQUIDATED STUDENT LOAN" means any defaulted Trust Student Loan liquidated by the Servicer (which shall not include any Trust Student Loan on which Guarantee Payments are

                                     A-3-76
received) or which the Servicer has, after using all reasonable efforts to realize upon such Trust Student Loan, determined to charge off.

     "LIQUIDATION PROCEEDS" means, with respect to any Liquidated Student Loan which became a Liquidated Student Loan during the current Collection Period in accordance with the Servicer's customary servicing procedures, the moneys collected in respect of the liquidation thereof from whatever source, other than Recoveries, net of the sum of any amounts expended by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Student Loan.

     "LOAN" has the meaning set forth in Section 2 of the Purchase Agreement.

     "LOCK-IN PERIOD" means a period from the first day of such Lock-In Period (which may be expressed as a number of Business Days prior to an Interest Payment Date) to the immediately succeeding Interest Payment Date during which the interest rate, Index or other calculation in effect on the first day of such Lock-In Period shall remain in effect for every day in such Lock-In Period.

     "LUXEMBOURG PAYING AGENT" means, initially, The Bank of New York (Luxembourg) S.A.

     "MINIMUM PURCHASE AMOUNT" means an amount that would be sufficient to (i) reduce the Outstanding Amount of each class of Notes, less the amount on deposit in any Accumulation Accounts with respect to the Reset Rate Notes, on such Distribution Date to zero, and (ii) pay to the respective Noteholders the Class A Noteholders' Interest Distribution Amount and the Class B Noteholders' Interest Distribution Amount payable on such Distribution Date.

     "MONTHLY SERVICING PAYMENT DATE" means the 15th day of each calendar month or, if such day is not a Business Day, the immediately following Business Day, commencing on May 15, 2003.

     "MOODY'S" means Moody's Investors Service, Inc., or any successor rating agency.

     "NOTE" and "NOTES" means the any of the Floating Rate Class A Notes, the Reset Rate Notes and the Class B Notes.

     "NOTE DEPOSITORY AGREEMENTS" means the Letter of Representations, dated April [ ], 2003, among the Trust, the Eligible Lender Trustee and the Indenture Trustee in favor of the Depository Trust Company.

     "NOTE FINAL MATURITY DATE" for a class of Notes means the Class A-1 Maturity Date, the Class A-2 Maturity Date, the Class A-3 Maturity Date, the Class A-4 Maturity Date, the Class A-5A Maturity Date, the Class A-5B Maturity Date, the Class A-5C Maturity Date, the Class A-5D Maturity Date, the Class A-5E Maturity Date or the Class B Maturity Date, as applicable.

     "NOTE OWNER" means, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the applicable Clearing Agency, or on the

                                     A-3-77
books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

     "NOTE POOL FACTOR" as of the close of business on a Distribution Date means a seven-digit decimal figure equal to the Outstanding Amount of a class of Notes divided by the original Outstanding Amount of such class of Notes. The Note Pool Factor for each class will be 1.0000000 as of the Closing Date; thereafter, the Note Pool Factor for each class will decline to reflect reductions in the Outstanding Amount of that class of Notes.

     "NOTE RATES" means, with respect to any Accrual Period, the Class A-1 Rate, the Class A-2 Rate, the Class A-3 Rate, the Class A-4 Rate, the Class A-5 Rate, the Class A-5A Rate, the Class A-5B Rate, the Class A-5C Rate, the Class A-5D Rate, the Class A-5E Rate and the Class B Rate for such Accrual Period, collectively.

     "NOTE REGISTER" and "NOTE REGISTRAR" have the respective meanings specified in Section 2.4 of the Indenture.

     "NOTEHOLDER" means a Class A Noteholder, a Reset Rate Noteholder or a Class B Noteholder, as the context requires.

     "NOTICE DATE" means, for each class of Reset Rate Notes, 12:00 p.m. (noon), New York City time, on the sixth Business Day prior to the related Reset Date.

     "OBLIGOR" on a Trust Student Loan means the borrower or co-borrowers of such Trust Student Loan and any other Person who owes payments in respect of such Trust Student Loan, including the Guarantor thereof and, with respect to any Interest Subsidy Payment or Special Allowance Payment, if any, thereon, the Department.

     "OFFICERS' CERTIFICATE" means (i) in the case of the Trust, a certificate signed by any two Authorized Officers of the Eligible Lender Trustee, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, and delivered to the Indenture Trustee, and (ii) in the case of the Depositor, the Administrator or the Servicer, a certificate signed by any two Authorized Officers of the Depositor, the Administrator or the Servicer, as applicable.

     "ONE-MONTH LIBOR" see "Three-Month LIBOR".

     "OPINION OF COUNSEL" means (i) with respect to the Trust, one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Eligible Lender Trustee, the Trust, the Depositor or an Affiliate of the Depositor and who shall be satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee as Indenture Trustee, shall comply with any applicable requirements of Section 11.1 of the Indenture and shall be in form and substance satisfactory to the Indenture Trustee, and (ii) with respect to the Depositor, the Administrator or the Servicer, one or more written opinions of counsel who may be an employee of or counsel to the Depositor, the Administrator or the Servicer, which counsel shall be acceptable to the Indenture Trustee and the Eligible Lender Trustee.

                                     A-3-78

     "ORIGINATION FEE" means the origination fee payable to the Department by the lender with respect to any Trust Student Loan made on or after October 1, 1993, equal to 0.50% of the initial principal balance of such loan.

     "OUTSTANDING" means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

  (i) Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

  (ii) Notes, or portions thereof, for which payment has been made to the applicable Noteholders in reduction of the outstanding principal balance thereof or for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Noteholders thereof (excluding for such purpose any amounts on deposit in any Accumulation Account); PROVIDED, HOWEVER, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture; and

  (iii) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser; PROVIDED that in determining whether the Noteholders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, Notes owned by the Trust, any other obligor upon the Notes, the Depositor or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee either actually knows to be so owned or has received written notice thereof shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Trust, any other obligor upon the Notes, the Depositor or any Affiliate of any of the foregoing Persons.

     "OUTSTANDING AMOUNT" means the aggregate principal balance of all the Notes or the applicable class or classes of Notes, as the case may be, Outstanding at the date of determination.

     "PAYING AGENT" means with respect to the Notes, the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Eligible Lender Trustee on behalf of the Trust to make the payments to and distributions from the Collection Account and payments of principal of and interest and any other amounts owing on the Notes on behalf of the Trust.

     "PERSON" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, limited liability company, limited liability partnership or government or any agency or political subdivision thereof.

     "PHYSICAL PROPERTY" has the meaning assigned to such terms in the definition of "Delivery" above.

                                     A-3-79

     "POOL BALANCE" means as of any date the aggregate principal balance of the Trust Student Loans on such date (including accrued interest thereon to the extent such interest is expected to be capitalized), after giving effect to the following, without duplication: (i) all payments received by the Trust through such date from or on behalf of Obligors, (ii) all Purchase Amounts on Purchased Student Loans received by the Trust through such date from Sallie Mae, the Depositor or the Servicer, (iii) all Liquidation Proceeds and Realized Losses on Trust Student Loans liquidated through such date, (iv) the aggregate amount of adjustments to balances of Trust Student Loans permitted to be effected by the Servicer under the Servicing Agreement, if any, recorded through such date, and
(v) the aggregate amount by which reimbursements by Guarantors of the unpaid principal balance of defaulted Trust Student Loans through such date are reduced from 100% to 98% or other applicable percentage, as required by the risk sharing provisions of the Higher Education Act.

     "PREDECESSOR NOTE" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture and in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

     "PRIMARY SERVICING FEE" for any Monthly Servicing Payment Date has the meaning specified in Attachment A to the Servicing Agreement, and shall include any such fees from prior Monthly Servicing Payment Dates that remain unpaid.

     "PRIME RATE" shall mean, for any relevant Interest Rate Determination Date prior to each related Interest Rate Change Date, the prime rate or base lending rate on that date, as published in H.15(519), prior to 3:00 p.m., New York City time, on that Interest Rate Determination Date under the heading "Bank Prime Loan." The Administrator will observe the following procedures if the Prime Rate cannot be determined as described above: (i) if the rate described above is not published in H.15(519) prior to 3:00 p.m., New York City time, on the relevant Interest Rate Determination Date unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that Interest Rate Determination Date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption "Bank Prime Loan", (ii) if the above rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant Interest Rate Determination Date, then the Administrator will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters screen designated as "USPRIME1" as that bank's prime rate or base lending rate as in effect on that Interest Rate Determination Date,
(iii) if fewer than four rates appear on the Reuters screen USPRIME1 page on the relevant Interest Rate Determination Date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that Interest Rate Determination Date by three major banks in New York City selected by the Administrator, or (iv) if the banks selected by the Administrator are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that Interest Rate Determination Date.

                                     A-3-80

     "PRINCIPAL DISTRIBUTION AMOUNT" means, (i) with respect to the initial Distribution Date, the amount by which the sum of the Outstanding Amount of the Notes exceeds the Adjusted Pool Balance for that Distribution Date, and (ii) with respect to each subsequent Distribution Date, the sum of (a) the amount by which the Adjusted Pool Balance for the preceding Distribution Date exceeds the Adjusted Pool Balance for that Distribution Date, and (b) any amounts received under the Interest Rate Cap Agreement for that Distribution Date.

     "PROCEEDING" means any suit in equity, action at law or other judicial or administrative proceeding.

     "PURCHASE AGREEMENT" means the Purchase Agreement dated as of April 16, 2003, among Sallie Mae, the Interim Eligible Lender Trustee and the Depositor.

     "PURCHASE AMOUNT" with respect to any Trust Student Loan means the amount required to prepay in full such Trust Student Loan under the terms thereof including all accrued interest thereon.

     "PURCHASED STUDENT LOAN" means a Trust Student Loan which is, as of the close of business on the last day of a Collection Period, purchased by the Servicer pursuant to Section 3.5 of the Servicing Agreement, repurchased by the Depositor pursuant to Section 6 of the Sale Agreement, purchased by Sallie Mae pursuant to Section 6 of the Purchase Agreement.

     "QUARTERLY FUNDING AMOUNT" means, for each class of Reset Rate Notes for any Distribution Date (a)(1) the Reset Period Target Account for that class and that Distribution Date, minus (2) the amount on deposit in the Remarketing Fee Amount in respect of that class immediately prior to that Distribution Date, divided by (b) the number of Distribution Dates from and excluding that Distribution Date through and including the next Reset Date for that class.

     "RATING AGENCY" means Moody's, Standard & Poor's and Fitch. If any such organization or successor thereto is no longer in existence, "Rating Agency" with respect to such organization shall be a nationally recognized statistical rating organization or other comparable Person designated by the Administrator, notice of which designation shall be given to the Indenture Trustee, the Eligible Lender Trustee and the Servicer.

     "RATING AGENCY CONDITION" means, with respect to any intended action, that each Rating Agency then rating a class of Notes shall have been given prior written notice thereof and that each such Rating Agency shall have notified the Administrator, the Servicer, the Eligible Lender Trustee, the Indenture Trustee and the Remarketing Agents, if applicable, in writing that such proposed action will not result in the reduction or withdrawal of its then current rating of any class of the Notes.

     "REALIZED LOSS" means the excess of the principal balance, including any interest that had been or had been expected to be capitalized, of any Liquidated Student Loan over Liquidation Proceeds for a student loan to the extent allocable to principal, including any interest that had been or had been expected to be capitalized.

                                     A-3-81

     "RECORD DATE" means, with respect to a Distribution Date or Redemption Date and for each class of Notes, the close of business on the day preceding such Distribution Date or Redemption Date.

     "RECOVERIES" means moneys collected from whatever source with respect to any Liquidated Student Loan which was written off in prior Collection Periods or during the current Collection Period, net of the sum of any amounts expended by the Servicer for the account of any Obligor and any amounts required by law to be remitted to any Obligor.

     "REDEMPTION DATE" means in the case of a payment to Noteholders pursuant to
Section 10.1 of the Indenture, the Distribution Date specified pursuant to
Section 10.1 of the Indenture.

     "REDEMPTION PRICE" means an amount equal to the Outstanding Amount of the Notes, plus accrued and unpaid interest thereon at the applicable Note Rates to but excluding the Redemption Date.

     "REFERENCE BANKS" means, four major banks in the London interbank market selected by the Administrator.

     "REMARKETING AGENCY AGREEMENT" means the collective reference to an Initial Remarketing Agency Agreement and the related Supplemental Remarketing Agency Agreement.

     "REMARKETING AGENTS" means, initially, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated or Morgan Stanley & Co. Incorporated. The Administrator, in its sole discretion, may change any Remarketing Agent for any class of Reset Rate Notes for any Reset Period at any time on or before a related Remarketing Terms Determination Date.

     "REMARKETING AGREEMENT" means the agreement dated as of April 16, 2003 among the Remarketing Agents, the Administrator and the Trust.

     "REMARKETING FEE ACCOUNT" means the account designated as such, established and maintained pursuant to Section 2.3A.6 of the Administration Agreement.

     "REMARKETING FEE ACCOUNT INITIAL DEPOSIT" means $3,984,845.

     "REMARKETING TERMS DETERMINATION DATE" means, for a class of Reset Rate Notes, not later than 3:00 p.m., New York City time, on the eighth Business Day prior to the applicable Reset Date.

     "REMARKETING TERMS NOTICE" means the notice delivered by the Remarketing Agents to the applicable Noteholders of a class of Reset Rate Notes, the Indenture Trustee and the Rating Agencies on each Remarketing Terms Determination Date containing the information set forth in the Reset Rate Note Procedures (Appendix A-2 to the Indenture).

     "RESERVE ACCOUNT" means the account designated as such, established and maintained pursuant to Section 2.A.2 of the Administration Agreement.

                                     A-3-82

     "RESERVE ACCOUNT INITIAL DEPOSIT" means $5,640,826.

     "RESET DATE" means, a Distribution Date on which certain terms for any class of Reset Rate Notes may be changed in accordance with the Reset Rate Note Procedures (Appendix A-2 to the Indenture).

     "RESET PERIOD" means, with respect to each class of Reset Rate Notes, a period of at least three months (or any other longer duration that is a multiple of three months) that will always end on a Distribution Date, which will be the next Reset Date for such class of Reset Rate Notes; provided, that no Reset Period may end after the Reset Rate Notes Maturity Date.

     "RESET PERIOD TARGET AMOUNT" for each class of Reset Rate Notes means (1) for any Distribution Date through and including the initial Reset Date for that class, $700,000 for the Class A-5A Notes, $700,000 for the Class A-5B Notes, $1,184,845 for the Class A-5C Notes, $700,000 for the Class A-5D Notes, and $700,000 for the Class A-5E Notes, which amounts will be deposited in the Remarketing Fee Account on the Closing Date, and (2) for any Distribution Date thereafter, the highest remarketing fee payable to the Remarketing Agents for that class of Reset Rate Notes (not to exceed 0.35% of the maximum Outstanding Amount of such class of Reset Rate Notes that could be remarketed) on the next related Reset Date, as determined by the Administrator based on the assumed weighted average life of such class and the maximum remarketing fee set forth on Appendix E attached to the Remarketing Agreement, as such schedule may be amended from time to time.

     "RESET RATE NOTE PROCEDURES" means Appendix A-2 to the Indenture.

     "RESET RATE NOTES" means the Class A-5A Notes, the Class A-5B Notes, the Class A-5C Notes, the Class A-5D Notes and the Class A-5E Notes.

     "RESET RATE NOTES MATURITY DATE" means the Class A-5A Maturity Date, the Class A-5B Maturity Date, the Class A-5C Maturity Date, the Class A-5D Maturity Date and the Class A-5E Maturity Date, respectively.

     "RESPONSIBLE OFFICER" means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers, with direct responsibility for the administration of the Indenture and the other Basic Documents on behalf of the Indenture Trustee and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "SALE AGREEMENT" means the Sale Agreement dated as of April 16, 2003, among the Eligible Lender Trustee on behalf of the Trust, the Trust, the Interim Eligible Lender Trustee and the Depositor.

     "SALLIE MAE" means the Student Loan Marketing Association.

                                     A-3-83

     "SCHEDULE OF TRUST STUDENT LOANS" means the listing of the Trust Student Loans set forth in Schedule A to the Indenture and the Bill of Sale (which Schedule may be in the form of microfiche).

     "SERVICER" means Sallie Mae Servicing L.P., in its capacity as servicer of the Trust Student Loans, or any successor thereto in such capacity in accordance with the Servicing Agreement.

     "SERVICER DEFAULT" means an event specified in Section 5.1 of the Servicing Agreement.

     "SERVICER'S REPORT" means any report of the Servicer delivered pursuant to
Section 3.1.A of the Administration Agreement, substantially in the form acceptable to the Administrator.

     "SERVICING AGREEMENT" means the Servicing Agreement dated as of April 16, 2003, among the Trust, the Eligible Lender Trustee, the Depositor, the Servicer, the Administrator and the Indenture Trustee.

     "SERVICING FEE" has the meaning specified in Attachment A to the Servicing Agreement.

     "SPECIAL ALLOWANCE PAYMENTS" means payments, designated as such, consisting of effective interest subsidies by the Department in respect of the Trust Student Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act.

     "SPECIFIED RESERVE ACCOUNT BALANCE" with respect to any Distribution Date means the greater of (a) 0.25% of the Pool Balance as of the close of business on the last day of the related Collection Period and (b) $3,384,496, provided that in no event will that balance exceed the Outstanding Amount of the Notes. For these purposes, as to any class of Reset Rate Notes then bearing interest at a fixed rate, the Outstanding Amount of that class will be reduced by any amounts on deposit in the Accumulation Account for that class (exclusive of any Investment Earnings).

     "SPREAD" means the percentage, determined by the Remarketing Agents on the related Spread Determination Date, with respect to a class of Reset Rate Notes that is to bear a floating rate of interest, in excess of or below the applicable Index that will be in effect with respect to such class of Reset Rate Notes during any Reset Period after the initial Reset Period so as to result in a rate that, in the reasonable opinion of the Remarketing Agents, will enable all of the tendered Reset Rate Notes of the applicable class to be remarketed by the Remarketing Agents at 100% of the Outstanding Amount of such Reset Rate Notes.

     "SPREAD DETERMINATION DATE" means, for each class of Reset Rate Notes, 3:00 p.m., New York City time, on the third Business Day prior to the related Reset Date.

     "SPREAD DETERMINATION NOTICE" means the notice delivered by the Remarketing Agents to the Noteholders of a class of Reset Rate Notes, the Indenture Trustee and the Rating Agencies on each related Spread Determination Date containing the information set forth in the Reset Rate Note Procedures.

                                     A-3-84

     "STANDARD & POOR'S" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor rating agency.

     "STATE" means any one of the 50 States of the United States of America or the District of Columbia.

     "STEPDOWN DATE" means the earlier to occur of (i) the Distribution Date in June 2008, or (ii) the first date on which all of the Class A Notes are no longer Outstanding.

     "STUDENT LOANS" means education loans to students and parents of students under the Federal Family Education Loan Program.

     "SUCCESSOR ADMINISTRATOR" has the meaning specified in Section 3.7(e) of the Indenture.

     "SUCCESSOR SERVICER" has the meaning specified in Section 3.7(e) of the Indenture.

     "SUPPLEMENT" means the SLM Student Loan Trust 2003-4 Administration Agreement Supplement dated April 16, 2003, to Master Administration Agreement dated as of May 1, 1997, among the Depositor, the Servicer, the Trust, the Eligible Lender Trustee, the Indenture Trustee and the Administrator.

     "SUPPLEMENTAL INTEREST ACCOUNT" means each account designated as such, established and maintained pursuant to Section 2.3A.5 of the Administration Agreement.

     "SUPPLEMENTAL INTEREST ACCOUNT DEPOSIT AMOUNT" means, for any Distribution Date and each Supplemental Interest Account, the product of: (1) the difference between (a) the weighted average of the Three-Month LIBOR based rates (as determined for the Accrual Period commencing on that Distribution Date) that will be payable by the Trust to the related Swap Counterparties on the next Distribution Date, and (b) LIBOR minus 1.00% or another assumed rate of Investment Earnings that satisfies the Rating Agency Condition, (2) the amount, if any, on deposit in the related Accumulation Account immediately after that Distribution Date, and (3) the actual number of days from that Distribution Date to the next related Reset Date, divided by 360. For any Distribution Date on which the balance in an Accumulation Account is zero (after taking into account all deposits and withdrawals to be made on such Distribution Date), the related Supplemental Interest Account Deposit Amount will be zero.

     "SUPPLEMENTAL REMARKETING AGENCY AGREEMENT" means each agreement, substantially in the form of Appendix C to the Remarketing Agreement to be entered into on each Spread Determination Date (unless the Call Option has been exercised or a Failed Remarketing has been declared) among the Remarketing Agents, the Administrator and the Trust.

     "SWAP AGREEMENT" means, with respect to each interest rate swap (including each Initial Swap Agreement) to be entered into from time to time by the Administrator or the Eligible Lender Trustee, in either case solely on behalf of the Trust, and each Eligible Swap Counterparty, the applicable ISDA master agreement, and each related swap schedule and/or swap confirmation pursuant the terms and conditions set forth in the Reset Rate Note Procedures.

                                     A-3-85

     "SWAP COUNTERPARTY" means each Eligible Swap Counterparty party from time to time party to a Swap Agreement, the Initial Swap Counterparty, and Sallie Mae under the Interest Rate Cap Agreement.

     "SWAP PAYMENTS" means, with respect to each Distribution Date, the amount, if any, payable to any Swap Counterparty by the Trust for such date, including amounts due and unpaid from prior Distribution Dates (other than Swap Termination Payments), as specified in its respective Swap Agreement. The Swap Payment due to the Initial Swap Counterparty, with respect to the Initial Swap Agreements for the Class A-5A, Class A-5B and Class A-5D Notes, shall, in each case, be equal to the product of (i) Three-Month LIBOR (or, with respect to the initial Accrual Period, Two-Month LIBOR) plus 0.099%, 0.189% and 0.274%, with respect to the Class A-5A, Class A-5B and Class A-5D Notes, respectively, based on an Actual/360 year, and (ii) a notional dollar amount equal to the Outstanding Amount of the Class A-5A Notes, the Class A-5B Notes or the Class A-5D Notes, as applicable, as of the immediately preceding Distribution Date (or with respect to the first Distribution Date, the Closing Date), excluding for such purpose all amounts on deposit in the related Accumulation Account.

     "SWAP RECEIPTS" means, with respect to each Distribution Date, the amount required to be received from the related Swap Counterparty by the Trust for such date (other than Swap Termination Payments), as specified in the related Swap Agreement. The Swap Receipt due from the Initial Swap Counterparty, with respect to the Initial Swap Agreements for the Class A-5A, Class A-5B and Class A-5D Notes, shall be equal to the product of (i) 2.16%, 3.39% and 4.02%, with respect to the Class A-5A, Class A-5B and Class A-5D Notes, respectively, based on a 30/360 year and (ii) a notional dollar amount equal to the Outstanding Amount of the Class A-5A Notes, the Class A-5B Notes and the Class A-5D Notes as of the immediately preceding Distribution Date (or with respect to the first Distribution Date, the Closing Date), excluding for such purpose all amounts on deposit in the related Accumulation Account.

     "SWAP TERMINATION DATE" means the date on which each Swap Agreement terminates in accordance with its terms, which with respect to each Initial Swap Agreement is scheduled to be the related Initial Reset Date for the Class A-5A Notes, the Class A-5B Notes or the Class A-5D Notes, as applicable.

     "SWAP TERMINATION PAYMENTS" shall have the meaning set forth in each Swap Agreement.

     "TELERATE PAGE 248" means the display page so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "TELERATE PAGE 3750" means the display page so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "TELERATE PAGE 7051" means the display page so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

                                     A-3-86

     "TELERATE PAGE 7052" means the display page so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "THREE-MONTH LIBOR", "ONE-MONTH LIBOR" AND "TWO-MONTH LIBOR" mean, with respect to any Accrual Period, the London interbank offered rate for deposits in U.S. dollars having the Index Maturity which appears on Telerate Page 3750 as of 11:00 a.m. London time, on the related LIBOR Determination Date. If this rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The Administrator will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Administrator, at approximately 11:00 a.m., New York time, on that LIBOR Determination Date, for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, Three-Month LIBOR and One-Month LIBOR in effect for the applicable Accrual Period will be Three-Month LIBOR and One-Month LIBOR, as applicable, in effect for the previous Accrual Period.

     "TRANSFER DATE" has the meaning specified in Section 5.2A of the Administration Agreement.

     "TREASURY REGULATIONS" means regulations, including proposed or temporary regulations, promulgated under the Code. References in any document or instrument to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

     "TRIGGER EVENT" means, on any Distribution Date while any of the Class A Notes are Outstanding, that the Outstanding Amount of the Notes, less any amounts on deposit in any Accumulation Account (other than Investment Earnings), after giving effect to distributions to be made on that Distribution Date, would exceed the Adjusted Pool Balance as of the end of the related Collection Period.

     "TRUST" means SLM Student Loan Trust 2003-4, a Delaware statutory trust established pursuant to the Trust Agreement.

     "TRUST ACCOUNT PROPERTY" means the Trust Accounts, all cash and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Account Initial Deposit, and all earnings on and proceeds of the foregoing.

     "TRUST ACCOUNTS" has the meaning specified in Section 2.3 of the Administration Agreement.

                                     A-3-87

     "TRUST AGREEMENT" means the Trust Agreement dated as of April 1, 2003 between the Depositor and the Eligible Lender Trustee.

     "TRUST AUCTION DATE" has the meaning specified in Section 4.4 of the Indenture.

     "TRUST ESTATE" means all right, title and interest of the Trust (or the Eligible Lender Trustee on behalf of the Trust) in and to the property and rights sold, transferred and assigned to the Trust pursuant to the Sale Agreement, all funds on deposit from time to time in the Trust Accounts and all other property of the Trust from time to time, including any rights of the Eligible Lender Trustee and the Trust pursuant to the Trust Agreement and the Administration Agreement.

     "TRUST INDENTURE ACT" or "TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

     "TRUST STUDENT LOAN" means any student loan that is listed on the Schedule of Trust Student Loans on the Closing Date plus any student loan that is substituted for a Trust Student Loan by the Depositor pursuant to Section 6 of the Sale Agreement or by the Servicer pursuant to Section 3.5 of the Servicing Agreement, but shall not include any Purchased Student Loan following receipt by or on behalf of the Trust of the Purchase Amount with respect thereto or any Liquidated Student Loan following receipt by or on behalf of the Trust of Liquidation Proceeds with respect thereto or following such Liquidated Student Loan having otherwise been written off by the Servicer.

     "TRUST STUDENT LOAN FILES" means the documents specified in Section 2.1 of the Servicing Agreement.

     "TWO-MONTH LIBOR" see "Three-Month LIBOR".

     "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

                                     A-3-88

                                                                    APPENDIX A-2
                                                                TO THE INDENTURE

                           RESET RATE NOTE PROCEDURES

          SECTION 11.19 DEFINITIONS: All terms which are defined in Appendix A-1 shall have the same meanings in this Appendix A-2.

          SECTION 11.20 INTEREST RATES; PRINCIPAL PAYMENTS: (a) The Class A-5A, Class A-5B, Class A-5C, Class A-5D and Class A-5E Notes will bear interest from the Closing Date through and including the related Initial Reset Date, payable on each Distribution Date, at the rate set forth in the first sentence of the definition of Class A-5A Rate, Class A-5B Rate and Class A-5D Rate and the first two sentences of the definition of Class A-5C Rate and Class A-5E Rate, respectively. The applicable interest rate for each subsequent Reset Period will be determined as set forth below. Interest on any class of Reset Rate Notes after the initial Reset Period may be reset to bear either a fixed or floating rate of interest at the option of the Remarketing Agents, in consultation with the Administrator. Interest on each class of Reset Rate Notes shall be paid on each Distribution Date at the priority level set forth in Section 2.7C of the Administration Agreement.

      (b) The interest rate on the Reset Rate Notes will be reset as of each Reset Date as determined by (i) the Remarketing Agents, in consultation with the Administrator, with respect to (A) the length of the Reset Period, (B) whether the rate is (1) fixed or (2) floating and, if floating, the applicable Index and Day Count Basis, (C) the applicable Interest Rate Determination Dates within each Accrual Period, (D) the interval between Interest Rate Change Dates during each Accrual Period, and (E) the related All Hold Rate and (ii) the Remarketing Agents (in their sole determination) with respect to the setting of the applicable (A) fixed rate of interest or (B) Spread to the chosen Index, as applicable.

      (c) In addition to the Initial Swap Agreements with respect to the Class A-5A, Class A-5B and Class A-5D Notes, in the event that a class of Reset Rate Notes is reset to bear (or continues to bear) a fixed rate of interest, the Administrator will be responsible for arranging, on behalf of the Trust, one or more Swap Agreements to hedge the floating/fixed rate of interest risk and, together with the Remarketing Agents, for selecting the Swap Counterparties thereto in accordance with the procedures set forth in Section 10 below. No class of Reset Rate Notes will be reset (or continue) to bear interest at a fixed rate unless one or more Swap Agreements are entered into on the related Reset Date that result in the Rating Agency Condition being satisfied.

      (d) Each class of Reset Rate Notes that bears interest at (i) a floating rate shall be entitled to receive payments of principal in reduction of its Outstanding Amount on each Distribution Date at the priority level set forth in
Section 2.7C of the Administration Agreement and (ii) a fixed rate shall be entitled to receive allocations of principal at the priority level set forth in
Section 2.7C of the Administration Agreement but such amounts shall not be made in reduction of Outstanding Amount of such class, instead all such sums shall deposited into an

                                     A-3-89

Accumulation Account for payment to the related Noteholders on the next Reset Date as set forth in Section 11(a) below.

          SECTION 11.21 END OF RESET PERIOD NOTICE: (a) Unless notice of the exercise of the related Call Option provided in Section 7 below has been given, the Administrator, not less than fifteen nor more than thirty calendar days prior to any Remarketing Terms Determination Date, will (1) give written notice (which may include facsimile or other electronic transmission, if permitted pursuant to DTC's standard procedures) to DTC, with a copy to the Indenture Trustee, that the applicable class of Reset Rate Notes is subject to mandatory, automatic tender on the related Reset Date unless the applicable Note Owner elects not to tender, and (ii) request that DTC notify its participants of the contents of that notice given to DTC, the Remarketing Terms Notice to be given on the Remarketing Terms Determination Date pursuant to Section 4(c) below, the Spread Determination Notice to be given on the Spread Determination Date pursuant to Section 9(b) below, and the procedures concerning the timely delivery of a Hold Notice pursuant to Section 8 below that must be followed if any beneficial owner of a Reset Rate Note wishes to retain its Notes.

          (b) The Administrator will also include the names and contact information of any applicable Remarketing Agents confirmed or appointed by the Administrator on or before the date the notice given pursuant to this
     Section 3, or if no Remarketing Agents have then been so chosen, the Administrator will provide adequate contact information for Noteholders to receive information regarding the upcoming Reset Date.

      (c) If DTC or its nominee is no longer the holder of record of the related class of Reset Rate Notes, the Administrator, or the applicable Remarketing Agents on its behalf, will send the Noteholders of those Reset Rate Notes, with a copy to the Indenture Trustee, the required notice setting forth the information in Sections 3(a) and 3(b) above not less than fifteen nor more than thirty calendar days prior to any Remarketing Terms Determination Date.

          SECTION 11.22 REMARKETING TERMS DETERMINATION DATE: (a) Subject to the provisions of the Remarketing Agreement, on or prior to the Remarketing Terms Determination Date, and unless the related Call Option set forth in Section 7 below has been exercised, the Administrator shall re-affirm the capability of the initial Remarketing Agents to perform under the Remarketing Agreement, or enter into new remarketing agreements with other or additional remarketing agents, who shall function as the Remarketing Agents with respect to the related Reset Date. On each Remarketing Terms Determination Date, the Trust, the Administrator and the Remarketing Agents will enter into an Initial Remarketing Agency Agreement for the remarketing of the related class of Reset Rate Notes.

      (b) Unless notice of the exercise of the Call Option set forth in Section 7(c) below has been given, the Remarketing Agents, in consultation with the Administrator, will establish the following terms for the applicable class of Reset Rate Notes by the Remarketing Terms Determination Date:

          (i) the expected weighted average life of that class of Reset Rate Notes, based on prepayment and other assumptions customary for comparable securities;

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          (ii)    the name and contact information of the Remarketing Agents;

          (iii)   the next Reset Date and length of such Reset Period;

          (iv)    the interest rate mode (i.e., fixed rate or floating rate);

          (v)     if in floating rate mode, the applicable Index;

          (vi) if in floating rate mode, the interval between Interest Rate Change Dates;

          (vii) if in floating rate mode, the applicable Interest Rate Determination Dates;

          (viii) if in fixed rate mode, the applicable fixed rate pricing benchmark;

          (ix) if in fixed rate mode, the identities of the Eligible Swap Counterparties from which bids will be solicited;

          (x) if in floating rate mode, based on an Index other than LIBOR or a Commercial Paper Rate, whether there will be a related Swap Agreement and, if so, the identities of the Eligible Swap Counterparties from which bids will be solicited;

          (xi)    the applicable Day Count Basis;

          (xii)   the related All Hold Rate; and

          (xiii) any other relevant terms (other than the related Spread or fixed rate of interest, as applicable) incidental to the foregoing for the next Reset Period;

PROVIDED, that any interest rate mode, other than a floating rate based on LIBOR or a Commercial Paper Rate, will require that the Rating Agency Condition be satisfied prior to the delivery of the related Remarketing Terms Notice.

     (c) The Remarketing Agents will communicate all of the information established in Section 4(b) above in the Remarketing Terms Notice required to be given in writing (which may include facsimile or other electronic transmission if in accordance with DTC's standard procedures) to DTC or the Noteholders of the applicable class of Reset Rate Notes, as applicable, the Indenture Trustee and the Rating Agencies on the related Remarketing Terms Determination Date.

          SECTION 11.23 ALL HOLD RATE: On each Remarketing Terms Determination Date, the Remarketing Agents, in consultation with the Administrator, will establish the related All Hold Rate. If 100% of the Noteholders of a class of Reset Rate Notes deliver timely Hold Notices wherein they elect to hold their Reset Rate Notes for the next Reset Period, the related reset rate will be the All Hold Rate. The All Hold Rate will be the minimum rate of interest that will be effective for the upcoming Reset Period. If any of the related Noteholders are deemed to have tendered their class of Reset Rate Notes and the rate of interest using the Spread or fixed

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rate of interest established on the Spread Determination Date is higher than the
All Hold Rate, all Noteholders who delivered a Hold Notice agreeing to be subject to the All Hold Rate instead will be entitled to the higher rate of interest for the upcoming Reset Period.

          SECTION 11.24 FAILED REMARKETING: (a) If at any time a Failed Remarketing is declared on the related Spread Determination Date, (i) all applicable Reset Rate Notes will be deemed to have been held by the applicable Noteholders on the related Reset Date, regardless of any deemed tenders made to Remarketing Agents, (ii) the Failed Remarketing Rate for such class of Reset Rate Notes will apply and (iii) a Reset Period of three months will be established.

     (b) If there is a Failed Remarketing of a class of Reset Rate Notes, Noteholders of that class shall not be entitled to exercise any remedies as a result of the failure of their class of Reset Rate Notes to be remarketed on the related Reset Date.

          SECTION 11.25 CALL OPTION: (a) With respect to each Reset Date, the Depositor is hereby granted a Call Option for the purchase of not less than 100% of that class of Reset Rate Notes, exercisable at a price equal to 100% of the Outstanding Amount of that class, less all amounts distributed to the related Reset Rate Noteholders as a payment of principal on the related Distribution Date, plus any accrued and unpaid interest not paid by the Trust on the applicable Reset Date.

     (b) The Depositor, effective as of the Closing Date, hereby transfers all of its right title and interest in and to the Call Option to SLM Corporation, and in acceptance of such transfer SLM Corporation also hereby agrees to abide to all terms and conditions hereunder with respect to the Call Option and these Reset Note Procedures.

     (c) SLM Corporation may further transfer ownership of the Call Option at any time to any of its subsidiaries, provided that such permitted transferee has at no time in the past owned an interest in any of the Trust Student Loans.

     (d) The Call Option may be exercised at any time on or prior to the Spread Determination Date or before the declaration of a Failed Remarketing, as applicable, by written notice to DTC, the Indenture Trustee, the Remarketing Agents and the Rating Agencies; provided that the Call Option may not be exercised before the day following the last Distribution Date immediately preceding the next applicable Reset Date. Once written notice of the exercise of the Call Option is given, such exercise may not rescinded. All amounts due and owed to the applicable Noteholders shall be remitted on or before the related Reset Date by SLM Corporation or its permitted transferee in accordance with the standard procedures established by DTC for transfer of securities.

      (e) If the Call Option is exercised with respect to any class of Reset Rate Notes, (i) the interest rate on that class will be the Call Rate, and (ii) a Reset Period of three months will be established. At the end of such three month Reset Period, the holder of the Call Option may either remarket that class pursuant to the remarketing procedures set forth herein and in the Remarketing Agreement or retain that class for one or more successive three-month Reset Periods at the then existing Call Rate. In the event the holder of the Call Option chooses to remarket any class of reset rate notes, such holder shall be solely responsible for all costs and

                                     A-3-92
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expenses relating to the preparation of any new offering document and any other related costs and expenses associated with such remarketing, other than the fees of the Remarketing Agents, as more fully set forth in Section 3 of the Remarketing Agreement.

     (f) Other than in connection with the exercise of a Call Option, neither SLM Corporation, Sallie Mae, the Trust or any of their affiliates shall have the ability to purchase any Reset Rate Notes tendered to the Remarketing Agents.

          SECTION 11.26 HOLD NOTICE: At any time on or after the Remarketing Terms Determination Date, but on or prior to the Notice Date, the Noteholders of the applicable Reset Rate Notes will have the option to deliver a Hold Notice to any Remarketing Agent setting forth their desire to hold their class of Reset Rate Notes for the next Reset Period at a rate of interest not less than the All Hold Rate and on the terms set forth in the Remarketing Terms Notice. Such Hold Notice may be delivered as an oral statement to a Remarketing Agent, if subsequently confirmed in writing within 24 hours, which confirmation may be in the form of an e-mail if timely received by the applicable Remarketing Agent. If a Noteholder does not timely deliver a Hold Notice to a Remarketing Agent (and such Hold Notice will not be considered delivered until actually received by such Remarketing Agent), that Noteholder's Reset Rate Notes will be deemed to have been tendered for remarketing. Any duly delivered Hold Notice will be irrevocable, but will be subject to a mandatory tender of the applicable Reset Rate Notes pursuant to any exercise of the related Call Option. All of the Reset Rate Notes of an applicable class, whether or not tendered, will bear interest during any Reset Period on the same terms.

          SECTION 11.27 SPREAD DETERMINATION DATE: (a) On each Spread Determination Date, unless a Failed Remarketing has been declared or the related Call Option has been exercised, the Administrator, the Trust and the Remarketing Agents will enter into a Supplemental Remarketing Agency Agreement.

     (b) If pursuant to the Remarketing Terms Notice, the Remarketing Agents, in consultation with the Administrator, have determined that a class of Reset Rate Notes is to be reset to bear a fixed rate of interest, then the applicable fixed rate of interest for the corresponding Reset Period will be determined on the Spread Determination Date by adding (i) the applicable spread as determined by the Remarketing Agents on the Spread Determination Date and (ii) the yield to maturity on the Spread Determination Date of the applicable fixed rate pricing benchmark, selected by the Remarketing Agents, as having an expected weighted average life based on a scheduled maturity at the next Reset Date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed securities of comparable average life; provided that such fixed rate of interest will in no event be lower than the related All Hold Rate. The Remarketing Agents shall determine the applicable fixed rate of interest for such class of Reset Rate Notes (by reference to the applicable fixed rate pricing benchmark plus or minus the spread determined on the Remarketing Terms Determination Date) on each Spread Determination Date irrespective of whether no remarketing will occur as the result of the application of the All Hold Rate.

     (c) If pursuant to the Remarketing Terms Notice, the Remarketing Agents, in consultation with the Administrator, have determined that a class of Reset Rate Notes is to be reset to bear a floating rate of interest, then, on the related Spread Determination Date, the

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Remarketing Agents will establish the applicable Spread to be added or subtracted from the applicable Index; provided that such floating rate of interest will in no event be lower than the related All Hold Rate.

     (d) On or immediately following the Spread Determination Date, the Remarketing Agents will communicate in writing the contents of the Spread Determination Notice to DTC (which may include facsimile or other electronic transmission if in accordance with DTC's standard procedures) or the Noteholders of the applicable class of Reset Rate Notes, as applicable, the Indenture Trustee and the Rating Agencies. The Spread Determination Notice will contain:
(i) the determined Spread or fixed rate of interest, as the case may be, or, if applicable, a statement that the All Hold Rate or the Failed Remarketing Rate will be in effect (ii) if applicable, the identity of any selected Swap Counterparty or Counterparties, (iii) if applicable, the floating rate (or rates) of interest to be due to each selected Swap Counterparty on each Distribution Date during the upcoming Reset Period, and (iv) any other information that the Administrator or the Remarketing Agents deem applicable.

          SECTION 11.28 SWAP AGREEMENTS: (a) In addition to the Initial Swap Agreements to be entered into on the Closing Date with the Initial Swap Counterparty, if the Remarketing Agents, in consultation with the Administrator,
(i) have determined that the interest rate for a class of Reset Rate Notes for the next Reset Period will be based on an index other than LIBOR or a Commercial Paper Rate, and (ii) determine that such action would be in the best interest of the Trust based on existing market conditions, then on or prior to the Remarketing Terms Determination Date, the Administrator will arrange for, and, on the related Reset Date, will enter into (not for its own account but solely as Administrator on behalf of the Trust) or will instruct the Eligible Lender Trustee to enter into (not in its individual capacity but solely as Eligible Lender Trustee) one or more Swap Agreements with one or more Eligible Swap Counterparties for the next Reset Period to hedge against basis risk.

     (b) If the Remarketing Agents, in consultation with the Administrator, (i) have determined that the interest rate for a class of Reset Rate Notes for the next Reset Period will be a fixed rate, then on or prior to the Remarketing Terms Determination Date, the Administrator will arrange for, and, on the related Reset Date, will enter into (not for its own account but solely as Administrator on behalf of the Trust) or will instruct the Eligible Lender Trustee to enter into (not in its individual capacity but solely as Eligible Lender Trustee) one or more Swap Agreements with one or more Eligible Swap Counterparties for the next Reset Period to facilitate the Trust's ability to pay the applicable class interest at its fixed rate.

     (c) In exchange for providing to the Trust the related Swap Receipt, each Swap Counterparty (including, without limitation, the Initial Swap Counterparty) will be entitled to receive on each Distribution Date from the Trust a Swap Payment, representing a floating rate of interest equal to Three-Month LIBOR, plus or minus a spread to be set forth in the related Swap Agreement, in the priority set forth in Section 2.7C of the Administration Agreement.

     (d) Other than with respect to the Initial Swap Agreements, the Administrator and the applicable Remarketing Agents, in determining the counterparty to the required interest rate Swap Agreement, will solicit bids from at least three Eligible Swap Counterparties and will select the lowest of these bids to provide the interest rate swap. If the lowest bidder specifies a

                                     A-3-94
notional amount that is less than the Outstanding Amount of the related class of Reset Rate Notes, the Administrator and the applicable Remarketing Agents may select more than one Eligible Swap Counterparty, but only to the extent that such additional Eligible Swap Counterparties have provided the next lowest received bid or bids, and enter into more than one Swap Agreement that result in the Rating Agency Condition being satisfied. On or before the Spread Determination Date, the Administrator and the Remarketing Agents will select the Swap Counterparty or Counterparties and the cause the Trust to enter into the required Swap Agreements on the related Reset Date for the upcoming Reset Period.

     (e) Other than with respect to the Initial Swap Agreements, it is a condition precedent to the entering into of any Swap Agreement and the setting of the amount to be paid to the related Swap Counterparty that the Rating Agency Condition is satisfied. No Swap Agreement will be entered into by the Trust for any Reset Period where either the related Call Option has been exercised or a Failed Remarketing has been declared. Each such Swap Agreement, will terminate at the earlier to occur of the next related Reset Date (and with respect to each of the Initial Swap Agreements, on the related Initial Reset Date for the Class A-5A, Class A-5B or Class A-5D Notes, as applicable) or a specified termination event set forth in the related Swap Agreement.

          SECTION 11.29 ACCUMULATION ACCOUNT; SUPPLEMENTAL INTEREST ACCOUNT: (a) If, on any Distribution Date, principal would be payable to a class of Reset Rate Notes then bearing interest at a fixed rate (including without limitation, with respect to the Class A-5A, Class A-5B or Class A-5D Notes during the initial Reset Period), that principal (subject to sufficient Available Funds therefor) will be allocated to that class and deposited into the related Accumulation Account, where it will remain until the next Reset Date for that class of Reset Rate Notes, unless an Event of Default under the Indenture or a sale of the Trust Estate pursuant to Section 6.1 of the Administration Agreement has occurred (in which case the Indenture Trustee will distribute all sums on deposit therein (exclusive of Investment Earnings) to the related Noteholders in accordance with the provisions of Section 5.4(b) of the Indenture or Section 6.1 of the Administration Agreement, as applicable). On each Reset Date for a class of Reset Rate Notes that bore interest at a fixed rate during the preceding Reset Period (including without limitation, on the related Initial Reset Date for the Class A-5A, Class A-5B or Class A-5D Notes, as applicable), all sums, if any, then on deposit in the related Accumulation Account, including any allocation of principal made on the same date, but less any Investment Earnings, will be distributed by the Indenture Trustee, at the direction of the Administrator, as set forth in Section 2.7C of the Administration Agreement, to the holders of that class of Reset Rate Notes, as of the related Record Date, in reduction of principal of such class; provided, that, in the event on any Distribution Date the amount on deposit in the related Accumulation Account (excluding any Investment Earnings) would equal the Outstanding Amount of that class, no additional amounts will be deposited into the related Accumulation Account and all amounts therein, less any Investment Earnings, will be distributed by the Indenture Trustee, at the direction of the Administrator, as set forth in Section 2.7C of the Administration Agreement, on the next related Reset Date to the related Noteholders, and on such Reset Date that class of Reset Rate Notes will no longer be Outstanding. Amounts on deposit in an Accumulation Account (exclusive of Investment Earnings) may be used only to pay principal on the related class of Reset Rate Notes and for no other purpose. On each Distribution Date, all Investment Earnings on deposit in each Accumulation Account will be withdrawn by the Indenture Trustee, at the direction of the

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Administrator, as set forth in Section 2.8.4B.4 of the Administration Agreement, and deposited into the Collection Account.

     (c) For so long as amounts are on deposit in an Accumulation Account, the Indenture Trustee, subject to sufficient available funds therefor, at the direction of the Administrator and pursuant to Section 2.8.5B of the Administration Agreement, will deposit into the related supplemental interest account, the related Supplemental Interest Account Deposit Amount. On each Distribution Date, all sums (which shall include Investment Earnings) on deposit in each Supplemental Account will be withdrawn by the Indenture Trustee, at the direction of the Administrator, as set forth in Section 2.8.5C of the Administration Agreement, and deposited into the Collection Account.

          SECTION 11.30 REMARKETING AGENTS; REMARKETING FEE ACCOUNT: (a) The initial Remarketing Agents, appointed pursuant to the terms of the Remarketing Agreement are Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Morgan Stanley & Co. Incorporated. The terms and conditions of the Remarketing Agreement will govern the duties and obligations of the Remarketing Agents. The Administrator, the Trust and the Remarketing Agents will enter into on each related (A) Remarketing Terms Determination Date, an Initial Remarketing Agency Agreement, in form and substance substantially the same as Appendix B to the Remarketing Agreement, unless (i) a Failed Remarketing is declared, or (ii) the related Call Option has been exercised on or prior to such date; and (B) Spread Determination Date, a Subsequent Remarketing Agency Agreement, in form and substance substantially the same as Appendix C to the Remarketing Agreement, unless (i) a Failed Remarketing is declared, (ii) the related Call Option has been exercised, or (iii) 100% of the related Noteholders have timely delivered a Hold Notice and the All Hold Rate will apply for the next related Reset Period.

     (b) Excluding all Reset Rate Notes of a class for which a Remarketing Agent has received a timely delivered Hold Notice (or if the related Call Option has been exercised or a Failed Remarketing has been declared), on the Reset Date that commences each Reset Period, each related Reset Rate Note will be automatically tendered, or deemed tendered, to the relevant Remarketing Agent for remarketing by such Remarketing Agent on the Reset Date at 100% of its principal amount. If the related class of Reset Rate Notes is held in book-entry form, subject to Section 12(c) below, 100% of the Outstanding Amount of such Reset Rate Notes will be paid by the Remarketing Agents on the related Reset Date in accordance with the standard procedures of DTC.

     (c) The Remarketing Agents will attempt, on a reasonable efforts basis and in accordance with the terms and conditions of the Remarketing Agreement and the related Remarketing Agency Agreement, to remarket the tendered Reset Rate Notes of the applicable class at a price equal to 100% of the aggregate principal amount so tendered. If (i) the related Call Option is not timely exercised, and
(ii) the Remarketing Agents are unable to remarket some or all of the tendered Reset Rate Notes, then a Failed Remarketing will be declared by the Remarketing Agents and the provisions of Section 6 above will apply; provided, however, that in order to prevent the declaration of a Failed Remarketing, the Remarketing Agents will have the option, but not the obligation, to purchase any Reset Rate Notes tendered that they are not otherwise able to remarket.

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     (d)  Each of the Remarketing Agents, in its individual or any other capacity, may buy, sell, hold and deal in any class of the Notes, including, but not limited to, purchasing any tendered Reset Rate Notes as part of the remarketing process. Any Remarketing Agent that owns a Reset Rate Note may exercise any vote or join in any action which any beneficial owner of any class of Notes may be entitled to exercise or take with like effect as if it did not act in any capacity under the Remarketing Agency Agreement. Any Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Trust, the Depositor, the Servicer, the Indenture Trustee (in its individual capacity), the Eligible Lender Trustee (in its individual capacity) or the Administrator as freely as if it did not act in any capacity under the Remarketing Agreement or any Remarketing Agency Agreement. No Noteholder or beneficial owner of any Reset Rate Note will have any rights or claims against any Remarketing Agent as a result of such Remarketing Agent's not purchasing any tendered Reset Rate Note, which results in the declaration of a Failed Remarketing.

     (e) Each of the Remarketing Agents will be entitled to receive a fee in connection with their services rendered for each successful remarketing of a class of Reset Rate Notes in the amount set forth in the Remarketing Agreement and the related Remarketing Agency Agreement. Subject to the terms and conditions set forth in the Remarketing Agreement, the Administrator, in its sole discretion, may change the Remarketing Agents for any class of Reset Rate Notes for any Reset Period at any time on or before the related Remarketing Terms Determination Date.

     (f) In accordance with Section 2.8.3 of the Administration Agreement, on the Closing Date, the Trust, from proceeds received from the sale of the Notes, will deposit the Remarketing Fee Account Initial Deposit into the Remarketing Fee Account, which will be held by the Indenture Trustee for the benefit of the Trust and the Remarketing Agents. The fees associated with each successful remarketing will be payable directly to the Remarketing Agents from amounts on deposit from time to time in the Remarketing Fee Account. On each applicable Distribution Date, Available Funds will be deposited into the Remarketing Fee Account, in the priority set forth in Section 2.7C of the Administration Agreement, in an amount up to the Aggregate Quarterly Funding Amount; provided, that if the amount on deposit in the Remarketing Fee Account, after the payment of any remarketing fees therefrom, exceeds the sum of the Reset Period Target Amounts for all classes of Reset Rate Notes, such excess will be withdrawn on the related Distribution Date, deposited into the Collection Account and included in Available Funds for that Distribution Date. All investments on deposit in the Remarketing Fee Account will be withdrawn on the next Distribution Date, deposited into the Collection Account and included in Available Funds for that Distribution Date. In the event that the fees owed to any Remarketing Agent on a Reset Date exceeds the amount then on deposit in the Remarketing Fee Account, such shortfall shall be paid from Available Funds on future Distribution Dates in the priority set forth in Section 2.7C of the Administration Agreement. The Trust shall also be responsible for certain remarketing costs and expenses to the extent set forth in Section 3 of the Remarketing Agreement, which shall be paid on each Distribution Date, to the extent of Available Funds, at the priority set forth in Section 2.7C of the Administration Agreement.

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          SECTION 11.31 ELIGIBLE LENDER TRUSTEE: The Eligible Lender Trustee is
hereby authorized and directed to execute and deliver, not in its individual capacity, but solely as Eligible Lender Trustee on behalf of the Trust, the Remarketing Agreement, any Swap Agreements, and all Remarketing Agency Agreements as the Administrator, in writing and from time to time, shall instruct the Eligible Lender Trustee. The Eligible Lender Trustee shall not be liable to any party, any third party or any Noteholder for any such actions taken at the written instruction of the Administrator. Notwithstanding the foregoing, in the event that the Eligible Lender Trustee declines or fails to execute or deliver any such document, instrument, certificate or agreement as instructed by the Administrator, the Administrator is hereby authorized, in its sole discretion, to execute and deliver, not in its individual capacity but solely as Administrator on behalf of the Trust, all such required documents, instruments, certificates and agreements. The foregoing authorization shall represent a limited power of attorney granted by the Trust to the Administrator to act on its behalf and the Administrator shall not be liable to any party, any third party or any Noteholder for any such actions taken in good faith and in accordance with these Reset Rate Note Procedures.

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                                                                    APPENDIX A-3
                                                                    TO INDENTURE

                            TRANSFER RESTRICTIONS FOR
                              THE RESET RATE NOTES

     (a) Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined in this Appendix A-3 (this "Appendix") are defined in Appendix A-1, which also contain rules as to usage that shall be applicable herein.

     (b) The Indenture Trustee, as Note Registrar, shall provide for the registration of Reset Rate Notes and of transfers and exchanges of Reset Rate Notes pursuant to Section 2.4 of the Indenture.

     (c) Each class of Reset Rate Notes will be initially represented by registered notes of such class in global form and shall be issued in the manner set forth in Sections 2.1, 2.2 and 2.10 of the Indenture. The global notes may be reissued and represented by Reset Rate Notes of such class in definitive form pursuant to Section 2.12 of the Indenture.

     (d) By acceptance of a Reset Rate Note, whether upon original issuance or subsequent transfer, each Reset Rate Noteholder or Note Owner, as applicable, of such a Reset Rate Note or a beneficial interest therein, respectively, acknowledges or is deemed to acknowledge, as the case may be, the restrictions on the transfer of such Reset Rate Note set forth in the following securities legend (the "Securities Legend"), which shall be affixed to each Reset Rate
Note:

     THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE ACT AND OTHER APPLICABLE LAWS AND ONLY PURSUANT TO RULE 144A UNDER THE ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A. SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE INDENTURE AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION; PROVIDED THAT SUCH

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     REPRESENTATIONS WILL BE DEEMED TO HAVE BEEN REPRESENTED BY A
     BENEFICIAL OWNER OF A BOOK-ENTRY NOTE OR A GLOBAL NOTE.

     Each Reset Rate Noteholder or Note Owner, as applicable, of such a Reset Rate Note, by its acceptance of a Reset Rate Note or a beneficial interest therein, respectively, also agrees that it will transfer such a Reset Rate Note or beneficial interest therein, as the case may be, only as provided herein and in accordance with the Indenture. In addition, by acceptance of any Reset Rate Note or beneficial interest therein, as applicable, each proposed transferee thereof is hereby deemed to have agreed with the conditions set forth in the Securities Legend and agreed, by virtue of its acceptance of such Reset Rate Note or beneficial interest therein, as the case may be, to indemnify the Administrator, the Depositor, the Servicer, the Indenture Trustee the Eligible Lender Trustee, the Remarketing Agents (in the event such transfer is made pursuant to a successful remarketing on a related Reset Date) and the Issuer against any and all liability that may result if such transfer is not made in a manner consistent with the restrictions set forth in the Securities Legend. In addition to any applicable restrictions in the Indenture, with respect to the transfer and registration of transfer of any Reset Rate Note registered in the name of a Reset Rate Noteholder other than DTC or its nominee (an "Individual Note") to a transferee that takes delivery in the form of a Individual Note, the Indenture Trustee shall register the transfer of such Individual Note if (i) the requested transfer is being made to a transferee who has provided the Indenture Trustee and the Administrator with a Rule 144A and Related Matters Certificate, substantially in the form attached as Annex 1 hereto, or comparable evidence as to its QIB status, and (ii) the applicable transferor has provided the Indenture Trustee and the Administrator with a Transferor Letter, substantially in the form of Annex 2 hereto.

     (e) Each class of the Reset Rate Notes will be issued initially only in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof. The Reset Rate Notes are exchangeable at any time into an equal aggregate principal amount of Reset Rate Notes of the same class of different authorized denominations pursuant to Section 2.4 of the Indenture.

     (f)  Reset Rate Notes may be presented or surrendered pursuant to Section
2.4 of the Indenture.

     (g) No service charge shall be made to a Noteholder for any registration of transfer or exchange of Reset Rate Notes, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge pursuant to Section 2.4 of the Indenture.

     (h) The Indenture Trustee shall cancel all Reset Rate Notes surrendered for transfer or exchange pursuant to Section 2.8 of the Indenture.

                                     A-3-100

     (i) For so long as any class of Reset Rate Notes are "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act, (1) the Administrator will provide or cause to be provided to any holder of such Reset Rate Notes and any prospective purchaser thereof designated by such a holder, upon the request of such holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (2) the Administrator shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of such Reset Rate Notes conducted in accordance with Rule 144A.

                                     A-3-101

                                                                      ANNEX 1 TO
                                                                    APPENDIX A-3

                FORM OF RULE 144A AND RELATED MATTERS CERTIFICATE

                                                [Date]

[SELLER]

The Bank of New York, as Indenture Trustee
2 North LaSalle, Suite 1020
Chicago, Illinois, 60602

The Student Loan Marketing Association, as Administrator
11600 Sallie Mae Drive
Reston, Virginia 20193

     Re: SLM Student Loan Trust 2003-1, Student Loan-Backed Class A5-A, Class A5-B, Class A-5C, Class A-5D and Class A-5E Reset Rate Notes (the "Reset Rate Notes")

                                   ----------

Dear Sirs:

          In connection with our purchase of the Class [A5-A] [A5-B] [A5-C] [A5-D] [A5-E] Reset Rate Notes of the above-referenced series, the undersigned certifies to each of the parties to whom this letter is addressed that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act")) as follows:

      ARTICLE XIIIt owned and/or invested on a discretionary basis eligible securities (excluding affiliate's securities, bank deposit notes and CD's, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and swaps), as described below:

          Date: ______________, 20__ (must be on or after the close of its most recent fiscal year)

          Amount: $_________________; and

                 ARTICLE XIIIThe dollar amount set forth above is:

     SECTION greater than $100 million and the undersigned is one of the following entities:

           a.  an insurance company as defined in Section 2(13) of the Act; or

           b. an investment company registered under the Investment Company Act or any business development company as defined in Section

                                     A-3-102

               2(a)(48) of the Investment Company Act of 1940; or

           c. a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958; or

           d. a plan (i) established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

           e. a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

           f. a corporation (other than a U.S. bank, savings and loan association or equivalent foreign institution), partnership, Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code; or

           g. a U.S. bank, savings and loan association or equivalent foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements; or

           h. an investment adviser registered under the Investment Advisers Act; or

     SECTION greater than $10 million, and the undersigned is a broker-dealer registered with the SEC; or 13.2 2.

     SECTION less than $10 million, and the undersigned is a broker-dealer registered with the SEC and will3only purchase Rule 144A securities in transactions in which it acts as a riskless principal (as defined in Rule 144A); or

     SECTION less than $100 million, and the undersigned is an investment company registered under the Investment Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of eligible securities; or

     SECTION less than $100 million, and the undersigned is an entity, all the equity owners of which are1qualified institutional buyers.

            The undersigned further certifies that it is purchasing the Reset Rate Notes for its own account or for the account of others that independently qualify as "Qualified Institutional Buyers" as defined in Rule 144A. It is aware that the sale of the Reset Rate Notes is being made

                                     A-3-103
in reliance on its continued compliance with Rule 144A. It is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Act provided by Rule 144A. The undersigned understands that the Reset Rate Notes may be resold, pledged or transferred only to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or any entity in which all the equity owners come within paragraph (i), in a transaction that otherwise does not constitute a public offering.

            The undersigned agrees that if at some future time it wishes to dispose of or exchange any of the Reset Rate Notes, it will not transfer or exchange any of the Reset Rate Notes unless: (1) the sale is to an Eligible Purchaser (as defined below), (2) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever, and (3) such transferee shall deliver a Rule 144A Certificate to substantially the same effect as this letter to the addressees hereof or such other evidence as may be acceptable to the Administrator and the Indenture Trustee as to its status as a Qualified Institutional Buyer as defined under Rule 144A of the Act (a "QIB").

            "ELIGIBLE PURCHASER" means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is a QIB as defined under Rule 144A of the Act or any entity in which all of the equity owners come within such paragraphs.

            If the Purchaser proposes that its Reset Rate Notes be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any): _____________________

                                     A-3-104

            IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Qualified Institutional Buyer on the ____ day of ___________, 20__.

                                   Name of Institution

                                   ---------------------------------------------
                                   Signature

                                   ---------------------------------------------
                                   Name

                                   ---------------------------------------------
                                   Title

                             NOMINEE ACKNOWLEDGMENT

            The undersigned hereby acknowledges and agrees that as to the Reset Rate Notes being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

                                   By:
                                      ------------------------------------------
                                              Duly Authorized
                                     A-3-105

      (i)      ANNEX 2 TO
               APPENDIX A-3
                            FORM OF TRANSFEROR LETTER

                                                     [Date]

The Bank of New York, as Indenture Trustee
2 North LaSalle, Suite 1020
Chicago, Illinois, 60602

The Student Loan Marketing Association, as Administrator
11600 Sallie Mae Drive
Reston, Virginia 20193

            Re: SLM Student Loan Trust 2003-1, Student Loan-Backed Class A5-A,Class A5-B, Class A-5C, Class A-5D and Class A-5E Reset Rate Notes (the "Reset Rate Notes")

                                   ----------

Ladies and Gentlemen:

In connection with our disposition of the Class [A5-A] [A5-B] [A5-C] [A5-D] [A5-E] Reset Rate Notes of the above-referenced series owned by us, we certify that (a) we understand that the Reset Rate Notes have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, and (b) we have not offered or sold any Reset Rate Notes to, or solicited offers to buy any Reset Rate Notes from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action would result in, a violation of Section 5 of the Act.

                                   Very truly yours,


                                   ---------------------------------------------
                                   Print Name of Transferor


                                   By:
                                      ------------------------------------------
                                   Authorized Officer

                                                                      SCHEDULE A
                                                                TO THE INDENTURE

                         SCHEDULE OF TRUST STUDENT LOANS

                       [See Schedule A to the Bill of Sale
                      (Attachment B to the Sale Agreement)]

                                                                      SCHEDULE B
                                                                TO THE INDENTURE

                      LOCATION OF TRUST STUDENT LOAN FILES

                  [See Attachment B to the Servicing Agreement]

                                                                     EXHIBIT A-1
                                                                TO THE INDENTURE

                            [FORM OF CLASS A-1 NOTE]

                       SEE REVERSE FOR CERTAIN DEFINITIONS

            Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

NUMBER                                                     [Note Face Amount]
R-__                                                       CUSIP NO.  78442GGH3
                                                           ISIN No. US78442GGH39
                                                           EUROPEAN COMMON
                                                            CODE 016712124

                          SLM STUDENT LOAN TRUST 2003-4

           FLOATING RATE CLASS A-1 STUDENT LOAN-BACKED NOTES

            SLM Student Loan Trust 2003-4, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [Note Face Amount] DOLLARS payable on each Distribution Date in an amount equal to the result obtained by multiplying
(i) a fraction the numerator of which is [Note Face Amount] and the denominator of which is $184,000,000 by (ii) the aggregate amount, if any, payable to Class A-1 Noteholders on such Distribution Date in respect of principal of the Notes pursuant to Section 3.1 of the Indenture dated as of April 1, 2003, among the Issuer, Chase Manhattan Bank USA, National Association, a Delaware banking corporation, as Eligible Lender Trustee on behalf of the Issuer, and The Bank of New York, a New York banking corporation, as Indenture Trustee (the "Indenture Trustee") (capitalized terms used but not defined herein being defined in APPENDIX A-1 to the Indenture, which also contains rules as to usage that shall be applicable herein); PROVIDED, HOWEVER, that the entire unpaid principal amount of this Note shall be due and payable on the March 2009 Distribution Date (the "Class A-1 Maturity Date").

            The Issuer shall pay interest on this Note at the rate per annum equal to the Class A-1 Rate (as defined on the reverse hereof), on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in
Section 3.1 of the Indenture. Interest on this Note shall accrue from and including the preceding Distribution Date (or, in the case of the first Accrual Period, the Closing Date) to but excluding the following Distribution Date (each an "Accrual Period"). Interest shall be calculated on the basis of the actual number of days elapsed in each Accrual Period divided by 360. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

            The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

            Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

            Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

                             SLM STUDENT LOAN TRUST 2003-4

                             By CHASE MANHATTAN BANK USA, NATIONAL
                                   ASSOCIATION, not in its individual capacity but solely as Eligible Lender Trustee under the Trust Agreement,

                                   By:
                                       -----------------------------------------
                                                 Authorized Signatory

Date:  April 16, 2003

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the Notes designated above and referred to in the within-mentioned Indenture.

                                   THE BANK OF NEW YORK,
                                   not in its individual capacity but solely as Indenture Trustee,

                                   By:
                                      ------------------------------------------
                                                 Authorized Signatory

Date:  April 16, 2003

                                [REVERSE OF NOTE]

            This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Floating Rate Class A-1 Student Loan-Backed Notes (the "Class A-1 Notes"), which, together with the Issuer's Floating Rate Class A-2 Student Loan-Backed Notes (the "Class A-2 Notes"), Floating Rate Class A-3 Student Loan-Backed Notes (the "Class A-3 Notes"), Floating Rate Class A-4 Student Loan-Backed Notes (the "Class A-4 Notes"), Reset Rate Class A-5A Student Loan-Backed Notes (the "Class A-5A Notes"), Reset Rate Class A-5B Student Loan-Backed Notes (the "Class A-5B Notes"), Reset Rate Class A-5C Student Loan-Backed Notes (the "Class A-5C Notes"), Reset Rate Class A-5D Student Loan-Backed Notes (the "Class A-5D Notes"), Reset Rate Class A-5E Student Loan-Backed Notes (the "Class A-5E Notes" and, together with the Class A-5A, Class A-5B, Class A-5C and Class A-5D Notes, the "Reset Rate Notes" and, the Reset Rate Notes together with the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, the "Class A Notes"), and Floating Rate Class B Student Loan-Backed Notes (the "Class B Notes" and, together with the Class A Notes, the "Notes"), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture.

            The Class A-1 Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture. On any Distribution Date, the Class A-1 Notes are prior in order of principal payment to the Class A-2, Class A-3, Class A-4, Reset Rate Notes, and, up to the applicable Class A Noteholders' Principal Distribution Amount, the Class B Notes. The Class A Notes are senior to the Class B Notes, as and to the extent provided in the Indenture.

            Principal of the Class A-1 Notes shall be payable on each Distribution Date in an amount described on the face hereof. "Distribution Date" means the 15th day of each March, June, September and December or, if any such date is not a Business Day, the next succeeding Business Day, commencing June 2003.

            As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class A-1 Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (i) an Event of Default shall have occurred and be continuing and (ii) the Indenture Trustee or the Noteholders representing not less than a majority of the Outstanding Amount of the Notes shall have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 of the Indenture. All principal payments on the Class A-1 Notes shall be made pro rata to the Noteholders entitled thereto.

            Interest on the Class A-1 Notes shall be payable on each Distribution Date on the principal amount outstanding of the Class A-1 Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class A-1 Rate. The "Class A-1 Rate" for each Accrual Period, other than the initial Accrual Period, shall be equal to Three-Month LIBOR as determined on the second Business Day before the beginning of that Accrual Period plus 0.02%. The interest for the initial Accrual Period shall be as set forth in the definition of Class A-1 Rate contained in Appendix A-1 to the Indenture.

            Payments of interest on this Note on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register on the Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency, unless Definitive Notes have been issued (initially, such nominee to be Cede & Co.), payments shall be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment, and the mailing of such check shall constitute payment of the amount thereof regardless of whether such check is returned undelivered. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, shall notify the Person who was the Noteholder hereof as of the preceding Record Date by notice mailed no later than five days prior to such Distribution Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in the Borough of Manhattan, The City of New York.

            The Issuer shall pay interest on overdue installments of interest on this Note at the Class A-1 Rate to the extent lawful.

            As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder hereof or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP (all in accordance with the Exchange Act), and such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount shall be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

            Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in the Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Eligible Lender Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Eligible Lender Trustee in its individual capacity, any holder or owner of a beneficial interest in the Issuer, the Eligible Lender Trustee or the Indenture Trustee or of any successor or assign thereof in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Eligible Lender Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

            Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture such Noteholder or Note Owner will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Basic Documents.

            Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of the Noteholders representing a majority of the Outstanding Amount of all Notes at the time outstanding. The Indenture also contains provisions permitting the Noteholders representing specified percentages of the Outstanding Amount of the Notes, on behalf of all the Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of holders of the Notes issued thereunder.

            The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

            The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

            The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

            This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

            No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

            Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither The Bank of New York, in its individual capacity, Chase Manhattan Bank USA, National Association in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture; it being expressly understood that said covenants, obligations and indemnifications have been made by the Eligible Lender Trustee for the sole purposes of binding the interests of the Eligible Lender Trustee in the assets of the Issuer. The Noteholder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; PROVIDED, HOWEVER, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee
________________________________________________________________________________

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

                 (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:____________

                                                                              */
                                   ---------------------------------------------
                                                           Signature Guaranteed:

                                                                              */
                                   ---------------------------------------------

------------------

*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                     EXHIBIT A-2
                                                                TO THE INDENTURE

                            [FORM OF CLASS A-2 NOTE]

                       SEE REVERSE FOR CERTAIN DEFINITIONS

            Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

NUMBER                                                     [Note Face Amount]
R-__                                                       CUSIP NO. 78442GGJ9
                                                           ISIN No. US78442GGJ94
                                                           EUROPEAN COMMON
                                                            CODE 016712329

                          SLM STUDENT LOAN TRUST 2003-4

                FLOATING RATE CLASS A-2 STUDENT LOAN-BACKED NOTES

            SLM Student Loan Trust 2003-4, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [Note Face Amount] DOLLARS payable on each Distribution Date in an amount equal to the result obtained by multiplying
(i) a fraction the numerator of which is [Note Face Amount] and the denominator of which is $284,000,000 by (ii) the aggregate amount, if any, payable to Class A-2 Noteholders on such Distribution Date in respect of principal of the Notes pursuant to Section 3.1 of the Indenture dated as of April 1, 2003, among the Issuer, Chase Manhattan Bank USA, National Association, a Delaware banking corporation, as Eligible Lender Trustee on behalf of the Issuer, and The Bank of New York, a New York banking corporation, as Indenture Trustee (the "Indenture Trustee") (capitalized terms used but not defined herein being defined in APPENDIX A-1 to the Indenture, which also contains rules as to usage that shall be applicable herein); PROVIDED, HOWEVER, that the entire unpaid principal amount of this Note shall be due and payable on the December 2012 Distribution Date (the "Class A-2 Maturity Date").

            The Issuer shall pay interest on this Note at the rate per annum equal to the Class A-2 Rate (as defined on the reverse hereof), on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in
Section 3.1 of the Indenture. Interest on this Note shall accrue from and including the preceding Distribution Date (or, in the case of the first Accrual Period, the Closing Date) to but excluding the following Distribution Date (each an "Accrual Period"). Interest shall be calculated on the basis of the actual number of days elapsed in each Accrual Period divided by 360. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

            The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

            Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

            Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

                             SLM STUDENT LOAN TRUST 2003-4

                             By CHASE MANHATTAN BANK USA, NATIONAL
                                   ASSOCIATION, not in its individual capacity but solely as Eligible Lender Trustee under the Trust Agreement,

                              By:
                                   ---------------------------------------------
                                            Authorized Signatory

Date:  April 16, 2003

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the Notes designated above and referred to in the within-mentioned Indenture.

                                   THE BANK OF NEW YORK,
                                   not in its individual capacity but solely as Indenture Trustee,

                                   By:
                                       -----------------------------------------
                                             Authorized Signatory

Date:  April 16, 2003

                                [REVERSE OF NOTE]

            This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Floating Rate Class A-2 Student Loan-Backed Notes (the "Class A-2 Notes"), which, together with the Issuer's Floating Rate Class A-1 Student Loan-Backed Notes (the "Class A-1 Notes"), Floating Rate Class A-3 Student Loan-Backed Notes (the "Class A-3 Notes"), Floating Rate Class A-4 Student Loan-Backed Notes (the "Class A-4 Notes"), Reset Rate Class A-5A Student Loan-Backed Notes (the "Class A-5A Notes"), Reset Rate Class A-5B Student Loan-Backed Notes (the "Class A-5B Notes"), Reset Rate Class A-5C Student Loan-Backed Notes (the "Class A-5C Notes"), Reset Rate Class A-5D Student Loan-Backed Notes (the "Class A-5D Notes"), Reset Rate Class A-5E Student Loan-Backed Notes (the "Class A-5E Notes" and, together with the Class A-5A, Class A-5B, Class A-5C and Class A-5D Notes, the "Reset Rate Notes" and, the Reset Rate Notes together with the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, the "Class A Notes"), and Floating Rate Class B Student Loan-Backed Notes (the "Class B Notes" and, together with the Class A Notes, the "Notes"), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture.

            The Class A-2 Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture. On any Distribution Date, the Class A-1 Notes are prior in order of principal payment to the Class A-2 Notes, and the Class A-2 Notes are prior in order of principal payment to the Class A-3 Notes, Class A-4 Notes, the Reset Rate Notes and, up to the applicable Class A Noteholders' Principal Distribution Amount, the Class B Notes. The Class A Notes are senior to the Class B Notes, as and to the extent provided in the Indenture.

            Principal of the Class A-2 Notes shall be payable on each Distribution Date in an amount described on the face hereof. "Distribution Date" means the 15th day of each March, June, September and December or, if any such date is not a Business Day, the next succeeding Business Day, commencing June 2003.

            As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class A-2 Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (i) an Event of Default shall have occurred and be continuing and (ii) the Indenture Trustee or the Noteholders representing not less than a majority of the Outstanding Amount of the Notes shall have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 of the Indenture. All principal payments on the Class A-2 Notes shall be made pro rata to the Noteholders entitled thereto.

            Interest on the Class A-2 Notes shall be payable on each Distribution Date on the principal amount outstanding of the Class A-2 Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class A-2 Rate. The "Class A-2 Rate" for each Accrual Period, other than the initial Accrual Period, shall be equal to Three-Month LIBOR as determined on the second Business Day before the beginning of that Accrual Period plus 0.04%.

The interest for the initial Accrual Period shall be as set forth in the definition of Class A-2 Rate contained in Appendix A-1 to the Indenture.

            Payments of interest on this Note on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register on the Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency, unless Definitive Notes have been issued (initially, such nominee to be Cede & Co.), payments shall be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment, and the mailing of such check shall constitute payment of the amount thereof regardless of whether such check is returned undelivered. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, shall notify the Person who was the Noteholder hereof as of the preceding Record Date by notice mailed no later than five days prior to such Distribution Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in the Borough of Manhattan, The City of New York.

            The Issuer shall pay interest on overdue installments of interest on this Note at the Class A-2 Rate to the extent lawful.

            As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder hereof or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP (all in accordance with the Exchange Act), and such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount shall be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

            Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in the Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Eligible Lender Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Eligible Lender Trustee in its individual capacity, any holder or owner of a beneficial interest in the Issuer, the Eligible Lender Trustee or the Indenture Trustee or of any successor or assign thereof in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Eligible Lender Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

            Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture such Noteholder or Note Owner will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Basic Documents.

            Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of the Noteholders representing a majority of the Outstanding Amount of all Notes at the time outstanding. The Indenture also contains provisions permitting the Noteholders representing specified percentages of the Outstanding Amount of the Notes, on behalf of all the Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of holders of the Notes issued thereunder.

            The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

            The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

            The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

            This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

            No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

            Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither The Bank of New York, in its individual capacity, Chase Manhattan Bank USA, National Association in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture; it being expressly understood that said covenants, obligations and indemnifications have been made by the Eligible Lender Trustee for the sole purposes of binding the interests of the Eligible Lender Trustee in the assets of the Issuer. The Noteholder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; PROVIDED, HOWEVER, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

________________________________________________________________________________

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints____________________________________________________________________
attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:____________

                                                                              */
                                   ---------------------------------------------
                                                           Signature Guaranteed:
                                                                              */

-----------
*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                     EXHIBIT A-3
                                                                TO THE INDENTURE

                            [FORM OF CLASS A-3 NOTE]

                       SEE REVERSE FOR CERTAIN DEFINITIONS

     Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

NUMBER                                                    [Note Face Amount]
R-__                                                      CUSIP NO. 78442GGK6
                                                          ISIN No. US78442GGK67
                                                          EUROPEAN COMMON
                                                          CODE 016712418

                          SLM STUDENT LOAN TRUST 2003-4

                FLOATING RATE CLASS A-3 STUDENT LOAN-BACKED NOTES

     SLM Student Loan Trust 2003-4, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [Note Face Amount] DOLLARS payable on each Distribution Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is [Note Face Amount] and the denominator of which is $290,000,000 by (ii) the aggregate amount, if any, payable to Class A-3 Noteholders on such Distribution Date in respect of principal of the Notes pursuant to Section 3.1 of the Indenture dated as of April 1, 2003, among the Issuer, Chase Manhattan Bank USA, National Association, a Delaware banking corporation, as Eligible Lender Trustee on behalf of the Issuer, and The Bank of New York, a New York banking corporation, as Indenture Trustee (the "Indenture Trustee") (capitalized terms used but not defined herein being defined in APPENDIX A-1 to the INDENTURE, which also contains rules as to usage that shall be applicable herein); PROVIDED, HOWEVER, that the entire unpaid principal amount of this Note shall be due and payable on the December 2015 Distribution Date (the "Class A-3 Maturity Date").

     The Issuer shall pay interest on this Note at the rate per annum equal to the Class A-3 Rate (as defined on the reverse hereof), on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in Section 3.1 of the Indenture. Interest on this Note shall accrue from and including the preceding Distribution Date (or, in the case of the first Accrual Period, the Closing Date) to but excluding the following Distribution Date (each an "Accrual Period"). Interest shall be calculated on the basis of the actual number of days elapsed in each Accrual Period divided by 360. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

     The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

                     SLM STUDENT LOAN TRUST 2003-4

                     By CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Eligible Lender Trustee under the Trust Agreement,

                              By:
                                  --------------------------------------------
                                           Authorized Signatory

Date:  April 16, 2003

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Notes designated above and referred to in the within-mentioned Indenture.

                              THE BANK OF NEW YORK,
                              not in its individual capacity but solely as Indenture Trustee,

                              By:
                                  --------------------------------------------
                                           Authorized Signatory

Date:  April 16, 2003

                                [REVERSE OF NOTE]

     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Floating Rate Class A-3 Student Loan-Backed Notes (the "Class A-3 Notes"), which, together with the Issuer's Floating Rate Class A-1 Student Loan-Backed Notes (the "Class A-1 Notes"), Floating Rate Class A-2 Student Loan-Backed Notes (the "Class A-2 Notes"), Floating Rate Class A-4 Student Loan-Backed Notes (the "Class A-4 Notes"), Reset Rate Class A-5A Student Loan-Backed Notes (the "Class A-5A Notes"), Reset Rate Class A-5B Student Loan-Backed Notes (the "Class A-5B Notes"), Reset Rate Class A-5C Student Loan-Backed Notes (the "Class A-5C Notes"), Reset Rate Class A-5D Student Loan-Backed Notes (the "Class A-5D Notes"), Reset Rate Class A-5E Student Loan-Backed Notes (the "Class A-5E Notes" and, together with the Class A-5A, Class A-5B, Class A-5C and Class A-5D Notes, the "Reset Rate Notes" and, the Reset Rate Notes together with the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, the "Class A Notes"), and Floating Rate Class B Student Loan-Backed Notes (the "Class B Notes" and, together with the Class A Notes, the "Notes"), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture.

     The Class A-3 Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture. On any Distribution Date, the Class A-1 Notes and the Class A-2 Notes are prior in order of principal payment to the Class A-3 Notes, and the Class A-3 Notes are prior in order of principal payment to the Class A-4 Notes, the Reset Rate Notes and, up to the applicable Class A Noteholders' Principal Distribution Amount, the Class B Notes. The Class A Notes are senior to the Class B Notes, as and to the extent provided in the Indenture.

     Principal of the Class A-3 Notes shall be payable on each Distribution Date in an amount described on the face hereof. "Distribution Date" means the 15th day of each March, June, September and December or, if any such date is not a Business Day, the next succeeding Business Day, commencing June 2003.

     As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class A-3 Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (i) an Event of Default shall have occurred and be continuing and (ii) the Indenture Trustee or the Noteholders representing not less than a majority of the Outstanding Amount of the Notes shall have declared the Notes to be immediately due and payable in the manner provided in Section
5.2 of the Indenture. All principal payments on the Class A-3 Notes shall be made pro rata to the Noteholders entitled thereto.

     Interest on the Class A-3 Notes shall be payable on each Distribution Date on the principal amount outstanding of the Class A-3 Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class A-3 Rate. The "Class A-3 Rate" for each Accrual Period, other than the initial Accrual Period, shall be equal to Three-Month LIBOR as determined on the second Business Day before the beginning of that Accrual Period plus 0.10%.

The interest for the initial Accrual Period shall be as set forth in the definition of Class A-3 Rate contained in Appendix A-1 to the Indenture.

     Payments of interest on this Note on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register on the Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency, unless Definitive Notes have been issued (initially, such nominee to be Cede & Co.), payments shall be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment, and the mailing of such check shall constitute payment of the amount thereof regardless of whether such check is returned undelivered. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, shall notify the Person who was the Noteholder hereof as of the preceding Record Date by notice mailed no later than five days prior to such Distribution Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in the Borough of Manhattan, The City of New York.

     The Issuer shall pay interest on overdue installments of interest on this Note at the Class A-3 Rate to the extent lawful.

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder hereof or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP (all in accordance with the Exchange Act), and such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount shall be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in the Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Eligible Lender Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Eligible Lender Trustee in its individual capacity, any holder or owner of a beneficial interest in the Issuer, the Eligible Lender Trustee or the Indenture Trustee or of any successor or assign thereof in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Eligible Lender Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture such Noteholder or Note Owner will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Basic Documents.

     Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of the Noteholders representing a majority of the Outstanding Amount of all Notes at the time outstanding. The Indenture also contains provisions permitting the Noteholders representing specified percentages of the Outstanding Amount of the Notes, on behalf of all the Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of holders of the Notes issued thereunder.

     The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

     The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

     The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

     This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

     Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither The Bank of New York, in its individual capacity, Chase Manhattan Bank USA, National Association in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture; it being expressly understood that said covenants, obligations and indemnifications have been made by the Eligible Lender Trustee for the sole purposes of binding the interests of the Eligible Lender Trustee in the assets of the Issuer. The Noteholder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; PROVIDED, HOWEVER, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

________________________________________________________________________________

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints
________________________________________________________________________________
attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:__________

                                                                              */
                                                      --------------------------
                                                           Signature Guaranteed:

                                                                              */
                                                      --------------------------

------------------
*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                     EXHIBIT A-4
                                                                TO THE INDENTURE

                            [FORM OF CLASS A-4 NOTE]

                       SEE REVERSE FOR CERTAIN DEFINITIONS

     Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

NUMBER                                                     [Note Face Amount]
R-__                                                       CUSIP NO. 78442GGL4
                                                           ISIN No. US78442GGL41
                                                           EUROPEAN COMMON
                                                           CODE 016712477

                         SLM STUDENT LOAN TRUST 2003-4

                FLOATING RATE CLASS A-4 STUDENT LOAN-BACKED NOTES

     SLM Student Loan Trust 2003-4, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [Note Face Amount] DOLLARS payable on each Distribution Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is [Note Face Amount] and the denominator of which is $314,000,000 by (ii) the aggregate amount, if any, payable to Class A-4 Noteholders on such Distribution Date in respect of principal of the Notes pursuant to Section 3.1 of the Indenture dated as of April 1, 2003, among the Issuer, Chase Manhattan Bank USA, National Association, a Delaware banking corporation, as Eligible Lender Trustee on behalf of the Issuer, and The Bank of New York, a New York banking corporation, as Indenture Trustee (the "Indenture Trustee") (capitalized terms used but not defined herein being defined in APPENDIX A-1 to the INDENTURE, which also contains rules as to usage that shall be applicable herein); PROVIDED, HOWEVER, that the entire unpaid principal amount of this Note shall be due and payable on the September 2018 Distribution Date (the "Class A-4 Maturity Date").

     The Issuer shall pay interest on this Note at the rate per annum equal to the Class A-4 Rate (as defined on the reverse hereof), on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in Section 3.1 of the Indenture. Interest on this Note shall accrue from and including the preceding Distribution Date (or, in the case of the first Accrual Period, the Closing Date) to but excluding the following Distribution Date (each an "Accrual Period"). Interest shall be calculated on the basis of the actual number of days elapsed in each Accrual Period divided by 360. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

     The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

                     SLM STUDENT LOAN TRUST 2003-4

                     By    CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION,
                              not in its individual capacity but solely as Eligible Lender Trustee under the Trust Agreement,

                              By:
                                  --------------------------------------------
                                           Authorized Signatory

Date:  April 16, 2003

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Notes designated above and referred to in the within-mentioned Indenture.

                              THE BANK OF NEW YORK,
                              not in its individual capacity but solely as Indenture Trustee,

                              By:
                                  --------------------------------------------
                                           Authorized Signatory

Date:  April 16, 2003

                                [REVERSE OF NOTE]

     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Floating Rate Class A-4 Student Loan-Backed Notes (the "Class A-4 Notes"), which, together with the Issuer's Floating Rate Class A-1 Student Loan-Backed Notes (the "Class A-1 Notes"), Floating Rate Class A-2 Student Loan-Backed Notes (the "Class A-2 Notes"), Floating Rate Class A-3 Student Loan-Backed Notes (the "Class A-3 Notes"), Reset Rate Class A-5A Student Loan-Backed Notes (the "Class A-5A Notes"), Reset Rate Class A-5B Student Loan-Backed Notes (the "Class A-5B Notes"), Reset Rate Class A-5C Student Loan-Backed Notes (the "Class A-5C Notes"), Reset Rate Class A-5D Student Loan-Backed Notes (the "Class A-5D Notes"), Reset Rate Class A-5E Student Loan-Backed Notes (the "Class A-5E Notes" and, together with the Class A-5A, Class A-5B, Class A-5C and Class A-5D Notes, the "Reset Rate Notes" and, the Reset Rate Notes together with the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, the "Class A Notes"), and Floating Rate Class B Student Loan-Backed Notes (the "Class B Notes" and, together with the Class A Notes, the "Notes"), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture.

     The Class A-4 Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture. On any Distribution Date, the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes are prior in order of principal payment to the Class A-4 Notes, and the Class A-4 Notes are prior in order of principal payment to the Reset Rate Notes and, up to the applicable Class A Noteholders' Principal Distribution Amount. The Class A Notes are senior to the Class B Notes, as and to the extent provided in the Indenture.

     Principal of the Class A-4 Notes shall be payable on each Distribution Date in an amount described on the face hereof. "Distribution Date" means the 15th day of each March, June, September and December or, if any such date is not a Business Day, the next succeeding Business Day, commencing June 2003.

     As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class A-4 Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (i) an Event of Default shall have occurred and be continuing and (ii) the Indenture Trustee or the Noteholders representing not less than a majority of the Outstanding Amount of the Notes shall have declared the Notes to be immediately due and payable in the manner provided in Section
5.2 of the Indenture. All principal payments on the Class A-4 Notes shall be made pro rata to the Noteholders entitled thereto.

     Interest on the Class A-4 Notes shall be payable on each Distribution Date on the principal amount outstanding of the Class A-4 Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class A-4 Rate. The "Class A-4 Rate" for each Accrual Period, other than the initial Accrual Period, shall be equal to Three-Month LIBOR as determined on the second Business Day before the beginning of that Accrual Period plus 0.22%. The interest rate for the initial Accrual Period shall be as set forth in the definition of Class A-4 Rate contained in Appendix A-1 to the Indenture.

     Payments of interest on this Note on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register on the Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency, unless Definitive Notes have been issued (initially, such nominee to be Cede & Co.), payments shall be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment, and the mailing of such check shall constitute payment of the amount thereof regardless of whether such check is returned undelivered. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, shall notify the Person who was the Noteholder hereof as of the preceding Record Date by notice mailed no later than five days prior to such Distribution Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in the Borough of Manhattan, The City of New York.

     The Issuer shall pay interest on overdue installments of interest on this Note at the Class A-4 Rate to the extent lawful.

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder hereof or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP (all in accordance with the Exchange Act), and such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount shall be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in the Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Eligible Lender Trustee in its individual capacity,
(ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Eligible Lender Trustee in its individual capacity, any holder or owner of a beneficial interest in the Issuer, the Eligible Lender Trustee or the Indenture Trustee or of any successor or assign thereof in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Eligible Lender Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture such Noteholder or Note Owner will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Basic Documents.

     Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of the Noteholders representing a majority of the Outstanding Amount of all Notes at the time outstanding. The Indenture also contains provisions permitting the Noteholders representing specified percentages of the Outstanding Amount of the Notes, on behalf of all the Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of holders of the Notes issued thereunder.

     The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

     The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

     The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

     This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

     Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither The Bank of New York, in its individual capacity, Chase Manhattan Bank USA, National Association in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture; it being expressly understood that said covenants, obligations and indemnifications have been made by the Eligible Lender Trustee for the sole purposes of binding the interests of the Eligible Lender Trustee in the assets of the Issuer. The Noteholder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; PROVIDED, HOWEVER, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

________________________________________________________________________________

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints
________________________________________________________________________________
attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:__________

                                                    --------------------------*/
                                                           Signature Guaranteed:

                                                    --------------------------*/

------------------
*/   NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                     EXHIBIT A-5
                                                                TO THE INDENTURE

                             [FORM OF CLASS B NOTE]

                       SEE REVERSE FOR CERTAIN DEFINITIONS

     Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

NUMBER                                                     [Note Face Amount]
R-__                                                       CUSIP NO. 78442GGM2
                                                           ISIN No. US78442GGM24
                                                           EUROPEAN COMMON
                                                           CODE 016712566

                          SLM STUDENT LOAN TRUST 2003-4

                 FLOATING RATE CLASS B STUDENT LOAN-BACKED NOTES

     SLM Student Loan Trust 2003-4, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [Note Face Amount] DOLLARS payable on each Distribution Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is [Note Face Amount] and the denominator of which is $68,367,000 by (ii) the aggregate amount, if any, payable to Class B Noteholders on such Distribution Date in respect of principal of the Notes pursuant to
Section 3.1 of the Indenture dated as of April 1, 2003, among the Issuer, Chase Manhattan Bank USA, National Association, a Delaware banking corporation, as Eligible Lender Trustee on behalf of the Issuer, and The Bank of New York, a New York banking corporation, as Indenture Trustee (the "Indenture Trustee") (capitalized terms used but not defined herein being defined in APPENDIX A-1 to the INDENTURE, which also contains rules as to usage that shall be applicable herein); PROVIDED, HOWEVER, that the entire unpaid principal amount of this Note shall be due and payable on the June 2038 Distribution Date (the "Class B Maturity Date").

     The Issuer shall pay interest on this Note at the rate per annum equal to the Class B Rate (as defined on the reverse hereof), on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in Section 3.1 of the Indenture. Interest on this Note shall accrue from and including the preceding Distribution Date (or, in the case of the first Accrual Period, the Closing Date) to but excluding the following Distribution Date (each an "Accrual Period"). Interest shall be calculated on the basis of the actual number of days elapsed in each Accrual Period divided by 360. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

     The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

                     SLM STUDENT LOAN TRUST 2003-4

                     By    CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION,
                              not in its individual capacity but solely as Eligible Lender Trustee under the Trust Agreement,

                              By:
                                  -------------------------------------
                                           Authorized Signatory

Date:  April 16, 2003

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Notes designated above and referred to in the within-mentioned Indenture.

                              THE BANK OF NEW YORK,
                              not in its individual capacity but solely as Indenture Trustee,

                              By:
                                  ---------------------------------------
                                           Authorized Signatory

Date:  April 16, 2003

                                [REVERSE OF NOTE]

     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Floating Rate Class B Student Loan-Backed Notes (the "Class B Notes"), which, together with the Issuer's Floating Rate Class A-1 Student Loan-Backed Notes (the "Class A-1 Notes"), Floating Rate Class A-2 Student Loan-Backed Notes (the "Class A-2 Notes"), Floating Rate Class A-3 Student Loan-Backed Notes (the "Class A-3 Notes") and the Issuer's Floating Rate Class A-4 Student Loan-Backed Notes (the "Class A-4 Notes"), Reset Rate Class A-5A Student Loan-Backed Notes (the "Class A-5A Notes"), Reset Rate Class A-5B Student Loan-Backed Notes (the "Class A-5B Notes"), Reset Rate Class A-5C Student Loan-Backed Notes (the "Class A-5C Notes"), Reset Rate Class A-5D Student Loan-Backed Notes (the "Class A-5D Notes"), Reset Rate Class A-5E Student Loan-Backed Notes (the "Class A-5E Notes" and, together with the Class A-5A, Class A-5B, Class A-5C and Class A-5D Notes, the "Reset Rate Notes" and, the Reset Rate Notes together with the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, the "Class A Notes" and, the Class A Notes together with the Class B Notes, the "Notes"), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture.

     The Class B Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture. On any Distribution Date, the Class A Notes are prior in order of principal payment to the Class B Notes, up to the applicable Class A Noteholders' Principal Distribution Amount. The Class B Notes are subordinate to the Class A Notes as and to the extent provided in the Indenture.

     Principal of the Class B Notes shall be payable on each Distribution Date in an amount described on the face hereof. "Distribution Date" means the 15th day of each March, June, September and December or, if any such date is not a Business Day, the next succeeding Business Day, commencing June 2003.

     As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class B Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (i) an Event of Default shall have occurred and be continuing and (ii) the Indenture Trustee or the Noteholders representing not less than a majority of the Outstanding Amount of the Notes shall have declared the Notes to be immediately due and payable in the manner provided in Section
5.2 of the Indenture. All principal payments on the Class B Notes shall be made pro rata to the Noteholders entitled thereto.

     Interest on the Class B Notes shall be payable on each Distribution Date on the principal amount outstanding of the Class B Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class B Rate. The "Class B Rate" for each Accrual Period, other than the initial Accrual Period, shall be equal to Three-Month LIBOR as determined on the second Business Day before the beginning of that Accrual Period plus 0.65%. The interest rate for the initial Accrual Period shall be as set forth in the definition of Class B Rate contained in Appendix A-1 to the Indenture.

     Payments of interest on this Note on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register on the Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency, unless Definitive Notes have been issued (initially, such nominee to be Cede & Co.), payments shall be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment, and the mailing of such check shall constitute payment of the amount thereof regardless of whether such check is returned undelivered. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, shall notify the Person who was the Noteholder hereof as of the preceding Record Date by notice mailed no later than five days prior to such Distribution Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in the Borough of Manhattan, The City of New York.

     The Issuer shall pay interest on overdue installments of interest on this Note at the Class B Rate to the extent lawful.

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder hereof or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP (all in accordance with the Exchange Act), and such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount shall be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in the Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Eligible Lender Trustee in its individual capacity,
(ii) any
owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Eligible Lender Trustee in its individual capacity, any holder or owner of a beneficial interest in the Issuer, the Eligible Lender Trustee or the Indenture Trustee or of any successor or assign thereof in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Eligible Lender Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture such Noteholder or Note Owner will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Basic Documents.

     Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of the Noteholders representing a majority of the Outstanding Amount of all Notes at the time outstanding. The Indenture also contains provisions permitting the Noteholders representing specified percentages of the Outstanding Amount of the Notes, on behalf of all the Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of holders of the Notes issued thereunder.

     The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

     The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

     The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

     This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

     Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither The Bank of New York, in its individual capacity, Chase Manhattan Bank USA, National Association in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture; it being expressly understood that said covenants, obligations and indemnifications have been made by the Eligible Lender Trustee for the sole purposes of binding the interests of the Eligible Lender Trustee in the assets of the Issuer. The Noteholder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; PROVIDED, HOWEVER, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

________________________________________________________________________________

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints
________________________________________________________________________________
attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:___________

                                                    --------------------------*/
                                                           Signature Guaranteed:


                                                    --------------------------*/

------------------
*/   NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                     EXHIBIT A-6
                                                                TO THE INDENTURE

                            [FORM OF CLASS A-5A NOTE]

                       SEE REVERSE FOR CERTAIN DEFINITIONS

     THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE). SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE INDENTURE AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION; PROVIDED THAT SUCH REPRESENTATIONS WILL BE DEEMED TO HAVE BEEN REPRESENTED BY A BENEFICIAL OWNER OF A BOOK-ENTRY NOTE OR A GLOBAL NOTE.

     Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

     THE INTEREST RATE OF THIS NOTE IS SUBJECT TO CHANGE ON EACH RESET DATE AND MAY BE SIGNIFICANTLY DIFFERENT ON SUBSEQUENT RESET PERIODS FROM THAT APPLICABLE DURING THE INITIAL RESET PERIOD.

NUMBER                                                     [Note Face Amount]
R-__                                                       CUSIP NO.  78442GGD2
                                                           ISIN No. US78442GGD25
                                                           EUROPEAN COMMON
                                                           CODE 016710814

                          SLM STUDENT LOAN TRUST 2003-4

                 RESET RATE CLASS A-5A STUDENT LOAN-BACKED NOTES

     SLM Student Loan Trust 2003-4, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [Note Face Amount] DOLLARS payable on each Distribution Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is [Note Face Amount] and the denominator of which is $200,000,000 by (ii) the aggregate amount, if any, payable to Class A-5A Noteholders on such Distribution Date in respect of principal of the Notes pursuant to Section 3.1 of the Indenture dated as of April 1, 2003, among the Issuer, Chase Manhattan Bank USA, National Association, a Delaware banking corporation, as Eligible Lender Trustee on behalf of the Issuer, and The Bank of New York, a New York banking corporation, as Indenture Trustee (the "Indenture Trustee") (capitalized terms used but not defined herein being defined in APPENDIX A-1 to the Indenture, which also contains rules as to usage that shall be applicable herein); PROVIDED, HOWEVER, that the entire unpaid principal amount of this Note shall be due and payable on the March 2033 Distribution Date (the "Class A-5A Maturity Date").

     The Issuer shall pay interest on this Note at the rate per annum equal to the Class A-5A Rate (as defined on the reverse hereof), on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in Section 3.1 of the Indenture. Interest on this Note, if it is in floating rate mode, shall accrue from and including the preceding Distribution Date to but excluding the following Distribution Date (each an "Accrual Period"), or if this Note is in fixed rate mode, each Accrual Period will commence from and including the 15th day of the month of the immediately preceding Distribution Date (or, in the case of the first Accrual Period, the Closing Date) to and including the 14th day of the month of the current Distribution Date. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

     The rate of interest on the Class A-5A Notes will be reset on each Reset Date in accordance with the procedures set forth in Appendix A-2 to the Indenture.

     The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

                     SLM STUDENT LOAN TRUST 2003-4

                     By  CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION,
                              not in its individual capacity but solely as Eligible Lender Trustee under the Trust Agreement,

                              By:
                                  -------------------------------------
                                           Authorized Signatory

Date:  April 16, 2003

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Notes designated above and referred to in the within-mentioned Indenture.

                              THE BANK OF NEW YORK,
                              not in its individual capacity but solely as Indenture Trustee,


                              By:
                                  ---------------------------------------
                                           Authorized Signatory

Date:  April 16, 2003

                                [REVERSE OF NOTE]

          This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Reset Rate Class A-5A Student Loan-Backed Notes (the "Class A-5A Notes"), which, together with the Issuer's Floating Rate Class A-1 Student Loan-Backed Notes (the "Class A-1 Notes"), Floating Rate Class A-2 Student Loan-Backed Notes (the "Class A-2 Notes"), Floating Rate Class A-3 Student Loan-Backed Notes (the "Class A-3 Notes"), Floating Rate Class A-4 Student Loan-Backed Notes (the "Class A-4 Notes"), Reset Rate Class A-5B Student Loan-Backed Notes (the "Class A-5B Notes"), Reset Rate Class A-5C Student Loan-Backed Notes (the "Class A-5C Notes"), Reset Rate Class A-5D Student Loan-Backed Notes (the "Class A-5D Notes") and Reset Rate Class A-5E Student Loan-Backed Notes (the "Class A-5E Notes" and, together with the Class A-5A, Class A-5B, Class A-5C and Class A-5D Notes, the "Reset Rate Notes" and, the Reset Rate Notes together with the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, the "Class A Notes"), and Floating Rate Class B Student Loan-Backed Notes (the "Class B Notes" and, together with the Class A Notes, the "Notes"), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture.

          The Class A-5A Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture. On any Distribution Date, the Class A-5A Notes will be paid (or allocated) principal pro rata with the Class A-5B, Class A-5C, Class A-5D and Class A-5E Notes. On any Distribution Date, the Class A-1, Class A-2, Class A-3 and Class A-4 Notes are prior in order of principal payment to the Reset Rate Notes, and the Reset Rate Notes are prior in order of principal payment the Class B Notes, up to the applicable Class A Noteholders' Principal Distribution Amount. The Class A Notes are senior to the Class B Notes, as and to the extent provided in the Indenture.

          Principal of the Class A-5A Notes shall be payable on each Distribution Date in an amount described on the face hereof. "Distribution Date" means the 15th day of each March, June, September and December or, if any such date is not a Business Day, the next succeeding Business Day, commencing June 2003.

          If during any Reset Period (including the initial Reset Period) the Class A-5A Rate is a fixed rate of interest, the Class A-5A Noteholders will not be paid principal on any related Distribution Date when principal is allocated to the Class A-5A Notes. All such allocated principal will be deposited into the related Accumulation Account for payment to the Class A-5A Noteholders, generally, on the next related Reset Date in accordance with the procedures set forth in Appendix A-2 to the Indenture.

          As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class A-5A Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (i) an Event of Default shall have occurred and be continuing and (ii) the Indenture Trustee or the Noteholders representing not less than a majority of the Outstanding Amount of the Notes shall have declared the Notes to be immediately due and payable in the manner provided in Section

5.2 of the Indenture. All principal payments on the Class A-5A Notes shall be made pro rata to the Noteholders entitled thereto.

          Interest on the Class A-5A Notes shall be payable on each Distribution Date on the principal amount outstanding of the Class A-5A Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class A-5A Rate. The Class A-5A Rate will be reset on each related Reset Date in accordance with the provisions of Appendix A-2 to the Indenture. The initial Reset Date for the Class A-5A Notes is the Distribution Date in September 2005. The "Class A-5A Rate" for each Accrual Period during the initial Reset Period, shall be equal to an annual rate of 2.16%, calculated on the basis of 30 day months and a 360 day year.

          On each Reset Date for the Class A-5A Notes, the Indenture Trustee, in its capacity as DTC custodian, will attach (or will send to the Class A-5A Noteholders if this Note is not then held in book-entry form) copies of the related Remarketing Terms Notice and Spread Determination Notice as Annex 1 to this Note, which shall be considered an integral part of this Note applicable during the related Reset Period.

          Payments of interest on this Note on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register on the Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency, unless Definitive Notes have been issued (initially, such nominee to be Cede & Co.), payments shall be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment, and the mailing of such check shall constitute payment of the amount thereof regardless of whether such check is returned undelivered. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, shall notify the Person who was the Noteholder hereof as of the preceding Record Date by notice mailed no later than five days prior to such Distribution Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in the Borough of Manhattan, The City of New York.

          The Issuer shall pay interest on overdue installments of interest on this Note at the Class A-5A Rate to the extent lawful.

          The Class A-5A Notes have not been registered or qualified under the Act or any state securities law. No transfer, sale, pledge or other disposition of any Class A-5A Note, or any interest therein, shall be made unless the transfer is made pursuant to an effective registration statement under the Act or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. In the event that a transfer is made without registration or qualification, the Indenture Trustee shall require, in order to assure compliance with such laws, that the prospective transferor and transferee each certify to the Administrator and the Indenture Trustee in writing the facts surrounding the transfer. Such certifications shall be substantially in the forms of Annex 1 and Annex 2 to Appendix A-3 to the Indenture. Such certifications shall be deemed to have been made by the transferor and transferee with respect to any transfer of an interest in a Class A-5A Note that is in book-entry form. None of the Issuer, the Depositor, the Administrator, the Eligible Lender Trustee or the Indenture Trustee is obligated to register or qualify the Class A-5A Notes under the Act or any other securities law or to take any action not otherwise required under the Indenture to permit the transfer of Class A-5A Notes, or interests therein, without registration or qualification. Any Class A-5A Noteholder desiring to effect such transfer is hereby deemed to have indemnified the Issuer, the Depositor, the Administrator, the Eligible Lender Trustee and the Indenture Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such applicable federal or state laws.

          As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder hereof or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP (all in accordance with the Exchange Act), and such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount shall be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

          Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in the Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Eligible Lender Trustee in its individual capacity,
(ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Eligible Lender Trustee in its individual capacity, any holder or owner of a beneficial interest in the Issuer, the Eligible Lender Trustee or the Indenture Trustee or of any successor or assign thereof in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Eligible Lender Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

          Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture such Noteholder or Note Owner will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Basic Documents.

          Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of the Noteholders representing a majority of the Outstanding Amount of all Notes at the time outstanding. The Indenture also contains provisions permitting the Noteholders representing specified percentages of the Outstanding Amount of the Notes, on behalf of all the Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of holders of the Notes issued thereunder.

          The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

          The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

          The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

          This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

          Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither The Bank of New York, in its individual capacity, Chase Manhattan Bank USA, National Association in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture; it being expressly understood that said covenants, obligations and indemnifications have been made by the Eligible Lender Trustee for the sole purposes of binding the interests of the Eligible Lender Trustee in the assets of the Issuer. The Noteholder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; PROVIDED, HOWEVER, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

________________________________________________________________________________

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

________________________________________________________________________________
attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ______________

                                                                              */
                                                    ----------------------------
                                                           Signature Guaranteed:

                                                                              */
                                                    ----------------------------

----------
*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                     ANNEX 1
                               COPY OF APPLICABLE
                            REMARKETING TERMS NOTICE
                         AND SPREAD DETERMINATION NOTICE

                   [TO BE ATTACHED ON EACH RELATED RESET DATE]

                                                                     EXHIBIT A-7
                                                                TO THE INDENTURE

                            [FORM OF CLASS A-5B NOTE]

                       SEE REVERSE FOR CERTAIN DEFINITIONS

          THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE). SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE INDENTURE AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION; PROVIDED THAT SUCH REPRESENTATIONS WILL BE DEEMED TO HAVE BEEN REPRESENTED BY A BENEFICIAL OWNER OF A BOOK-ENTRY NOTE OR A GLOBAL NOTE.

          Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

          THE INTEREST RATE OF THIS NOTE IS SUBJECT TO CHANGE ON EACH RESET DATE AND MAY BE SIGNIFICANTLY DIFFERENT ON SUBSEQUENT RESET PERIODS FROM THAT APPLICABLE DURING THE INITIAL RESET PERIOD.

NUMBER                                                   [Note Face Amount]
R-__                                                     CUSIP NO.  78442GGE0
                                                         ISIN No. US78442GGE08
                                                         EUROPEAN COMMON
                                                           CODE 016711675

                          SLM STUDENT LOAN TRUST 2003-4

                 RESET RATE CLASS A-5B STUDENT LOAN-BACKED NOTES

          SLM Student Loan Trust 2003-4, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [Note Face Amount] DOLLARS payable on each Distribution Date in an amount equal to the result obtained by multiplying
(i) a fraction the numerator of which is [Note Face Amount] and the denominator of which is $200,000,000 by (ii) the aggregate amount, if any, payable to Class A-5B Noteholders on such Distribution Date in respect of principal of the Notes pursuant to Section 3.1 of the Indenture dated as of April 1, 2003, among the Issuer, Chase Manhattan Bank USA, National Association, a Delaware banking corporation, as Eligible Lender Trustee on behalf of the Issuer, and The Bank of New York, a New York banking corporation, as Indenture Trustee (the "Indenture Trustee") (capitalized terms used but not defined herein being defined in APPENDIX A-1 to the Indenture, which also contains rules as to usage that shall be applicable herein); PROVIDED, HOWEVER, that the entire unpaid principal amount of this Note shall be due and payable on the March 2033 Distribution Date (the "Class A-5B Maturity Date").

          The Issuer shall pay interest on this Note at the rate per annum equal to the Class A-5B Rate (as defined on the reverse hereof), on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in Section 3.1 of the Indenture. Interest on this Note, if it is in floating rate mode, shall accrue from and including the preceding Distribution Date (or, in the case of the first Accrual Period, the Closing Date) to but excluding the following Distribution Date (each an "Accrual Period"), or if this Note is in fixed rate mode, each Accrual Period will commence from and including the 15th day of the month of the immediately preceding Distribution Date to and including the 14th day of the month of the current Distribution Date. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

          The rate of interest on the Class A-5B Notes will be reset on each Reset Date in accordance with the procedures set forth in Appendix A-2 to the Indenture.

          The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

          Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

          Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

                           SLM STUDENT LOAN TRUST 2003-4

                           By CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION,
                                not in its individual capacity but solely as Eligible Lender Trustee under the Trust Agreement,

                                By:
                                    -----------------------------------------
                                              Authorized Signatory

Date:  April 16, 2003

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Notes designated above and referred to in the within-mentioned Indenture.

                                THE BANK OF NEW YORK,
                                not in its individual capacity but solely as Indenture Trustee,

                                By:
                                    -----------------------------------------
                                             Authorized Signatory

Date:  April 16, 2003

                                [REVERSE OF NOTE]

          This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Reset Rate Class A-5B Student Loan-Backed Notes (the "Class A-5B Notes"), which, together with the Issuer's Floating Rate Class A-1 Student Loan-Backed Notes (the "Class A-1 Notes"), Floating Rate Class A-2 Student Loan-Backed Notes (the "Class A-2 Notes"), Floating Rate Class A-3 Student Loan-Backed Notes (the "Class A-3 Notes"), Floating Rate Class A-4 Student Loan-Backed Notes (the "Class A-4 Notes"), Reset Rate Class A-5A Student Loan-Backed Notes (the "Class A-5A Notes"), Reset Rate Class A-5C Student Loan-Backed Notes (the "Class A-5C Notes"), Reset Rate Class A-5D Student Loan-Backed Notes (the "Class A-5D Notes") and Reset Rate Class A-5E Student Loan-Backed Notes (the "Class A-5E Notes" and, together with the Class A-5A, Class A-5B, Class A-5C and Class A-5D Notes, the "Reset Rate Notes" and, the Reset Rate Notes together with the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, the "Class A Notes"), and Floating Rate Class B Student Loan-Backed Notes (the "Class B Notes" and, together with the Class A Notes, the "Notes"), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture.

          The Class A-5B Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture. On any Distribution Date, the Class A-5B Notes will be paid (or allocated) principal pro rata with the Class A-5A, Class A-5C, Class A-5D and Class A-5E Notes. On any Distribution Date, the Class A-1, Class A-2, Class A-3 and Class A-4 Notes are prior in order of principal payment to the Reset Rate Notes, and the Reset Rate Notes are prior in order of principal payment the Class B Notes, up to the applicable Class A Noteholders' Principal Distribution Amount. The Class A Notes are senior to the Class B Notes, as and to the extent provided in the Indenture.

          Principal of the Class A-5B Notes shall be payable on each Distribution Date in an amount described on the face hereof. "Distribution Date" means the 15th day of each March, June, September and December or, if any such date is not a Business Day, the next succeeding Business Day, commencing June 2003.

          If during any Reset Period the Class A-5B Rate is a fixed rate of interest, the Class A-5B Noteholders will not be paid principal on any related Distribution Date when principal is allocated to the Class A-5B Notes. All such allocated principal will be deposited into the related Accumulation Account for payment to the Class A-5B Noteholders, generally, on the next related Reset Date in accordance with the procedures set forth in Appendix A-2 to the Indenture.

          As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class A-5B Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (i) an Event of Default shall have occurred and be continuing and (ii) the Indenture Trustee or the Noteholders representing not less than a majority of the Outstanding Amount of the Notes shall have declared the Notes to be immediately due and payable in the manner provided in Section

5.2 of the Indenture. All principal payments on the Class A-5B Notes shall be made pro rata to the Noteholders entitled thereto.

          Interest on the Class A-5B Notes shall be payable on each Distribution Date on the principal amount outstanding of the Class A-5B Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class A-5B Rate. The Class A-5B Rate will be reset on each related Reset Date in accordance with the provisions of Appendix A-2 to the Indenture. The initial Reset Date for the Class A-5B Notes is the Distribution Date in March 2008. The "Class A-5B Rate" for each Accrual Period during the initial Reset Period shall be equal to an annual rate of 3.39%, calculated on the basis of 30 day months and a 360 day year.

          On each Reset Date for the Class A-5B Notes, the Indenture Trustee, in its capacity as DTC custodian, will attach (or will send to the Class A-5B Noteholders if this Note is not then held in book-entry form) copies of the related Remarketing Terms Notice and Spread Determination Notice as Annex 1 to this Note, which shall be considered an integral part of this Note applicable during the related Reset Period.

          Payments of interest on this Note on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register on the Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency, unless Definitive Notes have been issued (initially, such nominee to be Cede & Co.), payments shall be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment, and the mailing of such check shall constitute payment of the amount thereof regardless of whether such check is returned undelivered. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, shall notify the Person who was the Noteholder hereof as of the preceding Record Date by notice mailed no later than five days prior to such Distribution Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in the Borough of Manhattan, The City of New York.

          The Issuer shall pay interest on overdue installments of interest on this Note at the Class A-5B Rate to the extent lawful.

          The Class A-5B Notes have not been registered or qualified under the Act or any state securities law. No transfer, sale, pledge or other disposition of any Class A-5B Note, or any interest therein, shall be made unless the transfer is made pursuant to an effective registration statement under the Act or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. In the event that a transfer is made without registration or qualification, the Indenture Trustee shall require, in order to assure compliance with such laws, that the prospective transferor and transferee each certify to the Administrator and the Indenture Trustee in writing the facts surrounding the transfer. Such certifications shall be substantially in the forms of Annex 1 and Annex 2 to Appendix A-3 to the Indenture. Such certifications shall be deemed to have been made by the transferor and transferee with respect to any transfer of an interest in a Class A-5B Note that is in book-entry form. None of the Issuer, the Depositor, the Administrator, the Eligible Lender Trustee or the Indenture Trustee is obligated to register or qualify the Class A-5B Notes under the Act or any other securities law or to take any action not otherwise required under the Indenture to permit the transfer of Class A-5B Notes, or interests therein, without registration or qualification. Any Class A-5B Noteholder desiring to effect such transfer is hereby deemed to have indemnified the Issuer, the Depositor, the Administrator, the Eligible Lender Trustee and the Indenture Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such applicable federal or state laws.

          As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder hereof or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP (all in accordance with the Exchange Act), and such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount shall be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

          Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in the Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Eligible Lender Trustee in its individual capacity,
(ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Eligible Lender Trustee in its individual capacity, any holder or owner of a beneficial interest in the Issuer, the Eligible Lender Trustee or the Indenture Trustee or of any successor or assign thereof in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Eligible Lender Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

          Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture such Noteholder or Note Owner will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Basic Documents.

          Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of the Noteholders representing a majority of the Outstanding Amount of all Notes at the time outstanding. The Indenture also contains provisions permitting the Noteholders representing specified percentages of the Outstanding Amount of the Notes, on behalf of all the Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of holders of the Notes issued thereunder.

          The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

          The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

          The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

          This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

          Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither The Bank of New York, in its individual capacity, Chase Manhattan Bank USA, National Association in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture; it being expressly understood that said covenants, obligations and indemnifications have been made by the Eligible Lender Trustee for the sole purposes of binding the interests of the Eligible Lender Trustee in the assets of the Issuer. The Noteholder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; PROVIDED, HOWEVER, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

________________________________________________________________________________

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

________________________________________________________________________________
attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _____________

                                                                              */
                                                    ----------------------------
                                                           Signature Guaranteed:


                                                                              */
                                                    ----------------------------

----------
*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                     ANNEX 1

                               COPY OF APPLICABLE
                            REMARKETING TERMS NOTICE
                         AND SPREAD DETERMINATION NOTICE

                   [TO BE ATTACHED ON EACH RELATED RESET DATE]

                                                                     EXHIBIT A-8
                                                                TO THE INDENTURE

                            [FORM OF CLASS A-5C NOTE]

                       SEE REVERSE FOR CERTAIN DEFINITIONS

          THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE). SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE INDENTURE AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION; PROVIDED THAT SUCH REPRESENTATIONS WILL BE DEEMED TO HAVE BEEN REPRESENTED BY A BENEFICIAL OWNER OF A BOOK-ENTRY NOTE OR A GLOBAL NOTE.

          Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

          THE INTEREST RATE OF THIS NOTE IS SUBJECT TO CHANGE ON EACH RESET DATE AND MAY BE SIGNIFICANTLY DIFFERENT ON SUBSEQUENT RESET PERIODS FROM THAT APPLICABLE DURING THE INITIAL RESET PERIOD.

NUMBER                                                   [Note Face Amount]
R-__                                                     CUSIP NO.  78442GGF7
                                                         ISIN No. US78442GGF72
                                                         EUROPEAN COMMON
                                                           CODE 016711802

                          SLM STUDENT LOAN TRUST 2003-4

                 RESET RATE CLASS A-5C STUDENT LOAN-BACKED NOTES

          SLM Student Loan Trust 2003-4, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [Note Face Amount] DOLLARS payable on each Distribution Date in an amount equal to the result obtained by multiplying
(i) a fraction the numerator of which is [Note Face Amount] and the denominator of which is $338,527,000 by (ii) the aggregate amount, if any, payable to Class A-5C Noteholders on such Distribution Date in respect of principal of the Notes pursuant to Section 3.1 of the Indenture dated as of April 1, 2003, among the Issuer, Chase Manhattan Bank USA, National Association, a Delaware banking corporation, as Eligible Lender Trustee on behalf of the Issuer, and The Bank of New York, a New York banking corporation, as Indenture Trustee (the "Indenture Trustee") (capitalized terms used but not defined herein being defined in APPENDIX A-1 to the Indenture, which also contains rules as to usage that shall be applicable herein); PROVIDED, HOWEVER, that the entire unpaid principal amount of this Note shall be due and payable on the March 2033 Distribution Date (the "Class A-5C Maturity Date").

          The Issuer shall pay interest on this Note at the rate per annum equal to the Class A-5C Rate (as defined on the reverse hereof), on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in Section 3.1 of the Indenture. Interest on this Note, if it is in floating rate mode, shall accrue from and including the preceding Distribution Date (or, in the case of the first Accrual Period, the Closing Date) to but excluding the following Distribution Date (each an "Accrual Period"), or if this Note is in fixed rate mode, each Accrual Period will commence from and including the 15th day of the month of the immediately preceding Distribution Date to and including the 14th day of the month of the current Distribution Date. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

          The rate of interest on the Class A-5C Notes will be reset on each Reset Date in accordance with the procedures set forth in Appendix A-2 to the Indenture.

          The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

          Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

          Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

                           SLM STUDENT LOAN TRUST 2003-4

                           By CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION,
                                not in its individual capacity but solely as Eligible Lender Trustee under the Trust Agreement,

                              By:
                                  --------------------------------------------
                                             Authorized Signatory

Date:  April 16, 2003

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Notes designated above and referred to in the within-mentioned Indenture.

                                THE BANK OF NEW YORK,
                                not in its individual capacity but solely as Indenture Trustee,


                                By:
                                    --------------------------------------------
                                            Authorized Signatory

Date:  April 16, 2003

                                [REVERSE OF NOTE]

          This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Reset Rate Class A-5C Student Loan-Backed Notes (the "Class A-5C Notes"), which, together with the Issuer's Floating Rate Class A-1 Student Loan-Backed Notes (the "Class A-1 Notes"), Floating Rate Class A-2 Student Loan-Backed Notes (the "Class A-2 Notes"), Floating Rate Class A-3 Student Loan-Backed Notes (the "Class A-3 Notes"), Floating Rate Class A-4 Student Loan-Backed Notes (the "Class A-4 Notes"), Reset Rate Class A-5A Student Loan-Backed Notes (the "Class A-5A Notes"), Reset Rate Class A-5B Student Loan-Backed Notes (the "Class A-5B Notes"), Reset Rate Class A-5D Student Loan-Backed Notes (the "Class A-5D Notes"), Reset Rate Class A-5E Student Loan-Backed Notes (the "Class A-5E Notes" and, together with the Class A-5A, Class A-5B, Class A-5C and Class A-5D Notes, the "Reset Rate Notes" and, the Reset Rate Notes together with the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, the "Class A Notes"), and Floating Rate Class B Student Loan-Backed Notes (the "Class B Notes" and, together with the Class A Notes, the "Notes"), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture.

          The Class A-5C Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture. On any Distribution Date, the Class A-5C Notes will be paid (or allocated) principal pro rata with the Class A-5A, Class A-5B, Class A-5D and Class A-5E Notes. On any Distribution Date, the Class A-1, Class A-2, Class A-3 and Class A-4 Notes are prior in order of principal payment to the Reset Rate Notes, and the Reset Rate Notes are prior in order of principal payment the Class B Notes, up to the applicable Class A Noteholders' Principal Distribution Amount. The Class A Notes are senior to the Class B Notes, as and to the extent provided in the Indenture.

          Principal of the Class A-5C Notes shall be payable on each Distribution Date in an amount described on the face hereof. "Distribution Date" means the 15th day of each March, June, September and December or, if any such date is not a Business Day, the next succeeding Business Day, commencing June 2003.

          If during any Reset Period the Class A-5C Rate is a fixed rate of interest, the Class A-5C Noteholders will not be paid principal on any related Distribution Date when principal is allocated to the Class A-5C Notes. All such allocated principal will be deposited into the related Accumulation Account for payment to the Class A-5C Noteholders, generally, on the next related Reset Date in accordance with the procedures set forth in Appendix A-2 to the Indenture.

          As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class A-5C Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (i) an Event of Default shall have occurred and be continuing and (ii) the Indenture Trustee or the Noteholders representing not less than a majority of the Outstanding Amount of the Notes shall have declared the Notes to be immediately due and payable in the manner provided in Section

5.2 of the Indenture. All principal payments on the Class A-5C Notes shall be made pro rata to the Noteholders entitled thereto.

          Interest on the Class A-5C Notes shall be payable on each Distribution Date on the principal amount outstanding of the Class A-5C Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class A-5C Rate. The Class A-5C Rate will be reset on each related Reset Date in accordance with the provisions of Appendix A-2 to the Indenture. The initial Reset Date for the Class A-5C Notes is the Distribution Date in March 2008. The "Class A-5C Rate" for each Accrual Period during the initial Reset Period, other than the initial Accrual Period, shall be equal to Three-Month LIBOR as determined on the second Business Day before the beginning of that Accrual Period plus 0.16%, calculated on the basis of the actual number of days elapsed in each Accrual Period divided by 360. The interest rate for the initial Accrual Period shall be as set forth in the definition of Class A-5C Rate contained in Appendix A-1 to the Indenture.

          On each Reset Date for the Class A-5C Notes, the Indenture Trustee, in its capacity as DTC custodian, will attach (or will send to the Class A-5C Noteholders if this Note is not then held in book-entry form) copies of the related Remarketing Terms Notice and Spread Determination Notice as Annex 1 to this Note, which shall be considered an integral part of this Note applicable during the related Reset Period.

          Payments of interest on this Note on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register on the Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency, unless Definitive Notes have been issued (initially, such nominee to be Cede & Co.), payments shall be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment, and the mailing of such check shall constitute payment of the amount thereof regardless of whether such check is returned undelivered. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, shall notify the Person who was the Noteholder hereof as of the preceding Record Date by notice mailed no later than five days prior to such Distribution Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in the Borough of Manhattan, The City of New York.

          The Issuer shall pay interest on overdue installments of interest on this Note at the Class A-5C Rate to the extent lawful.

          The Class A-5C Notes have not been registered or qualified under the Act or any state securities law. No transfer, sale, pledge or other disposition of any Class A-5C Note, or any interest therein, shall be made unless the transfer is made pursuant to an effective registration statement under the Act or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. In the event that a transfer is made without registration or qualification, the Indenture Trustee shall require, in order to assure compliance with such laws, that the prospective transferor and transferee each certify to the Administrator and the Indenture Trustee in writing the facts surrounding the transfer. Such certifications shall be substantially in the forms of Annex 1 and Annex 2 to Appendix A-3 to the Indenture. Such certifications shall be deemed to have been made by the transferor and transferee with respect to any transfer of an interest in a Class A-5C Note that is in book-entry form. None of the Issuer, the Depositor, the Administrator, the Eligible Lender Trustee or the Indenture Trustee is obligated to register or qualify the Class A-5C Notes under the Act or any other securities law or to take any action not otherwise required under the Indenture to permit the transfer of Class A-5C Notes, or interests therein, without registration or qualification. Any Class A-5C Noteholder desiring to effect such transfer is hereby deemed to have indemnified the Issuer, the Depositor, the Administrator, the Eligible Lender Trustee and the Indenture Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such applicable federal or state laws.

          As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder hereof or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP (all in accordance with the Exchange Act), and such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount shall be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

          Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in the Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Eligible Lender Trustee in its individual capacity,
(ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Eligible Lender Trustee in its individual capacity, any holder or owner of a beneficial interest in the Issuer, the Eligible Lender Trustee or the Indenture Trustee or of any successor or assign thereof in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Eligible Lender Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

          Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture such Noteholder or Note Owner will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Basic Documents.

          Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of the Noteholders representing a majority of the Outstanding Amount of all Notes at the time outstanding. The Indenture also contains provisions permitting the Noteholders representing specified percentages of the Outstanding Amount of the Notes, on behalf of all the Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of holders of the Notes issued thereunder.

          The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

          The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

          The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

          This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

          Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither The Bank of New York, in its individual capacity, Chase Manhattan Bank USA, National Association in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture; it being expressly understood that said covenants, obligations and indemnifications have been made by the Eligible Lender Trustee for the sole purposes of binding the interests of the Eligible Lender Trustee in the assets of the Issuer. The Noteholder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; PROVIDED, HOWEVER, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

________________________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

________________________________________________________________________________
attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ____________________


                                                    --------------------------*/
                                                           Signature Guaranteed:


                                                    --------------------------*/

----------
*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                     EXHIBIT A-9
                                                                TO THE INDENTURE


                            [FORM OF CLASS A-5D NOTE]

                       SEE REVERSE FOR CERTAIN DEFINITIONS

          THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE). SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE INDENTURE AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION; PROVIDED THAT SUCH REPRESENTATIONS WILL BE DEEMED TO HAVE BEEN REPRESENTED BY A BENEFICIAL OWNER OF A BOOK-ENTRY NOTE OR A GLOBAL NOTE.

          Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

          THE INTEREST RATE OF THIS NOTE IS SUBJECT TO CHANGE ON EACH RESET DATE AND MAY BE SIGNIFICANTLY DIFFERENT ON SUBSEQUENT RESET PERIODS FROM THAT APPLICABLE DURING THE INITIAL RESET PERIOD.

NUMBER                                                   [Note Face Amount]
R-__                                                     CUSIP NO.  78442GGG5
                                                         ISIN No. US78442GGG55
                                                         EUROPEAN COMMON
                                                           CODE 016711926

                          SLM STUDENT LOAN TRUST 2003-4

                 RESET RATE CLASS A-5D STUDENT LOAN-BACKED NOTES

          SLM Student Loan Trust 2003-4, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [Note Face Amount] DOLLARS payable on each Distribution Date in an amount equal to the result obtained by multiplying
(i) a fraction the numerator of which is [Note Face Amount] and the denominator of which is $200,000,000 by (ii) the aggregate amount, if any, payable to Class A-5D Noteholders on such Distribution Date in respect of principal of the Notes pursuant to Section 3.1 of the Indenture dated as of April 1, 2003, among the Issuer, Chase Manhattan Bank USA, National Association, a Delaware banking corporation, as Eligible Lender Trustee on behalf of the Issuer, and The Bank of New York, a New York banking corporation, as Indenture Trustee (the "Indenture Trustee") (capitalized terms used but not defined herein being defined in APPENDIX A-1 to the Indenture, which also contains rules as to usage that shall be applicable herein); PROVIDED, HOWEVER, that the entire unpaid principal amount of this Note shall be due and payable on the March 2033 Distribution Date (the "Class A-5D Maturity Date").

          The Issuer shall pay interest on this Note at the rate per annum equal to the Class A-5D Rate (as defined on the reverse hereof), on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in Section 3.1 of the Indenture. Interest on this Note, if it is in floating rate mode, shall accrue from and including the preceding Distribution Date (or, in the case of the first Accrual Period, the Closing Date) to but excluding the following Distribution Date (each an "Accrual Period"), or if this Note is in fixed rate mode, each Accrual Period will commence from and including the 15th day of the month of the immediately preceding Distribution Date to and including the 14th day of the month of the current Distribution Date. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

          The rate of interest on the Class A-5D Notes will be reset on each Reset Date in accordance with the procedures set forth in Appendix A-2 to the Indenture.

          The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

          Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

          Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

                           SLM STUDENT LOAN TRUST 2003-4

                           By CHASE MANHATTAN BANK USA, NATIONAL
                                ASSOCIATION, not in its individual capacity but solely as Eligible Lender Trustee under the Trust Agreement,

                                By:
                                     -----------------------------------------
                                                Authorized Signatory

Date:  April 16, 2003

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Notes designated above and referred to in the within-mentioned Indenture.

                                THE BANK OF NEW YORK,
                                not in its individual capacity but solely as Indenture Trustee,


                                By:
                                     -------------------------------------------
                                                Authorized Signatory

Date:  April 16, 2003

                                [REVERSE OF NOTE]

          This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Reset Rate Class A-5D Student Loan-Backed Notes (the "Class A-5D Notes"), which, together with the Issuer's Floating Rate Class A-1 Student Loan-Backed Notes (the "Class A-1 Notes"), Floating Rate Class A-2 Student Loan-Backed Notes (the "Class A-2 Notes"), Floating Rate Class A-3 Student Loan-Backed Notes (the "Class A-3 Notes"), Floating Rate Class A-4 Student Loan-Backed Notes (the "Class A-4 Notes"), Reset Rate Class A-5A Student Loan-Backed Notes (the "Class A-5A Notes"), Reset Rate Class A-5B Student Loan-Backed Notes (the "Class A-5B Notes"), Reset Rate Class A-5C Student Loan-Backed Notes (the "Class A-5C Notes"), Reset Rate Class A-5E Student Loan-Backed Notes (the "Class A-5E Notes" and, together with the Class A-5A, Class A-5B, Class A-5C and Class A-5D Notes, the "Reset Rate Notes" and, the Reset Rate Notes together with the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, the "Class A Notes"), and Floating Rate Class B Student Loan-Backed Notes (the "Class B Notes" and, together with the Class A Notes, the "Notes"), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture.

          The Class A-5D Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture. On any Distribution Date, the Class A-5D Notes will be paid (or allocated) principal pro rata with the Class A-5A, Class A-5B, Class A-5C and Class A-5E Notes. On any Distribution Date, the Class A-1, Class A-2, Class A-3 and Class A-4 Notes are prior in order of principal payment to the Reset Rate Notes, and the Reset Rate Notes are prior in order of principal payment the Class B Notes, up to the applicable Class A Noteholders' Principal Distribution Amount. The Class A Notes are senior to the Class B Notes, as and to the extent provided in the Indenture.

          Principal of the Class A-5D Notes shall be payable on each Distribution Date in an amount described on the face hereof. "Distribution Date" means the 15th day of each March, June, September and December or, if any such date is not a Business Day, the next succeeding Business Day, commencing June 2003.

          If during any Reset Period the Class A-5D Rate is a fixed rate of interest, the Class A-5D Noteholders will not be paid principal on any related Distribution Date when principal is allocated to the Class A-5D Notes. All such allocated principal will be deposited into the related Accumulation Account for payment to the Class A-5D Noteholders, generally, on the next related Reset Date in accordance with the procedures set forth in Appendix A-2 to the Indenture.

          As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class A-5D Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (i) an Event of Default shall have occurred and be continuing and (ii) the Indenture Trustee or the Noteholders representing not less than a majority of the Outstanding Amount of the Notes shall have declared the Notes to be immediately due and payable in the manner provided in Section

5.2 of the Indenture. All principal payments on the Class A-5D Notes shall be made pro rata to the Noteholders entitled thereto.

          Interest on the Class A-5D Notes shall be payable on each Distribution Date on the principal amount outstanding of the Class A-5D Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class A-5D Rate. The Class A-5D Rate will be reset on each related Reset Date in accordance with the provisions of Appendix A-2 to the Indenture. The initial Reset Date for the Class A-5D Notes is the Distribution Date in March 2010. The "Class A-5D Rate" for each Accrual Period during the initial Reset Period shall be equal to an annual rate of 4.02%, calculated on the basis of 30 day months and a 360 day year.

          On each Reset Date for the Class A-5D Notes, the Indenture Trustee, in its capacity as DTC custodian, will attach (or will send to the Class A-5D Noteholders if this Note is not then held in book-entry form) copies of the related Remarketing Terms Notice and Spread Determination Notice as Annex 1 to this Note, which shall be considered an integral part of this Note applicable during the related Reset Period.

          Payments of interest on this Note on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register on the Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency, unless Definitive Notes have been issued (initially, such nominee to be Cede & Co.), payments shall be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment, and the mailing of such check shall constitute payment of the amount thereof regardless of whether such check is returned undelivered. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, shall notify the Person who was the Noteholder hereof as of the preceding Record Date by notice mailed no later than five days prior to such Distribution Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in the Borough of Manhattan, The City of New York.

          The Issuer shall pay interest on overdue installments of interest on this Note at the Class A-5D Rate to the extent lawful.

          The Class A-5D Notes have not been registered or qualified under the Act or any state securities law. No transfer, sale, pledge or other disposition of any Class A-5D Note, or any interest therein, shall be made unless the transfer is made pursuant to an effective registration statement under the Act or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. In the event that a transfer is made without registration or qualification, the Indenture Trustee shall require, in order to assure compliance with such laws, that the prospective transferor and transferee each certify to the Administrator and the Indenture Trustee in writing the facts surrounding the transfer. Such certifications shall be substantially in the forms of Annex 1 and Annex 2 to Appendix A-3 to the Indenture. Such certifications shall be deemed to have been made by the transferor and transferee with respect to any transfer of an interest in a Class A-5D Note that is in book-entry form. None of the Issuer, the Depositor, the Administrator, the Eligible Lender Trustee or the Indenture Trustee is obligated to register or qualify the Class A-5D Notes under the Act or any other securities law or to take any action not otherwise required under the Indenture to permit the transfer of Class A-5D Notes, or interests therein, without registration or qualification. Any Class A-5D Noteholder desiring to effect such transfer is hereby deemed to have indemnified the Issuer, the Depositor, the Administrator, the Eligible Lender Trustee and the Indenture Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such applicable federal or state laws.

          As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder hereof or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP (all in accordance with the Exchange Act), and such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount shall be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

          Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in the Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Eligible Lender Trustee in its individual capacity,
(ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Eligible Lender Trustee in its individual capacity, any holder or owner of a beneficial interest in the Issuer, the Eligible Lender Trustee or the Indenture Trustee or of any successor or assign thereof in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Eligible Lender Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

          Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture such Noteholder or Note Owner will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Basic Documents.

          Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of the Noteholders representing a majority of the Outstanding Amount of all Notes at the time outstanding. The Indenture also contains provisions permitting the Noteholders representing specified percentages of the Outstanding Amount of the Notes, on behalf of all the Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of holders of the Notes issued thereunder.

          The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

          The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

          The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

          This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

          Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither The Bank of New York, in its individual capacity, Chase Manhattan Bank USA, National Association in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture; it being expressly understood that said covenants, obligations and indemnifications have been made by the Eligible Lender Trustee for the sole purposes of binding the interests of the Eligible Lender Trustee in the assets of the Issuer. The Noteholder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; PROVIDED, HOWEVER, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

________________________________________________________________________________

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

                           (name and address of assigne

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

________________________________________________________________________________
attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _________________

                                                                              */
                                                    ----------------------------
                                                           Signature Guaranteed:

                                                                              */
                                                    ----------------------------
----------
*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                     ANNEX 1

                               COPY OF APPLICABLE
                            REMARKETING TERMS NOTICE
                         AND SPREAD DETERMINATION NOTICE

                   [TO BE ATTACHED ON EACH RELATED RESET DATE]

                                                                    EXHIBIT A-10
                                                                TO THE INDENTURE

                            [FORM OF CLASS A-5E NOTE]

                       SEE REVERSE FOR CERTAIN DEFINITIONS

          THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE). SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE INDENTURE AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION; PROVIDED THAT SUCH REPRESENTATIONS WILL BE DEEMED TO HAVE BEEN REPRESENTED BY A BENEFICIAL OWNER OF A BOOK-ENTRY NOTE OR A GLOBAL NOTE.

          Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

          THE INTEREST RATE OF THIS NOTE IS SUBJECT TO CHANGE ON EACH RESET DATE AND MAY BE SIGNIFICANTLY DIFFERENT ON SUBSEQUENT RESET PERIODS FROM THAT APPLICABLE DURING THE INITIAL RESET PERIOD.

NUMBER                                                   [Note Face Amount]
R-__                                                     CUSIP NO.  78442GGN0
                                                         ISIN No. US78442GGN07
                                                         EUROPEAN COMMON
                                                           CODE 016712035

                          SLM STUDENT LOAN TRUST 2003-4

                 RESET RATE CLASS A-5E STUDENT LOAN-BACKED NOTES

          SLM Student Loan Trust 2003-4, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [Note Face Amount] DOLLARS payable on each Distribution Date in an amount equal to the result obtained by multiplying
(i) a fraction the numerator of which is [Note Face Amount] and the denominator of which is $200,000,000 by (ii) the aggregate amount, if any, payable to Class A-5E Noteholders on such Distribution Date in respect of principal of the Notes pursuant to Section 3.1 of the Indenture dated as of April 1, 2003, among the Issuer, Chase Manhattan Bank USA, National Association, a Delaware banking corporation, as Eligible Lender Trustee on behalf of the Issuer, and The Bank of New York, a New York banking corporation, as Indenture Trustee (the "Indenture Trustee") (capitalized terms used but not defined herein being defined in APPENDIX A-1 to the Indenture, which also contains rules as to usage that shall be applicable herein); PROVIDED, HOWEVER, that the entire unpaid principal amount of this Note shall be due and payable on the March 2033 Distribution Date (the "Class A-5E Maturity Date").

          The Issuer shall pay interest on this Note at the rate per annum equal to the Class A-5E Rate (as defined on the reverse hereof), on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in Section 3.1 of the Indenture. Interest on this Note, if it is in floating rate mode, shall accrue from and including the preceding Distribution Date (or, in the case of the first Accrual Period, the Closing Date) to but excluding the following Distribution Date (each an "Accrual Period"), or if this Note is in fixed rate mode, each Accrual Period will commence from and including the 15th day of the month of the immediately preceding Distribution Date to and including the 14th day of the month of the current Distribution Date. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

          The rate of interest on the Class A-5E Notes will be reset on each Reset Date in accordance with the procedures set forth in Appendix A-2 to the Indenture.

          The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

          Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

          Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

                         SLM STUDENT LOAN TRUST 2003-4

                     By       CHASE MANHATTAN BANK USA, NATIONAL
                                ASSOCIATION, not in its individual capacity but solely as Eligible Lender Trustee under the Trust Agreement,

                           By:
                                ---------------------------------------------
                                           Authorized Signatory

Date:  April 16, 2003

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Notes designated above and referred to in the within-mentioned Indenture.

                                THE BANK OF NEW YORK,
                                not in its individual capacity but solely as Indenture Trustee,


                              By:
                                  -------------------------------------------
                                         Authorized Signatory

Date:  April 16, 2003

                                [REVERSE OF NOTE]

          This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Reset Rate Class A-5E Student Loan-Backed Notes (the "Class A-5E Notes"), which, together with the Issuer's Floating Rate Class A-1 Student Loan-Backed Notes (the "Class A-1 Notes"), Floating Rate Class A-2 Student Loan-Backed Notes (the "Class A-2 Notes"), Floating Rate Class A-3 Student Loan-Backed Notes (the "Class A-3 Notes"), Floating Rate Class A-4 Student Loan-Backed Notes (the "Class A-4 Notes"), Reset Rate Class A-5A Student Loan-Backed Notes (the "Class A-5A Notes"), Reset Rate Class A-5B Student Loan-Backed Notes (the "Class A-5B Notes"), Reset Rate Class A-5C Student Loan-Backed Notes (the "Class A-5C Notes"), Reset Rate Class A-5D Student Loan-Backed Notes (the "Class A-5D Notes" and, together with the Class A-5A, Class A-5B, Class A-5C and Class A-5E Notes, the "Reset Rate Notes" and, the Reset Rate Notes together with the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, the "Class A Notes"), and Floating Rate Class B Student Loan-Backed Notes (the "Class B Notes" and, together with the Class A Notes, the "Notes"), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture.

          The Class A-5E Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture. On any Distribution Date, the Class A-5E Notes will be paid (or allocated) principal pro rata with the Class A-5A, Class A-5B, Class A-5C Notes and Class A-5D. On any Distribution Date, the Class A-1, Class A-2, Class A-3 and Class A-4 Notes are prior in order of principal payment to the Reset Rate Notes, and the Reset Rate Notes are prior in order of principal payment the Class B Notes, up to the applicable Class A Noteholders' Principal Distribution Amount. The Class A Notes are senior to the Class B Notes, as and to the extent provided in the Indenture.

          Principal of the Class A-5E Notes shall be payable on each Distribution Date in an amount described on the face hereof. "Distribution Date" means the 15th day of each March, June, September and December or, if any such date is not a Business Day, the next succeeding Business Day, commencing June 2003.

          If during any Reset Period the Class A-5E Rate is a fixed rate of interest, the Class A-5E Noteholders will not be paid principal on any related Distribution Date when principal is allocated to the Class A-5E Notes. All such allocated principal will be deposited into the related Accumulation Account for payment to the Class A-5E Noteholders, generally, on the next related Reset Date in accordance with the procedures set forth in Appendix A-2 to the Indenture.

          As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class A-5E Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (i) an Event of Default shall have occurred and be continuing and (ii) the Indenture Trustee or the Noteholders representing not less than a majority of the Outstanding Amount of the Notes shall have declared the Notes to be immediately due and payable in the manner provided in Section

5.2 of the Indenture. All principal payments on the Class A-5E Notes shall be made pro rata to the Noteholders entitled thereto.

          Interest on the Class A-5E Notes shall be payable on each Distribution Date on the principal amount outstanding of the Class A-5E Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class A-5E Rate. The Class A-5E Rate will be reset on each related Reset Date in accordance with the provisions of Appendix A-2 to the Indenture. The initial Reset Date for the Class A-5E Notes is the Distribution Date in March 2010. The "Class A-5E Rate" for each Accrual Period during the initial Reset Period, other than the initial Accrual Period, shall be equal to Three-Month LIBOR as determined on the second Business Day before the beginning of that Accrual Period plus 0.25%, calculated on the basis of the actual number of days elapsed in each Accrual Period divided by 360. The interest rate for the initial Accrual Period shall be as set forth in the definition of Class A-5E Rate contained in Appendix A-1 to the Indenture.

          On each Reset Date for the Class A-5E Notes, the Indenture Trustee, in its capacity as DTC custodian, will attach (or will send to the Class A-5E Noteholders if this Note is not then held in book-entry form) copies of the related Remarketing Terms Notice and Spread Determination Notice as Annex 1 to this Note, which shall be considered an integral part of this Note applicable during the related Reset Period.

          Payments of interest on this Note on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register on the Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency, unless Definitive Notes have been issued (initially, such nominee to be Cede & Co.), payments shall be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment, and the mailing of such check shall constitute payment of the amount thereof regardless of whether such check is returned undelivered. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, shall notify the Person who was the Noteholder hereof as of the preceding Record Date by notice mailed no later than five days prior to such Distribution Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in the Borough of Manhattan, The City of New York.

          The Issuer shall pay interest on overdue installments of interest on this Note at the Class A-5E Rate to the extent lawful.

          The Class A-5E Notes have not been registered or qualified under the Act or any state securities law. No transfer, sale, pledge or other disposition of any Class A-5E Note, or any interest therein, shall be made unless the transfer is made pursuant to an effective registration statement under the Act or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. In the event that a transfer is made without registration or qualification, the Indenture Trustee shall require, in order to assure compliance with such laws, that the prospective transferor and transferee each certify to the Administrator and the Indenture Trustee in writing the facts surrounding the transfer. Such certifications shall be substantially in the forms of Annex 1 and Annex 2 to Appendix A-3 to the Indenture. Such certifications shall be deemed to have been made by the transferor and transferee with respect to any transfer of an interest in a Class A-5E Note that is in book-entry form. None of the Issuer, the Depositor, the Administrator, the Eligible Lender Trustee or the Indenture Trustee is obligated to register or qualify the Class A-5E Notes under the Act or any other securities law or to take any action not otherwise required under the Indenture to permit the transfer of Class A-5E Notes, or interests therein, without registration or qualification. Any Class A-5E Noteholder desiring to effect such transfer is hereby deemed to have indemnified the Issuer, the Depositor, the Administrator, the Eligible Lender Trustee and the Indenture Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such applicable federal or state laws.

          As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder hereof or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP (all in accordance with the Exchange Act), and such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount shall be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

          Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in the Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Eligible Lender Trustee in its individual capacity,
(ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Eligible Lender Trustee in its individual capacity, any holder or owner of a beneficial interest in the Issuer, the Eligible Lender Trustee or the Indenture Trustee or of any successor or assign thereof in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Eligible Lender Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

          Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture such Noteholder or Note Owner will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Basic Documents.

          Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of the Noteholders representing a majority of the Outstanding Amount of all Notes at the time outstanding. The Indenture also contains provisions permitting the Noteholders representing specified percentages of the Outstanding Amount of the Notes, on behalf of all the Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of holders of the Notes issued thereunder.

          The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

          The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

          The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

          This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

          Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither The Bank of New York, in its individual capacity, Chase Manhattan Bank USA, National Association in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture; it being expressly understood that said covenants, obligations and indemnifications have been made by the Eligible Lender Trustee for the sole purposes of binding the interests of the Eligible Lender Trustee in the assets of the Issuer. The Noteholder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; PROVIDED, HOWEVER, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

________________________________________________________________________________

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

                          (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

________________________________________________________________________________
attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _________________

                                                                              */
                                                    ----------------------------
                                                           Signature Guaranteed:


                                                                              */
                                                    ----------------------------

----------
*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                     ANNEX 1

                               COPY OF APPLICABLE
                            REMARKETING TERMS NOTICE
                         AND SPREAD DETERMINATION NOTICE

                   [TO BE ATTACHED ON EACH RELATED RESET DATE]

                                                                       EXHIBIT B
                                                                TO THE INDENTURE

                            NOTE DEPOSITORY AGREEMENT